                                                                   EXHIBIT 10.31

CONFIDENTIAL TREATMENT REQUESTED BY NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED. THIS EXHIBIT HAS BEEN REDACTED. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                              Dated 9 October 2003

                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED

                           JITTER BUG HOLDINGS LIMITED

   AIG ASIAN OPPORTUNITY G.P., L.L.C., IN ITS CAPACITY AS GENERAL PARTNER FOR
                        AIG ASIAN OPPORTUNITY FUND, L.P.

           AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED

                                   WANG SHUANG

                                    DONG MIN

                    -----------------------------------------

                          SHARE SUBSCRIPTION AGREEMENT
                                   CONCERNING
                                624,004 SHARES IN
                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED

                   -------------------------------------------

                                DIBB LUPTON ALSOP
                                    Hong Kong

                                 MML.TWL.477-005

                                      INDEX

CLAUSE                                                                          PAGE
------                                                                          ----
1.  INTERPRETATION.......................................................         1
2.  SUBSCRIPTION.........................................................         7
3.  CONDITIONS PRECEDENT.................................................         8
4.  COMPLETION...........................................................        11
5.  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS.........................        11
6.  PRE-COMPLETION ACTS AND UNDERTAKINGS.................................        13
7.  USE OF PROCEEDS......................................................        14
8.  PUT OPTION...........................................................        14
9.  FURTHER THIRD PARTY INVESTMENTS......................................        16
10. SEVERABILITY.........................................................        16
11. ENTIRE AGREEMENT.....................................................        16
12. TIME OF ESSENCE AND REMEDIES AND WAIVERS.............................        17
13. CONFIDENTIALITY......................................................        17
14. ASSIGNMENT AND COUNTERPARTS..........................................        18
15. NOTICES AND OTHER COMMUNICATION......................................        18
16. FURTHER ASSURANCE....................................................        18
17. COSTS AND EXPENSES...................................................        18
18. RIGHTS AND LIABILITIES...............................................        19
19. SURVIVAL.............................................................        19
20. GOVERNING LAW, JURISDICTION AND SERVICE OF PROCEEDINGS...............        19

SCHEDULE 1  PARTICULARS OF THE COMPANY                                         S1-1

SCHEDULE 2  PARTICULARS OF THE COMPANY'S SUBSIDIARIES                          S2-1

SCHEDULE 3  NAMES OF, THE NUMBER OF SUBSCRIPTION SHARES TO BE SUBSCRIBED
            AND THE TOTAL SUBSCRIPTION PRICE PAYABLE BY EACH INVESTOR          S3-1

SCHEDULE 4  PUT OPTION                                                         S4-1

SCHEDULE 5  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS                       S5-1

SCHEDULE 6  COMPLETION ARRANGEMENTS                                            S6-1

SCHEDULE 7  FORM OF THE SHAREHOLDERS' AGREEMENT                                S7-1

SCHEDULE 8  ADDRESS AND FAX NUMBERS FOR NOTIFICATION AND NAMES, ADDRESS
            AND FAX NUMBERS OF AGENTS FOR SERVICE OF PROCEEDINGS               S8-1

SCHEDULE 9  FORM OF TAX INDEMNITY                                              S9-1

SCHEDULE 10 USE OF PROCEEDS OF SUBSCRIPTION                                   S10-1

SCHEDULE 11 FORM OF SHARE CHARGE                                              S11-1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND CONFIDENTIAL TERMS HAVE BEEN
OMITTED

THIS AGREEMENT is made on 9 October 2003

BETWEEN

(1)   NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED also known as
      "[Name in Chinese]", a company established under the laws of the Cayman Islands with limited liability and having its registered office at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies, and registered as an overseas company in Hong Kong having its principal place of business in Hong Kong at Units 2502-3 Worldwide House, 19 Des Voeux Road Central, Hong Kong ("COMPANY");

(2) JITTER BUG HOLDINGS LIMITED, a company established under the laws of the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("EXISTING SHAREHOLDER");

(3) AIG ASIAN OPPORTUNITY G.P., L.L.C., IN ITS CAPACITY AS GENERAL PARTNER FOR AIG ASIAN OPPORTUNITY FUND, L.P., an exempted limited partnership formed under the laws of the Cayman Islands and having its registered office c/o Maples & Calder, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("AOF");

(4) AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED, a company established under the laws of Bermuda and having its registered office at American International Building, 29 Richmond Road, Pembroke, Bermuda HM 08, Bermuda ("AIAB");

(5)   WANG SHUANG ([Name in Chinese]), of ************************************
      ("MR. WANG"); and

(6)   DONG MIN ([Name in Chinese]), of ***************************************
      ("MS. DONG").

WHEREAS

(A) The Company has an authorised capital amount of HK$200,000,000 divided into 2,000,000,000 shares of par value HK$0.10 each, of which 5,500,000 shares have been issued fully paid to, and are held by, the Existing Shareholder. Particulars of the Company are set out in schedule 1 and particulars the other Group Companies are set out in schedule 2.

(B) The Existing Shareholder and Mr. Wang and Ms. Dong have requested the Investors to invest in the Company, and the existing Shareholder has agreed to cause the Company, and the Company has agreed, to issue and allot an aggregate of 624,004 Shares to the Investors subject to and upon the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

1.1 In this Agreement, the following expressions shall, except where the context otherwise requires, have the following meanings:

      "ACCOUNTS"                    means (1) the balance sheets and profit and
                                    loss accounts of the Group on a consolidated basis as at and for the two years ended 31
                                    December 2002 and all notes annexed thereto, all of which have been audited by the auditors to the Company, Deloitte Touche Tohmatsu ("DTT"), without qualified opinions; and (2) the unaudited management accounts for the 8 months ended on 31 August 2003 of the Group and each of the PRC Subsidiaries;

      "ASSOCIATES"                  means, as to any body corporate, any of its
                                    shareholders, directors and officers, any other body corporate, unincorporated entity or person holding more than 20% of the interests therein or any other body corporate, unincorporated entity or person in which it holds more than 20% of the interests therein or, as to an individual, any of his parents, brothers, sisters, issues and spouse ("RELATIVES") and any company or trust which may be, directly or indirectly, Controlled by such individual
                                    (including any company or trust Controlled by any of his relatives);

      "BUSINESS DAY"                means a day, excluding Saturdays, on
                                    which banks in Hong Kong are generally open for business;

      "BVI"                         means the British Virgin Islands;

      "COMPLETION"                  means completion of the subscription by the
                                    respective Investors, and allotment and
                                    issuance, of the First Subscription Shares in accordance with clause 4;

      "COMPLETION DATE"             means the date on which Completion takes
                                    place, which shall be (i) the third Business
                                    Day following fulfilment and/or waiver of all the Conditions, which, unless postponed by the Investors in writing prior thereto, is currently intended to be 15 October 2003, or (ii) such other Business Day as the parties may agree in writing;

      "CONDITIONS"                  means the conditions set forth in clause 3
                                    or any of them;

      "CONSTITUTION"                means the Memorandum and Articles of
                                    Association of the Company, as amended from time to time;

      "CONTROL", "CONTROLLED" or    means, in relation to a body corporate, the
      "CONTROLLING"                 power or of a person directly or indirectly
                                    to secure that the affairs of such body
                                    corporate are conducted in accordance with the wishes of that person:

                                    (i)   by means of the holding of shares or
                                          the possession of voting power (either
                                          at shareholder level or director
                                          level) in or in relation to that or
                                          any other body corporate; or

                                    (ii)  by virtue of any powers conferred by
                                          the memorandum and articles of
                                          association or by-laws or other
                                          similar documents regulating that or
                                          any other body corporate;

      "ESCROW AGENT"                means Dibb Lupton Alsop, Hong Kong,
                                    who shall hold US$3,000,000 paid by the
                                    Investors in escrow on the terms set out in
                                    schedule 3;

      "FIRST SUBSCRIPTION PRICE"    is HK$39,000,000, being the subscription
                                    price for the First Subscription Shares paid by the Investors to the Company and payable in US$ denomination (equivalent to
                                    US$5,000,000) in accordance with schedule 3;

      "FIRST SUBSCRIPTION SHARES"   means the 624,000 new Shares to be allotted
                                    and issued fully paid by the Company to the Investors at the First Subscription Price, representing 11.35% of the existing issued share capital of the Company and 9.69% of the issued share capital of the Company as enlarged by the issue of the Subscription
                                    Shares and the issue of Shares to other
                                    investors referred to in clause 6.1.3 (such
                                    Shares together with the Subscription Shares not exceeding 936,004);

      "GROUP"                       means the Company and its subsidiaries;

      "GROUP REORGANISATION"        means the group reorganization involving the
                                    Company acquiring from Mr. Wang and/or Ms.
                                    Dong or any investment vehicle that is
                                    wholly owned, directly or indirectly, by Mr.
                                    Wang and/or Ms. Dong, 10% equity interests in Beijing New Take e-Commerce Limited and
                                    Beijing Ninetowns Times e-Commerce Limited currently, directly or indirectly, owned by Mr. Wang and/or Ms. Dong, in consideration of which Mr. Wang and/or Ms. Dong or any investment vehicle wholly owned, directly or indirectly, by Mr. Wang and/or Ms. Dong, will acquire interest in the Company through the issuance by the Company of Shares or securities, equity interest and/or warrants, options or loan stock convertible into Shares without further payment credited as fully paid, and based on a valuation of the Shares at least equal to the entry level valuation (that is, at a pre-money valuation of US$70,500,000 and a post-money valuation of US$82,500,000) in respect of the subscription of Shares by AOF and AIAB
                                    ("REORGANISATION ISSUE");

      "GROUP COMPANY"               means each or any of the Company and its
                                    subsidiaries;

      "HK$" means Hong Kong dollars, the lawful currency of Hong Kong;

      "HONG KONG"                   means the Hong Kong Special Administrative
                                    Region of the People's Republic of China;

      "INFORMATION TECHNOLOGY"      means computer hardware, software, networks
                                    and/or other information technology and any aspect or asset of a business which relies on computer hardware, software, networks and/or other information technology
                                    (including, without limitation, development, security, disaster recovery, EDI, source code escrow, computer bureau services, maintenance and support, facilities management, website, domain name and outsourcing agreements) whether embedded or otherwise;

      "INTELLECTUAL PROPERTY"       means trade marks, service marks, trade or
                                    business names or signs, logos, get-up,
                                    patents, inventions, registered and
                                    unregistered design rights, copyrights
                                    (including rights in computer software), semi-conductor topography rights, database rights and all similar proprietary rights which may subsist in any part of the world
                                    (including know-how) including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

      "INVESTOR"                    means each or either of AOF and AIAB or its
                                    respective assigns;

      "IPO" means an initial public offering of Shares or, as the case may be, the shares of the relevant entity resulting from any merger, reorganisation or other arrangements made by the Company for the purposes of a public offering;

      "OPTION SHARES"               means any or all the Shares held by the
                                    Investors at the time of the exercise of the Put Option;

      "PRC"                         means the People's Republic of China;

      "PRC SUBSIDIARIES"            means the subsidiaries of the Company in the
                                    PRC as at the date hereof, namely ([Name in Chinese]) ("BEIJING NEW TAKE E-COMMERCE
                                    LIMITED"), ([Name in Chinese]) ("BEIJING
                                    NINETOWNS TIMES E-COMMERCE LIMITED"), ([Name in Chinese]) ("BEIJING NINETOWNS DIGITAL
                                    TECHNOLOGY CO., LTD."), ([Name in Chinese])
                                    ("SHANGHAI NEW TAKE DIGITAL TECHNOLOGY CO.,
                                    LTD."), and ([Name in Chinese]) ("BEIJING
                                    NINETOWNS PORTS SOFTWARE AND TECHNOLOGY CO.,
                                    LTD."), particulars of which are set out in
                                    schedule 2;

      "PUT OPTION"                  means the irrevocable option granted by the
                                    Company entitling the Investors to sell all the Option Shares to the Company;

      "PUT OPTION PERIOD"           means the period of six months from 1
                                    January 2005 to 30 June 2005, both days
                                    inclusive;

      "PUT OPTION PRICE"            means the total amount payable to the
                                    Investors on exercise of the Put Option for the sale of the Option Shares by the Investors as calculated in accordance with schedule 4;

      "QUALIFIED IPO"               means an underwritten IPO on the main board
                                    of the Hong Kong Stock Exchange covering the offer and sale of Shares under aforesaid IPO to the public at a price per share that will generate:

                                    (i)   an absolute return of at least 35% if
                                          the Qualified IPO occurs within one
                                          calendar year of the Completion Date;
                                          or

                                    (ii)  an internal rate of return of at least
                                          35% per annum from the Completion
                                          Date,

                                    in US$ terms (net of withholding tax but including dividend received) on the Subscription Price per Share paid by the Investors (as adjusted for any share splits, dividends, combinations, recapitalisations and the like), or a similar IPO on a recognised stock exchange not within Hong Kong and acceptable to the Investors provided that such offering in terms of price, offering proceeds and regulatory approvals is reasonably equivalent to the aforesaid IPO in Hong Kong;

      "RMB" means Renminbi, the lawful currency of the PRC;

      "SECOND SUBSCRIPTION PRICE"   means the subscription price for the Second
                                    Subscription Shares paid by the Investors to the Company in accordance with schedule 3, being a price adjustment mechanism in respect of the Investors' total investment in the Company;

      "SECOND SUBSCRIPTION SHARES"  means the four new Shares to be allotted and issued fully paid by the Company to the
                                    Investors at the Second Subscription Price in accordance with schedule 3, being a price adjustment mechanism in respect of the Investors' total investment in the Company;

      "SHARES" means ordinary shares of par value HK$0.10 each in the capital of the Company;

      "SHARE CHARGE"                means the share charge substantially in the
                                    form set out in schedule 11 to be executed in favour of the Investors;

      "SHAREHOLDERS' AGREEMENT"     means the shareholders' agreement
                                    substantially in the form set out in
                                    schedule 7 to be entered into between, inter alia, the parties;

      "SUBSCRIPTION PRICE"          means all of the First Subscription Price
                                    and the Second Subscription Price, and
                                    "SUBSCRIPTION PRICE PER SHARE" means the amount equivalent to (First Subscription
                                    Price + Second Subscription Price) /
                                    624,004;

      "SUBSCRIPTION SHARES"         means all or any of the First Subscription
                                    Shares and the Second Subscription Shares;

      "TAX INDEMNITY"               means the deed of tax indemnity
                                    substantially in the form set out in
                                    schedule 9 to be given by the Existing
                                    Shareholder in favour of the Investors;

      "TAXATION"                    means all forms of taxation in any part of
                                    the world including, without limitation, all forms of income tax, profits tax, interest tax, stamp duty, estate duty, value added tax, value appreciation tax, withholding tax, property tax, capital gains tax and all levies, duties, charges, fees, social security contributions, deductions and withholdings whatsoever charged or imposed by any statutory, governmental, state, federal, provincial, local or municipal authority whatsoever and wheresoever, and any interest, penalty, surcharge or fine in connection therewith or arising therefrom;

      "US$" means United States dollars, the lawful currency of the United States of America; and

      "WARRANTIES"                  means the representations, warranties and
                                    undertakings given by the Company and the Existing Shareholder as set out in clause 5 and schedule 5.

1.2   In this Agreement:

      1.2.1 references to recitals, clauses and schedules are references to the recitals to and clauses of, and the schedules to, this Agreement;

      1.2.2 references to any statutory provision or any rule or regulation (whether or not having the force of law) shall be construed as references to the same as amended, varied, modified, consolidated or re-enacted from time to time and to any subordinate legislation made under such statutory provision;

      1.2.3 references to parties are to parties of this Agreement;

      1.2.4 words importing the singular include the plural and vice versa, words importing one gender include every gender;

      1.2.5 references to a "COMPANY" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

      1.2.6 the terms "SUBSIDIARY" and "HOLDING COMPANY" shall bear the same meanings as are ascribed to them by section 2, Companies Ordinance, Cap.32 of the Laws of Hong Kong at the date hereof;

      1.2.7 references to a "PERSON" or "IT" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

      1.2.8 references to writing shall include any mode of reproducing words in a legible and non-transitory form;

      1.2.9  references to times of the day are to Hong Kong time;

      1.2.10 headings to clauses and schedules are for convenience of reference only and shall not affect the interpretation of this Agreement;

      1.2.11 the schedules shall form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the schedules; and

      1.2.12 references to payments of money stated in RMB and to be paid in US$ shall be converted at the rate of RMB8.3:US$1, and references to payments of money stated in HK$ and to be paid in US$ shall be converted at the rate of HK$7.8:US$1.

2.    SUBSCRIPTION

2.1 On and subject to the terms and conditions of this Agreement, each Investor shall;

      2.1.1 at Completion, subscribe in cash for such number of the First Subscription Shares as is set opposite its name in column (B) of part I of schedule 3 at the First Subscription Price payable in accordance with schedule 3; and

      2.1.2 within 15 Business Days after publication and release of the Company's consolidated audited earnings before tax and minority interests and extraordinary items for the 2003 financial year, subscribe for such number of the Second Subscription Shares as is set opposite its name in column (B) of part II of schedule 3 at the Second Subscription Price payable in accordance with schedule 3, and the Company shall issue and allot such Subscription Shares credited as fully paid to such Investor, provided always that no subscription or allotment of the Second Subscription Shares shall occur if the Put Option is exercised by the Investors prior to the issuing of a joint notification in accordance with paragraph 2.3 of part II of schedule 3 and (save paragraph 4 of part II of schedule 3) all rights and obligations hereunder in respect of the Second Subscription Shares shall cease to have legal effect.

2.2. The parties acknowledge that part II of schedule 3 contains the price adjustment mechanism in respect of the Investors' total investment in the Company and, regardless of the value of the First Subscription Shares and the value of the Second Subscription Shares as reflected respectively by the First Subscription Price and the Second Subscription Price, the Investors are investing in the Company under this Agreement at a pre-money valuation of US$70,500,000 and a post-money valuation of US$82,500,000.

3.    CONDITIONS PRECEDENT

3.1 The obligation of the Investors under this Agreement shall be conditional upon the fulfilment of all of the following Conditions:

      3.1.1 on or prior to the execution of this Agreement:

            (a) the Company shall have procured the convening of extraordinary general meetings ("EGMS") of the Company or shareholders' resolutions in writing pursuant to the Constitution passing the shareholders' resolutions referred to in clause 3.1.1(b); and

            (b) the Existing Shareholder shall have passed board and shareholders' resolutions and attended the EGMs and voted thereat in favour of the following resolutions (or the said resolutions be passed in the form of shareholders' resolutions in writing pursuant to the Constitution):

                  (A) (in the case of the board and shareholders' resolution of the Existing Shareholder) approving and executing the Share Charge, maintaining a Register of Mortgages and Charges and entering details of the Share Charge (when executed) into such Register, and such Register to be filed with the BVI Registrar of Corporations and updated at all times;

                  (B) approving all the transactions contemplated under the Group Reorganization and related matters;

                  (B)   approving the execution of this Agreement; and

                  (C) approving and authorising all the transactions contemplated under this Agreement, including the issue and allotment of the Subscription Shares, the grant of the Put Option, the manner of purchase by the Company of the Option Shares upon the Investors' exercise of the Put Option and the purchase of the Option Shares on the exercise of the Put Option by the Investors;

      3.1.2 each of the following Group officers having entered into fixed term service contracts of not less than four years with the relevant Group Company:

            (a)   Wai Ka Cheung, Gerry ([Name in Chinese]);

            (b)   Ng Kin Fai ([Name in Chinese]);

            (c)   Siu Sze Ho, Kenneth ([Name in Chinese]);

            (d)   Wang Shuang ([Name in Chinese]);

            (e)   Ren Xiaoguang ([Name in Chinese]);

            (f)   Wu Bolin ([Name in Chinese]); and

            (g)   Dong Min ([Name in Chinese]),

            such service contracts to be in form and substance satisfactory to the Investors, and shall include, without limitation, covenants preventing such officers engaging or having an interest in any competing business during the term of their employment and for such period thereafter as the Investors think appropriate;

      3.1.3 all Warranties remaining true and correct and not misleading in any material respect at all times as from the signing of this Agreement up to Completion, as if they were made on and as of Completion;

      3.1.4 each of the Company and the Existing Shareholder shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before Completion;

      3.1.5 the Investors shall have received opinions from Hong Kong, PRC, Cayman Islands and BVI legal counsels, addressed to them dated as of the Completion Date and in form and substance as the Investors may require at their absolute discretion, all issued at the cost of the Company;

      3.1.6 the Investors shall have received a Certificate of Good Standing relating to the Company and the Existing Shareholder issued by the Registrar of Companies respectively of the Cayman Islands and the British Virgin Islands at the cost of the Company in a form acceptable to the Investors;

      3.1.7 the Existing Shareholder giving to the Investors a charge of at least 686,404 Shares legally and beneficially owned by the Existing Shareholder in substantially the form of the Share Charge, which shall represent 10.7% of the issued share capital of the Company as enlarged by the issue of the Subscription Shares and the issue of Shares to the other investors referred to in clause 6.1.3, in favour of the Investors to secure its obligations under clause 8.4, together with a certified copy of the Existing Shareholder's board resolution approving the same;

      3.1.8 all relevant consents and approvals for the transactions contemplated under this Agreement, including the internal approval of the Company and any third parties and all relevant regulatory bodies and government approvals shall have been obtained to the satisfaction of the Investors;

      3.1.9 the Company shall have delivered to the Investors a certificate of compliance dated at the Completion Date and signed by a director of the Company certifying that the Conditions specified in clauses
             3.1.1 to 3.1.4, 3.1.8, 3.1.10 and 3.1.13 hereof have been
             fulfilled;

      3.1.10 the Company shall have passed board and shareholders' resolutions (as required under Cayman Islands law):

             (a)   approving the execution of the Shareholders' Agreement; and

             (b) approving the amendments to the Constitution in form and substance satisfactory to the Investors;

      3.1.11 the Investors shall have been satisfied in all respects with the due diligence review of the legal, financial and business affairs of the Group, including, but not limited to, having received from the Company full and complete disclosure of remuneration and benefits paid or payable to the following Group's officers:

             (a)   Wai Ka Cheung, Gerry ([Name in Chinese]);

             (b)   Ng Kin Fai ([Name in Chinese]);

             (c)   Siu Sze Ho, Kenneth ([Name in Chinese]);

             (d)   Wang Shuang ([Name in Chinese]);

             (e)   Lee Tat Man ([Name in Chinese]);

             (f)   Lee Deng Charng ([Name in Chinese]);

             (g)   Zhang Dachun ([Name in Chinese]);

             (h)   Chen Fushan ([Name in Chinese]);

             (i)   Ren Xiaoguang ([Name in Chinese]);

             (j)   Wu Bolin ([Name in Chinese]);

             (k)   Dong Min ([Name in Chinese]); and

             (l)   Fork Siu Lun, Tommy ([Name in Chinese]);

      3.1.12 all relevant investment documentation in form and substance acceptable to the Investors shall have been completed and executed;

      3.1.13 no adverse material changes shall have occurred in respect of the Group or any Group Company;

      3.1.14 the Investors' respective internal investment committees shall have approved the transaction herein;

      3.1.15 all parties to the Shareholders' Agreement, save the Investors, shall have executed the Shareholders' Agreement;

      3.1.16 Mr. Wang and Ms. Dong providing to the Investors a written undertaking under seal in form and substance to the satisfaction of the Investors to undergo the Group Reorganisation and to charge the Reorganisation Issue in favour of the Investors following the Group Reorganisation;

      3.1.17 the Existing Shareholder procuring that Ninetowns International Limited, one of its shareholders, shall have changed its corporate name by the removal of the 'Ninetowns' name and filed all requisite returns with the BVI Registrar of Companies;

      3.1.18 Mr. Wang and Ms. Dong and the Existing Shareholder procuring that any and all entities, (other than the Group Companies) whether incorporated or otherwise, that is Controlled by Mr. Wang and Ms. Dong and/or the Existing Shareholder and/or any of their respective Associates shall change their names by the removal of the 'Ninetowns' name and filing all requisite returns with the relevant regulatory authorities (save for Beijing Ninetowns Yadi Wall Paper Co., Ltd. and Beijing Ninetowns Import & Export e-Commerce Software Co., Ltd.); and

      3.1.19 any other reasonable conditions to be required by the Investors to be fulfilled based on due diligence results.

3.2 In the event that any of the Conditions specified in clause 3.1 have not been fulfilled by 5.00pm on 22 October 2003, then unless waived in writing prior thereto by the Investors, any Investor may at any time within seven Business Days thereafter give notice in writing to the other parties to terminate this Agreement, whereupon this Agreement (other than the provisions of clauses 13, 15 and 17 which shall survive) shall with regard to that Investor terminate and, as between such Investor and other parties, none of the parties shall have any liability to the other parties save for any antecedent breach of any of the terms and conditions of this Agreement.

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3.3   Each of the Company and the Existing Shareholder shall use its best endeavours to procure the fulfilment of all the Conditions and shall furnish such information, supply such documents and do such acts and things as may be required to enable the Investors to carry out the Investors' investigations described herein, provided, however that notwithstanding the Conditions, the Investors may at their sole and absolute discretion waive the fulfilment of any one or more of the same or require that any one or more of the same be fulfilled after Completion.

4.    COMPLETION

4.1 Subject to the fulfilment of the Conditions, Completion shall take place at 5.00pm on the Completion Date at Units 2502-3, Worldwide House, 19 Des Voeux Road Central, Hong Kong or at such other place as the parties may mutually agree.

4.2 At Completion, the parties shall perform all of their respective obligations set out in part I of schedule 6.

4.3 The Company shall not in respect of each Investor be obliged to complete this Agreement unless that Investor complies fully with the requirements of clauses 4.1 to 4.4 and paragraph (i) of part I of schedule 6.

4.4 An Investor shall not be obliged to complete this Agreement unless the Company and the Existing Shareholder comply fully with the requirements of clauses 4.1 to 4.4 and paragraphs (ii) to (viii), inclusive, of part I of schedule 6.

4.5 Subject to Completion having taken place, completion of the subscription and allotment of the Second Subscription Shares shall take place at Units 2502-3, Worldwide House, 19 Des Voeux Road Central, Hong Kong, or at such other place as the parties may mutually agree, at 5.00pm on a date in accordance with clause 2.1.2.

4.6 At completion of the subscription and allotment of the Second Subscription Shares, the parties shall perform all of their respective obligations set out in part II of schedule 6.

4.7 The Company shall not in respect of each Investor be obliged to complete the subscription and allotment of the Second Subscription Shares unless that Investor complies fully with the requirements of this clause 4 and paragraph (i) of part II of schedule 6.

4.8 An Investor shall not be obliged to complete the subscription and allotment of the Second Subscription Shares unless the Company and the Existing Shareholder comply fully with the requirements of this clause 4 and paragraphs (ii) to (iii), inclusive, of part II of schedule 6.

5.    REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1   The Company and the Existing Shareholder jointly and severally:

      5.1.1 represent, warrant and undertake to each Investor in the terms of the Warranties set out in schedule 5 and accept that each Investor is entering into this Agreement in reliance upon each of such Warranties notwithstanding any investigations which the Investors or any of their respective directors, officers, employees, agents or advisors may have made and notwithstanding any information regarding the Group which may otherwise have come into the possession of any of the foregoing;

      5.1.2 undertake to indemnify each Investor against any costs (including all legal costs), expenses or other liabilities which it may incur in connection with:

            (a) the settlement of any claim in the event that any of such Warranties are in any material respect untrue or misleading or have been breached in any material respect;

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

            (b) any legal proceedings in which the Investor claims that any of such Warranties are untrue or misleading in any material respect or have been breached in any material respect and in which judgment is given for the Investor; or

            (c)   the enforcement of any such settlement or judgment.

5.2 Without prejudice to any other rights and remedies available at any time to the Investors (including but not limited to any right to damages for any loss suffered by the Investors), the Investors may (if the effect of any breach of any Warranty in any respect is that any Group Company, or any asset of any such company, is worth less than its value which would have been if there had been no such breach or that any Group Company is or will be under a liability or an increased or substituted liability which would not have subsisted if there had been no such breach) by notice to the Existing Shareholder and/or the Company require it or them to make good to the relevant Group Company the diminution in the value of the Group Company or asset or all loss occasioned by such liability or increased or substituted liability by a payment in cash to the relevant Group Company or (at the Investors' option) to pay to the Investors an amount equal to the diminution thereby caused in the value of the Shares subscribed by them hereunder. If any such payment gives rise to a liability to Taxation on the part of the relevant Group Company or the Investors as the recipients thereof, such payment shall be increased by such an amount as shall ensure that, after payment of such Taxation, the recipients shall have received an amount equal to the payment otherwise required hereby to be paid.

5.3 Each of the Warranties shall be construed as a separate Warranty and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other terms of this Agreement.

5.4 Any rights to which the Investors may be or become entitled by reason of any of the Warranties and all remedies which may be available to the Investors in consequence of any of the Warranties being in any respect untrue or misleading or breached in any respect shall enure for the benefit of any assignee of the Investors which is the beneficial owner for the time being of any of the Subscription Shares subscribed by the Investors hereunder.

5.5 The Warranties shall be deemed to be repeated to each Investor immediately before Completion in respect of that Investor and to relate to the facts then existing.

5.6 The Company and the Existing Shareholder jointly and severally undertake to each of the Investors that they shall not, and shall use their best endeavours to procure that no Group Company shall, do or allow or procure any act or omission before Completion in respect of that Investor which would constitute a breach in any material respect of any of the Warranties at Completion or which would make any of the Warranties in any material respect inaccurate or misleading if it is so given.

5.7 Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or any other arrangement of any kind whatsoever which the Investor may agree to or effect in relation to any of the Company and the Existing Shareholder in connection with this Agreement, and in particular the Warranties, shall not affect the rights and remedies of the Investors as regards any other parties.

5.8 The Warranties are given subject to the matters fully and specifically disclosed in the Accounts but no other information relating to the Group of which the Investor has knowledge and no investigation by or on behalf of the Investors shall prejudice any claim made by any Investor under the Warranties or operate to reduce any amount recoverable, and liability in respect thereof shall not be confined to breaches discovered before Completion and it shall not be a defence to any claim against the Company or the Existing Shareholder that the Investors knew or ought to have known or had constructive knowledge of any information relating to the circumstances giving rise to the claim.

5.9 The Company undertakes to the Investors that, and the Existing Shareholder shall procure that, the Company shall not:

      5.9.1 prior to the Group Reorganisation, reduce its beneficial interest (whether direct or indirect) in any PRC Subsidiary (other than in respect of Shanghai New Take Digital Technology Co., Ltd. in which the Company holds a 81% shareholding) to below 90% (and in the case of Shanghai New Take Digital Technology Co., Ltd., to below 81%) of the registered capital ([Name in Chinese]) of such PRC Subsidiary; and

      5.9.2 after the Group Reorganisation, reduce its beneficial interest (whether direct or indirect) in any PRC Subsidiary to below 100% of the registered capital ([Name in Chinese]) of such PRC Subsidiary, other than in respect of Shanghai New Take Digital Technology Co., Ltd. in which the Company shall not reduce its beneficial interest (whether direct or indirect) to below 90% of the registered capital ([Name in Chinese]).

5.10 In consideration of the Investors investing in the Company at the Existing Shareholder's request in the manner set out herein and in consideration of the payment of HK$50 by the Investors to the Existing Shareholder (receipt of which is hereby acknowledged), the Existing Shareholder undertakes to the Investors that save for the transactions contemplated under clause 6.1.9, it shall not reduce the number of Shares legally and beneficially owned by it as from the date hereof.

5.11 In consideration of the Investors investing in the Company at Mr. Wang and Ms. Dong's request in the manner set out herein and in consideration of the payment of HK$50 by the Investors to Mr. Wang and Ms. Dong (receipt of which is hereby acknowledged), Mr. Wang and Ms. Dong jointly and severally undertake to the Investors that, for the period commencing from the date hereof and expiring on:

      5.11.1 the date one year from a Qualified IPO; or

      5.11.2 such date as the Investors shall hold less than 312,002 Shares,

      whichever shall occur the later, they shall not reduce their existing equity interests, whether direct or indirect, in the registered capital ([Name in Chinese]) of any PRC Subsidiaries in which they hold equity interests at the date hereof, save for the purpose and only to the extent of the Group Reorganisation, and they shall not, after the Group Reorganisation or during such time as they hold direct or indirect equity interest in the Company, whichever is the earlier, at any time reduce their direct or indirect equity interests in the Company.

5.12 The Company undertakes that any Intellectual Property and/or Information Technology rights owned by any Group Company will not be licensed, assigned or transferred unless such licensing, assignment or transfer is in favour of the Company.

6.    PRE-COMPLETION ACTS AND UNDERTAKINGS

6.1 Save as otherwise contemplated in this Agreement, the Company and the Existing Shareholder undertake jointly and severally to each of the Investors to procure that each Group Company will, during the period (inclusive of both dates) from the date hereof to the Completion Date carry on its business in the ordinary and usual course and in the same manner (including nature and scope) as carried on at and prior to the date hereof and will not do any of the following unless the Investors' prior written consent has been obtained:

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

      6.1.1 appoint any directors, corporate secretary or (pursuant to any power of attorney or similar authority) attorney;

      6.1.2 declare, make or pay any dividends or other distribution;

      6.1.3 other than in implementation of the Group Reorganisation and allotment by the Company of:

            (a)   195,000 Shares to Ever Praise Holdings Limited; and

            (b)   no more than 117,000 Shares to The Applied Research Council,

            issue any shares (including Shares) or equity interests or alter its respective capital structure or make any change in its total investment or authorized capital or the rights attaching thereto, or do or permit to be done any act, deed or thing which might result in any such change;

      6.1.4 acquire or dispose of any material assets or enter into any material contract;

      6.1.5 other than in implementation of the Group Reorganisation, acquire or dispose of any interest in any other Group Company;

      6.1.6 create or permit to arise any lien, charge, encumbrance, pledge or other material third party right or interest on, or in respect of, any of its undertaking, property or assets;

      6.1.7 allow any contract or arrangement which is material to the Group to terminate, lapse or be amended to a material extent;

      6.1.8 increase the level of its borrowings (which shall include any overdraft and any liability; actual or deferred, under any leasing or hire-purchase agreement) from that pertaining at the date hereof; or

      6.1.9 approve or facilitate the transfer of Shares beneficially owned by the Existing Shareholder, save for the transfer of, in aggregate, 780,000 Shares to Titan I Venture Capital Co., Ltd., Titan II Venture Capital Co., Ltd., CFM Investments Limited-CFM Greater China Fund, China Equity Associates L.P., MMFI CAPI Venture Investments Limited and UOB Venture (Shenzhen) Limited.

6.2 Pending Completion each of the Investors and any person authorised by it (including, but not limited, to any employee of any of the Investors, its accountants, solicitors, surveyors and other professional advisers) shall be given access to the premises of, used or occupied by each Group Company and to all the books and records of each Group Company and the Existing Shareholder shall jointly and severally procure that the directors and employees of any such company will be instructed to promptly provide all such information, facilities and explanations within their powers and knowledge as the Investors or any such authorized person may request.

7.    USE OF PROCEEDS

      Subject to the allocation to be made in accordance with clause 8, the Company shall, and the Existing Shareholder shall procure that the Company will, apply the Subscription Price only in its ordinary course of business in accordance with the guidelines set out in schedule 10.

8.    PUT OPTION

8.1 In consideration of the Investors' agreement to subscribe for the Subscription Shares and in consideration of the payment of HK$50 by each Investor to the Company (receipt of which is hereby acknowledged), the Company hereby grants to the Investors an irrevocable option to require the Company to purchase, and the Company hereby irrevocably and unconditionally agrees to purchase, from the Investors upon the Investors exercising the Put Option at any time during the Put Option Period and the period stated in paragraph 1.1.2 of schedule 4, all the Option Shares at the Put Option Price on and subject to the terms and conditions set out in schedule 4 ("PURCHASE AGREEMENT").

8.2 The Company and the Existing Shareholder agree to do all acts, including the procurement of their duly appointed directors of the relevant resolutions, and execute all documents to ensure that the Company may, and shall (once the Put Option has been exercised), lawfully purchase the Option Shares in accordance with the Purchase Agreement.

8.3 Without prejudice to the agreement contained in clause 8.1, the Company and the Existing Shareholder undertake to each of the Investors that the Company shall, with the Subscription Price received and out of any future subscription of Shares, allocate to the share premium account of the Company such amounts as will maintain the amount standing to the credit of such account in the sum of not less than the equivalent of US$9,000,000 until immediately prior to a Qualified IPO, and that, until the occurrence of a Qualified IPO, the Company and the Existing Shareholder shall procure that such account shall be applied solely towards the payment of the Put Option Price to the Investors.

8.4 In the event that due to the partial or complete non-compliance with clause 8.3 and/or due to any legal obstacle, restriction or prohibition (regardless of whether or not the same has arisen following any change in law or regulations, but of which the Company and the Existing Shareholder represents to the Investors there are none as of the date hereof and as of the Completion Date) and/or due to the Company not having sufficient funds, the Company is unable to purchase all the Option Shares in accordance with the provisions hereof, then without prejudice to any rights of the Investors in relation to any breach by the Company and/or the Existing Shareholder under clauses 8.1, 8.2 and/or 8.3, the Company shall purchase such of the Option Shares as it is legally permitted and/or able to purchase and:

      8.4.1 the Existing Shareholder, and

      8.4.2 to the extent of the value of the Shares or loan stock convertible into Shares as are comprised in the Reorganisation Issue and are charged in favour of the Investors by Mr. Wang and Ms. Dong, Mr. Wang and Ms. Dong,

      jointly and severally, agree that they shall forthwith on demand of the Investors purchase from the Investors all or such of the Option Shares at the Put Option Price as have not been purchased by the Company (as the case may be).

8.5 To secure the undertakings given to the Investors in this clause 8 but without limiting the extent of such undertaking, the Existing Shareholder shall execute the Share Charge in respect of at least 686,404 Shares legally and beneficially owned by it in favour of the Investors on or prior to Completion. The Investors agree that they shall at the request of the Existing Shareholder and subject to the terms of the Share Charge, discharge and release such charged Shares (or part thereof) from the Share Charge against substitution by the same number of Shares or loan stock convertible into the same number of Shares without further payment credited as fully paid as are comprised in the Reorganisation Issue and to be charged in favour of the Investors by Mr. Wang and Ms. Dong under an instrument in substantially the same form as the Share Charge.

8.6 The Company undertakes to give effect to whatsoever action that the Investors may take in the event that the Investors shall enforce their security under the Share Charge against the Existing Shareholder and/or Mr. Wang and/or Ms. Dong, and the Existing Shareholder and Mr. Wang and Ms. Dong shall procure that any directors of the Company appointed by any of them (if any) shall vote in favour of any action taken by the Investors (including the registration of any Shares charged under the Share Charge in the name(s) of the Investors or any party nominated by any of them).

9.    FURTHER THIRD PARTY INVESTMENTS

9.1 In consideration of the Investors agreeing to subscribe for the Subscription Shares, the Company and the Existing Shareholder agree and undertake and shall procure that no subscription, allotment and/or transfer of Shares to any third party investors, including the investors referred to in clauses 6.1.3 and 6.1.9, will be, in respect of each and every term, on terms which are more favourable to the third party investor than the terms contracted with the Investors hereunder and in the Shareholders' Agreement, provided that in relation to the investors referred to in clauses 6.1.3 and 6.1.9 only insofar as such terms relate to:

      9.1.1 subscription or sale price for Shares;

      9.1.2 board representation;

      9.1.3 put option;

      9.1.4 first rights of refusal;

      9.1.5 co-sale rights;

      9.1.6 drag along rights; and

      9.1.7 representations, warranties and covenants.

10.   SEVERABILITY

10.1 If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10.2 If any provision of this Agreement is so found to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification(s) as may be necessary to make it valid and enforceable.

10.3 The parties agree, in the circumstances referred to in clause 10.1, and if clause 10.2 does not apply, to attempt to substitute for any invalid or unenforceable provision a valid and enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision. The obligations of the parties under any invalid or unenforceable provision of this Agreement shall be suspended while an attempt at such substitution is made.

11.   ENTIRE AGREEMENT

      This Agreement and the Shareholders' Agreement (when executed) constitute the entire agreement and understanding between the parties in connection with the subject matter of this Agreement and supersede all previous term sheets, proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and no party has relied or is entitled to rely on any such term sheets, proposals, representations, warranties, agreements or undertakings.

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

12.   TIME OF ESSENCE AND REMEDIES AND WAIVERS

12.1  Time shall be of the essence of this Agreement.

12.2 No delay or omission by any party in exercising any right, power or remedy provided by law or under this Agreement shall:

      12.2.1 affect that right, power or remedy; or

      12.2.2 operate as a waiver of it.

12.3 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

12.4 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

13.   CONFIDENTIALITY

13.1 The investment by the Investors in the Company, including without limitation the terms and conditions of any term sheet and this Agreement and the Shareholders' Agreement (collectively, the "INVESTMENT TERMS"), including their existence, shall be considered confidential information and shall not be disclosed by any of the Investors, the Company, the Existing Shareholder, Mr. Wang and Ms. Dong to any person not being a party hereto or to the Shareholders' Agreement except to the respective professional advisers of the Investors and the Company including, but not limited to, the legal advisers, auditors and bankers, or with the written consent of all the parties hereto or otherwise in accordance with the provisions of this clause 13.

13.2 No announcement regarding the parties and/or the Investment Terms in any press release, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made by any of the parties without the prior written consent of the other parties (which consent may be withheld at their sole discretion).

13.3 In the event that any party becomes legally compelled (including without limitation, pursuant to any laws and regulations or any rule of any relevant stock exchange or regulatory body) to disclose the existence of the Investment Terms or any part thereof in contravention of the provisions of this clause 13, such party ("DISCLOSING PARTY") shall provide the other parties ("NON-DISCLOSING PARTIES") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedies. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information to the extent reasonably requested by any Non-Disclosing Party. All disclosure made by the Disclosing Party under this clause 13.3 shall be in a form approved in advance in writing by the Investors.

13.4 Nothing in this clause 13 shall apply to any part of the Investment Terms which comes into the public domain for any reason except the failure of any party to comply with this clause 13.

13.5 The provisions of this clause 13 shall supersede and render ineffective the provisions of any separate non-disclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

13.6 All notices required under this clause 13 shall be made pursuant to clause 15.

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

13.7 This clause 13 shall not apply to disclosure by the Investors of the Investment Terms to (i) any investor or shareholder of either of the Investors, (ii) any member of the AIG group of companies ("AIG GROUP"),
      (iii) any fund managed or advised by the AIG Group, (iv) any investment manager or adviser that manages or advises an AIG fund, (v) potential investors in a fund managed or advised by the AIG Group, (vi) any potential investors in the Company (whether by way of the purchase of Shares held by the Investors or the subscription of new Shares), (vii) their legal advisers, (viii) their accountants or auditors, or (ix) their banks or other financial institutions.

14.   ASSIGNMENT AND COUNTERPARTS

14.1 This Agreement shall be binding on and enure to the benefit of the parties hereto and their respective successors.

14.2 Each Investor may assign to any member of the AIG Group and/or any fund managed or advised by the AIG Group, its rights and benefits of the representations, warranties and undertakings contained herein (in whole but not in part). Save as aforesaid, no party hereto may assign or transfer any of his or its rights or obligations under this Agreement.

14.3 This Agreement may be entered into by any party by executing a counterpart hereof. All such counterparts when taken together shall constitute one and the same instrument and this Agreement shall only take effect upon the execution by each of the parties hereto.

15.   NOTICES AND OTHER COMMUNICATION

      Any notice or other communication to be given under this Agreement shall be in writing and may be sent by post or delivered by hand or given by facsimile or by courier to the address or fax number from time to time designated, the initial address and fax number so designated by each party is set out in schedule 8. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject matter of this Agreement. If so delivered by hand or given by facsimile such notice or communication shall be deemed received on the date of despatch and if so sent by post or delivered by courier, shall be deemed received three Business Days after the date of despatch (in the case of local mail or delivery by courier) and five Business Days after the date of despatch (in the case of overseas registered/certified mail).

16.   FURTHER ASSURANCE

      Each of the parties shall at its/his (as the case may be) own costs, from time to time on request, do or procure the doing of all acts and/or execute or procure the execution of all documents in a form satisfactory to the other parties which the other parties may reasonably request for giving full effect to this Agreement and securing to the other parties the full benefit of the rights, powers and remedies conferred upon the other parties in this Agreement.

17.   COSTS AND EXPENSES

      The Company will pay for all arrangement fees and other expenses in relation to the negotiation, preparation and completion of this Agreement reasonably and properly incurred by the parties hereto, and the costs and expenses in respect of the appointment of DTT to perform financial due diligence on the Group, save that if Completion does not take place for any reason (including, without limitation, the non-fulfilment of the Conditions) (i) the Investors together with the investors referred to in clauses 6.1.3 and 6.1.9 and (ii) the Company shall, respectively, bear 50% of the costs in respect of such appointment.

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

18.   RIGHTS AND LIABILITIES

18.1 The liabilities of the Investors under this Agreement shall be several, and none of them shall be liable or responsible for any act, default, omission or breach of the other.

18.2 Where any rights, powers or privileges are conferred on the Investors under this Agreement, such rights, powers and privileges are for the benefit of each of the Investors separately, and any Investor may exercise and enforce such rights, powers and privileges independently regardless of whether the other Investors will or intend to exercise or enforce such rights, powers or privileges.

19.   SURVIVAL

      Any provision of this Agreement which is capable of being performed but which has not been performed at or before Completion and all undertakings, agreements representations and Warranties and indemnities contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

20.   GOVERNING LAW, JURISDICTION AND SERVICE OF PROCEEDINGS

20.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties agree to submit to the non-exclusive jurisdiction of the Hong Kong courts in respect of this Agreement.

20.2 Nothing contained in this clause shall limit the right of any party to take any suit, action or proceedings arising under this Agreement against any of the other parties in any other court of competent jurisdiction, nor shall the taking of any suit, action or proceedings arising under this Agreement in any one or more jurisdictions preclude the taking of any suit, action or proceedings arising under this Agreement in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of that jurisdiction.

20.3 Each of the parties hereto hereby irrevocably authorizes and appoints the agent described in the second column in schedule 8 opposite its name (or such other person being resident of or incorporated in Hong Kong as it may by notice to the other parties substitute) to accept service of all legal process arising out of or in connection with this Agreement and service on such agent (or such substitute) shall be deemed to be service on the party concerned.

IN WITNESS whereof the parties have executed this Agreement the day and year first above written.

SIGNED by                               ) Ninetowns Digital World Trade Holdings
                                           Limited
For and on behalf of                    ) /s/ Wang Shuang
Ninetowns Digital World Trade Holdings  )
Limited in the presence of :            )


/s/ Kenneth Chan

SIGNED by                               ) Jitter Bug Holdings Limited
For and on behalf of                    ) /s/ Ng Kin Fai
Jitter Bug Holdings Limited             )
in the presence of:                     )

/s/ Kenneth Chan

SIGNED by Stephen Tsuei                 )
AIG Asian Opportunity G.P., L.L.C.      )
in its capacity as general partner for  ) /s/ Stephen Tsuei
AIG Asian Opportunity Fund, L.P.        )
in the presence of:                     )

/s/ Adrienne Pang

SIGNED by Stephen Tsuei                 )
For and on behalf of                    )
American International Assurance        ) /s/ Stephen Tsuei
Company (Bermuda) Limited               )
 the presence of:                       )

/s/ Adrienne Pang

SIGNED by                               )
Wang Shuang                             ) /s/ Wang Shuang
in the presence of:                     )

/s/ Kenneth Chan

SIGNED by                               )
Dong Min                                ) /s/ Dong Min
in the presence of:                     )


/s/ Kenneth Chan

                                   SCHEDULE 1
                           PARTICULARS OF THE COMPANY

1.    Name:                            NINETOWNS DIGITAL WORLD TRADE HOLDINGS
                                       LIMITED ([Name in Chinese])

2.    Date of Incorporation:           8 February 2002

3.    Place of Incorporation:          Cayman Islands

4.    Directors:                       Part I   Directors at the date hereof

                                                Lee Tat Man
                                                Wang Shuang

                                       Part II  Further Directors to be
                                                Appointed prior to Completion

                                                Wai Ka Cheung, Gerry
                                                Ng Kin Fai
                                                Siu Sze Ho, Kenneth
                                                Lee Deng Charng
                                                Zhang Dachun
                                                Chen Fushan

5.    Authorised Share Capital:        HK$200,000,000 divided into 2,000,000,000
                                       ordinary shares of HK$0.10 each

6.    Issued Share Capital:            5,500,000 ordinary shares

      Name of Shareholder              Number of shares held

      Jitter Bug Holdings Limited      5,500,000 shares

7.    Business:                        Investment holding

                                      S1-1

                                   SCHEDULE 2

                    PARTICULARS OF THE COMPANY'S SUBSIDIARIES

(a)

1.    Name of Company:                 [Name in Chinese] (Beijing New Take
                                       e-Commerce Limited)

2.    Registered Office:               Room 604, No.7 Kexing Rd., Fengtai
                                       District, Beijing

3.    Date of Incorporation:           22 May 2000

4.    BR Licence Number:               014711

5.    Place of Incorporation:          the PRC

6.    Legal Representative:            WANG Shuang

7.    Directors:                       WANG Shuang
                                       WAI Ka Cheung, Gerry
                                       KO Jin Heng
                                       NG Kin Fai
                                       REN Xiaoguang
                                       DONG Min

8.    Total Investment:                US$7,000,000

9.    Registered Capital:              US$3,500,000 (formerly US$4,800,00 and
                                       US$250,000)

      Investor                         Percentage of equity held

      New Take Limited                 90%

      Beijing Ninetowns Yadi Wall      10%
      Wall Paper Co. Ltd. ("Beijing
      Yadi")

10.   Business Scope:                  Development of networking technology;
                                       development, production of internet
                                       application software, electronic commerce software, foreign trade system application software; technical services related to self-produced products; Sale of self-produced products.

(b)

1.    Name of Company:                 [Name in Chinese] (Beijing Ninetowns
                                       Times e-Commerce Limited)

2.    Registered Office:               Room 601, No. 7, Kexing Rd., Fengtai
                                       District, Beijing

3.    Date of Incorporation:           2 June 2000

4.    Business Licence Number:         014743

5.    Place of Incorporation:          the PRC

                                      S2-1

6.    Legal Representative:            WANG Shuang

7.    Directors:                       WANG Shuang
                                       REN Xiaoguang
                                       DONG Min
                                       SIU Sze Ho, Kenneth

8.    Total Investment:                US$250,000

9.    Registered Capital:              US$250,000

      Investor                         Percentage of equity held

      Shielder Limited                 90%

      Beijing Yadi                     10%

10.   Business Scope:                  Development of network technology:
                                       development, production of internet
                                       application software, electronic commerce software, foreign trade system application software; technical services related to self-produced products; Sale of self-produced products (save for items requiring special permit).

(c)

1.    Name:                            IXWORTH ENTERPRISES LIMITED

2.    Date of Incorporation:           22 December 1999

3.    Place of Incorporation:          the British Virgin islands

4.    Directors:                       WANG Shuang
                                       REN Xiao Guang
                                       DONG Min
                                       KO Jin Heng
                                       NG Kin Fai
                                       WAI  Ka Cheung, Gerry

5.    Authorised Share Capital:        US$50,000 divided into 50,000 ordinary
                                       shares of US$1 each

6.    Issued Share Capital:            1 ordinary shares

      Name of Shareholder              Number of shares held

      Ninetowns Digital World          1 shares
      Trade Holdings Limited

7.    Business:                        Investment holding

                                      S2-2

(d)

1.    Name:                            NEW TAKE LIMITED ([Name in Chinese])

2.    Date of Incorporation:           25 February 1998

3.    Place of Incorporation:          Hong Kong

4.    Directors:                       WANG Shuang
                                       REN Xiao Guang
                                       DONG Min
                                       KO Jin Heng
                                       NG Kin Fai
                                       WAI Ka Cheung, Gerry

5.    Authorised Share Capital:        HK$10,000 divided into 10,000 ordinary
                                       shares of HK$1 each

6.    Issued Share Capital:            2 ordinary shares

      Name of Shareholder              Number of shares held

      Ixworth Enterprises Limited      1 share

      Jitter Bug Holdings Limited      1 share
      (in trust for Ixworth
      Enterprises Ltd)

7.    Business: Investment holding

(e)

1.    Name:                            SHIELDER LIMITED ([Name in Chinese])

2.    Date of Incorporation:           25 February 1998

3.    Place of Incorporation:          Hong Kong

4.    Directors:                       WANG Shuang
                                       DONG Min
                                       CHANG Pao Jen

5.    Authorised Share Capital:        HK$10,000 divided into 10,000 ordinary
                                       shares of HK$1 each

6.    Issued Share Capital:            2 ordinary shares

      Name of Shareholder              Number of shares held

      Jitter Bug Holdings Limited      1 share

      Ixworth Enterprises Limited      1 share

7.    Business:                        Investment holding

                                      S2-3

(f)

1.    Name of Company:                 [Name in Chinese] (Beijing Ninetowns
                                       Digital Technology Co., Ltd.) (formerly
                                       known as Ninetowns Infrastructure
                                       Technology Development Centre and Beijing
                                       Ninetowns Technology Group)

2.    Registered Office:               3/F, Block 1, No. 2 Hengfu Street
                                       (middle), Fengtai Science Town, Fengtai
                                       District, Beijing

3.    Date of Incorporation:           29 June 1995 originally as a stock
                                       cooperative enterprise, and re-registered on 8 April 1997, and conversion to a limited liability company on 25 July 2000

4.    Business Licence Number:         1101061304729

5.    Place of Incorporation:          the PRC

6.    Legal Representative:            WANG Shuang

7.    Directors:                       WANG Shuang
                                       DONG Min
                                       REN Xiaoguang

8.    Total Investment:                N/A

9.    Registered Capital:              RMB2,250,000 (formerly RMB20,100,000 and
                                       RMB2,000,000)

      Investor                         Percentage of equity held

      Beijing New Take Electronic      80%
      Commerce Limited

      Beijing Ninetowns Times          20%
      e-Commerce Limited

10.   Business Scope:                  No business shall be conducted if such
                                       business is prohibited by the laws and
                                       regulations; business requiring the prior approval shall not be conducted prior to the obtaining of such approval; the enterprise may, on its own discretion, conduct business which requires no prior approval in accordance with the laws and regulations

(g)

1.    Name of Company:                 [Name in Chinese] (Shanghai New Take
                                       Digital Technology Co., Ltd.)

2.    Registered Office:               Room N, 18/F Hengji Building, 99 Huaihai
                                       Road East, Shanghai

3.    Date of Incorporation:           13 September 2001

4.    Business Licence Number:         3101011022735

                                      S2-4

5.    Place of Incorporation:          the PRC

6.    Legal Representative:            LIU Xiwang

7.    Directors:                       WANG Shuang

8.    Total Investment:                N/A

9.    Registered Capital:              RMB500,000

      Investor                         Percentage of equity held

      Beijing Ninetowns Digital        90%
      Technology Co., Ltd.

      Beijing Ninetowns Import         10%
      Export e-Commerce
      Software Co. Ltd.

10.   Business Scope:                  Design and installation of computer
                                       network, development, operation and sale of relevant products relating to the "four technical service" within the computer field, construction materials, decoration materials, machinery and equipment, household electronic products, electronic computer hardware and software, textile and economic information consultancy services (which requires an operation permit) and cargo transportation insurance.

(h)

1.    Name of Company:                 [Name in Chinese] (Beijing Ninetowns
                                       Ports Software And Technology Co., Ltd.)

2.    Registered Office:               Room B-1506,Block AB, No. 5 Dijing Road,
                                       Science Town, Fengtai District, Beijing,
                                       PRC

3.    Date of Incorporation:           1 August 2003

4.    Business Licence Number:         1101061588135 (11)

5.    Place of Incorporation:          the PRC

6.    Legal Representative:            WANG Shuang

7.    Directors:                       WANG Shuang REN
                                       Xiaoguang
                                       DONG Min

8.    Total Investment:                N/A

9.    Registered Capital:              RMB 20,000,000

      Investor                         Percentage of equity held

                                      S2-5

      Beijing New Take e-Commerce      20%
      Limited

      Beijing Ninetowns Times          80%
      e-Commerce Limited

10.   Business Scope:                  Development of electronic computer
                                       software and network technology,
                                       technical services; sale of developed and qualified products; manufacture of electronic computer software (the manufacture of electronic computer software requires a special approval)(save for items requiring a special permit)

                                      S2-6

                                   SCHEDULE 3
          NAMES OF, THE NUMBER OF SUBSCRIPTION SHARES TO BE SUBSCRIBED
            AND THE TOTAL SUBSCRIPTION PRICE PAYABLE BY EACH INVESTOR

Terms defined in the Share Subscription Agreement have the same meanings in this schedule 3.

                                     PART I

        (A)                    (B)                             (C)
        Name      Number of First Subscription  First Subscription Price, in US$
                     Shares to be Subscribed

        AOF                     468,000                    3,750,000

        AIAB                    156,000                    1,250,000

1.    FIRST SUBSCRIPTION PRICE

      The First Subscription Price for the First Subscription Shares shall be HK$39,000,000 payable by the Investors to the Company in cash in US$ denomination on Completion.

                                     PART II

         (A)                  (B)
        Name      Number of Second Subscription
                     Shares to be Subscribed

        AOF                    3

        AIAB                   1

1.    SECOND SUBSCRIPTION PRICE

1.1 On Completion, the Investors shall deposit US$3,000,000 (comprising of US$2,250,000 paid by AOF and US$750,000 paid by AIAB) ("ESCROW AMOUNT") with the Escrow Agent to be held on the terms and conditions set out below and a letter dated at the Completion Date jointly signed by the Company, the Investors and the Escrow Agent appointing the Escrow Agent.

2.    ESCROW TERMS AND SECOND SUBSCRIPTION PRICE CALCULATION

2.1 The Escrow Agent shall on receipt of the Escrow Amount immediately deposit the Escrow Amount into a separate interest bearing account in its name with:

          Bank:                Citibank N.A. New York

          Address:             10/F, Harbour Front II, 22 Tak Fung Street,
                               Hunghom, Kowloon

          Account Name:        Dibb Lupton Alsop Clients' A/C

          Account No.:         08443017 (US$ Saving A/C)

          ABA No.:             021000089

          SWIFT No.:           CITIHKHX for the account of Citibank N.A. Hong
                               Kong
          ("ESCROW ACCOUNT"),

                                      S3-1
      and subject to paragraph 4 of this schedule 3, will hold the same as escrow agent and stakeholders on and subject to the provisions of this schedule 3.

2.2 The Second Subscription Price for each of the Second Subscription Shares shall be:

      2.2.1 US$750,000, if the Company's consolidated audited earnings before tax, minority interests and extraordinary items ("EBTMI") for the 2003 financial year are not less than HK$100,000,000; or

      2.2.2 if the Company's EBTMI for the 2003 financial year is less than HK$100,000,000, calculated as follows:

            (Escrow Amount - (A x ((1-(EBTMI / 106,791,000)) x 100)) / 4

            where A is 624,000, the Escrow Amount is expressed in the above equation in HK$, and provided always that the product of the equation shall be at least HK$0.10.

2.3 Within 15 Business Days after the publication and release of the Company's consolidated audited accounts for the 2003 financial year, the Company and the Investors undertake to jointly notify and instruct the Escrow Agent to pay:

      2.3.1 the Second Subscription Price for the Second Subscription Shares to the Company; and

      2.3.2 the balance of the Escrow Amount to AOF and AIAB in a ratio of 3:1, respectively,

      and any interest earned on the Escrow Amount shall be distributed on a pro-rata basis in proportion to the distribution of the Escrow Amount between the Company and the Investors.

3.    NO NOTIFICATION

3.1 The parties undertake to act in good faith in signing the joint notification in accordance with this schedule 3.

3.2 Notwithstanding paragraph 3.1 of part II of this schedule 3, in the event that by 30 July 2004 no joint notification has been issued by the Company and the Investors pursuant to paragraphs 2.3 and 3.1 of part II of this schedule 3, then the Escrow Agent may at any time thereafter issue a request to the Company and the Investors to seek the joint notification of them on the manner of distribution of the Escrow Amount and interest accrued thereon and in the event that no such joint instructions are received by the Escrow Agent after the expiry of 30 days following the date of the request, the Escrow Agent shall pay the Escrow Amount together with interest earned thereon into the Hong Kong courts.

4.    EXERCISE OF PUT OPTION

      If at any time prior to the Company and the Investors issuing a joint notification to the Escrow Agent under paragraph 2.3 of part II of this schedule 3, the Investors have exercised the Put Option in the terms of the Share Subscription Agreement, the Investors may contemporaneously notify the Escrow Agent of the same (serving a copy of the Put Option notice to the Escrow Agent) and direct that the Escrow Amount, together with interest earned thereon, be paid to the Investors as the Investors shall direct, in which case the Escrow Agent shall comply with such request.

5.    In no other case shall the Escrow Amount be paid to any person.

6. The parties acknowledge that part II of this schedule 3 contains the price adjustment mechanism in respect of the Investors' total investment in the Company and, regardless of the value of the First Subscription Shares and the value of the Second Subscription Shares as reflected

                                      S3-2
      respectively by the First Subscription Price and the Second Subscription Price, the Investors are investing in the Company under the Share Subscription Agreement at a pre-money valuation of US$70,500,000 and a post-money valuation of US$82,500,000.

                                      S3-3

                                   SCHEDULE 4
                                   PUT OPTION

Terms defined in the Share Subscription Agreement have the same meanings in this schedule 4.

1.    EXERCISE OF PUT OPTION

1.1   1.1.1 If no Qualified IPO has taken place by 31 December 2004, the Put
            Option may be exercised on one occasion by the Investors during the Put Option Period in respect of all of the Option Shares, or

      1.1.2 If either or both of (i) the Existing Shareholder, or (ii) Mr Wang and Ms Dong shall have breached their respective undertakings as set out in clauses 5.10 and 5.11 of this Agreement, or any of the Warranties set out in paragraphs 1.4 and 1.10 of schedule 5 is untrue or misleading or is breached in any material respect, the Put Option may be exercised on one occasion by the Investors at any time after the date of this Agreement in respect of all of the Option Shares.

1.2 The Investors may exercise the Put Option at any time during the stipulated periods stated in paragraphs 1.1.1 and 1.1.2 of this schedule 4.

1.3 The Put Option may be exercised by the Investors giving to the Company an irrevocable written notice in the following form:

      "To: Ninetowns Digital World Trade Holdings Limited

      We, AIG Asian Opportunity Fund, L.P. and American International Assurance Company (Bermuda) Limited, as parties to the Share Subscription Agreement with you and others dated 9 October 2003, hereby give notice that we wish to exercise the Put Option and require you to purchase the Option Shares at the Put Option Price on the terms of schedule 4 of the Share Subscription Agreement dated 9 October 2003.

      Signed:
      Dated:"

      Once given, the Put Option notice shall be irrevocable and the Investors shall be bound to sell all the Option Shares to the Company and the Company shall be bound to purchase all the Option Shares from the Investors on the terms of this schedule 4. Without prejudice to the Company's obligation to purchase all the Option Shares, if due to any change in law and/or regulation and/or not having sufficient funds and/or any breach of clause 8.3 of the Share Subscription Agreement, the Company cannot purchase all the Option Shares, the Company shall still be required to purchase as many of the Option Shares as they are legally permitted and/or able to purchase and the Investors shall only be required to sell to the Company such number of Option Shares.

1.4 Not later than seven Business Days after receipt of the notice referred to in paragraph 1.3 of this schedule 4, the Company must pay to the Investors the Put Option Price by way of bank cheque or, at the request of the Investors, by way of telegraphic transfer into an account or accounts nominated by the Investors.

1.5 Contemporaneously with payment of the Put Option Price in accordance with paragraph 1.4 of this schedule 4, each of the Investors must:

      1.5.1 give to the Company the completed set of instruments of transfer for the Option Shares being purchased by the Company, duly signed by the respective Investor, to the Company, which transfers must conform with the requirements of the Constitution; and

                                      S4-1

      1.5.2 give to the Company the share certificates for the Option Shares being purchased by the Company.

1.6 Prior to and contemporaneously with payment of the Put Option Price in accordance with paragraph 1.4 of this schedule 4, each of the parties must do all acts and things and execute all documents as are or may be required to enable the Company to purchase the Option Shares in accordance with the laws of the Cayman Islands.

2.    PUT OPTION PRICE

2.1   The Put Option Price shall be a sum equivalent to:

      2.1.1 (First Subscription Price + Second Subscription Price (if any));

            plus

      2.1.2 an amount representing an internal rate of return thereon of 10% per annum from the Completion Date in US$ terms, payable in US$ denomination, provided always that the amount shall instead represent an absolute return of at least 10% if the Put Option is exercised within one calendar year of the Completion Date.

2.2 The Put Option Price per Option Share shall be the Put Option Price divided by 624,004, unless the Put Option is exercised prior to the subscription and allotment of the Second Subscription Shares in which event it shall be divided by 624,000.

3.    COVENANTS, WARRANTIES AND UNDERTAKINGS

3.1 Each of the Investors covenants with the Company and warrants and undertakes to the Company that:

      3.1.1 the Option Shares will be free of all liens, charges and encumbrances at the time of sale of the Option Shares under this Put Option; and

      3.1.2 they will be the legal owners of the Option Shares immediately prior to their sale under this Put Option.

4.    GENERAL

4.1 The Investors may exercise or refrain from exercising, as the Investors sees fit, any right or power conferred on the Investors by, or deriving from, the Option Shares.

4.2 Any dividend declared but unpaid in respect of the Option Shares prior to completion of the sale of the Option Shares under this schedule 4 is for the benefit of the respective Investors.

4.3 If the Put Option is exercised, the written notice given by the Investors under paragraph 1.3 of this schedule 4, without the necessity of any further document or any other corporate action on the part of the Company or its board or shareholders, constitutes an enforceable contract for the purchase of all the Option Shares by the Company from the Investors.

5.    ASSIGNMENT

      Subject to the Company obtaining the Investors' prior written consent on such terms as the Investors think satisfactory (such consent may be given or withheld in the sole and absolute discretion of the Investors), on such terms as the Investors think satisfactory, on the exercise of the Put Option the Company may nominate a substitute purchaser to purchase the Option Shares ("SUBSTITUTE PURCHASER") by written notice to the Investors stating the name and address of the Substitute Purchaser.

                                      S4-2

                                   SCHEDULE 5
                                   WARRANTIES

Terms defined in the Share Subscription Agreement have the same meanings in this schedule 5, unless otherwise defined.

1.    GENERAL

1.1 Each of the Company and the Existing Shareholder has full power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and (where relevant) all corporate and other actions required to authorise its execution of this Agreement and its performance of its obligations hereunder have been duly taken and this Agreement shall, when executed, be a legal, valid and binding agreement on it, enforceable in accordance with the terms hereof.

1.2 The obligations of the Company and the Existing Shareholder under this Agreement shall at all times constitute direct, unconditional, unsecured, unsubordinated and general obligations of, and shall rank at least pari passu with, all other present and future outstanding unsecured obligations, issued, created or assumed by them.

1.3 The execution, delivery and performance of this Agreement by the Company and the Existing Shareholder does not and shall not violate in any respect any provision of:

      1.3.1 any law or regulation or any order or decree of any governmental authority, agency or court of Hong Kong or any other jurisdiction to which the Company or (as the case may be) the Existing Shareholder are subject;

      1.3.2 the laws and documents incorporating and constituting the Company or the Existing Shareholder; or

      1.3.3 any agreement or other undertaking to which the Existing Shareholder, the Company or any Group Company is a party or which is binding upon it or any of its assets, and does not and shall not result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such agreement or other undertaking.

1.4 The information and particulars in respect of the Company and the Group Companies set out in schedules 1 and 2 are true and accurate and all shares and/or equity interests held by any Group Company in any other Group Company are legally and beneficially held free from any liens, charges, encumbrances and other third-party rights. The entire existing issued share capital of the Company is held legally and beneficially by the Existing Shareholder free from any liens, charges, encumbrances and other third-party rights.

1.5 Except as disclosed in schedules 1 and 2, no Group Company directly or indirectly holds or beneficially owns any equitable, financial, management or other interest in any person (including any company, partnership, unincorporated company or association).

1.6 All information which has been given by or on behalf of the Company and/or the Existing Shareholder or by any of the directors or officers of any Group Company and/or any of their respective advisers to any of the directors or officers of the Investors and/or their advisers relating to the business, activities, affairs or assets or liabilities of any Group Company was, when given, and is, true and accurate and comprehensive in all material respects, and there is no fact or matter not disclosed to the Investors which renders any such information untrue or misleading because of any omission or ambiguity or for any other reason.

1.7 The copies of the Constitution and any other constitutional documents of the Company and any other Group Company supplied to the Investors and/or their advisors by the Company and/or the Existing Shareholder and/or any of their respective advisers are complete and accurate in all aspects, having attached to them copies of all resolutions and other documents required by law or

                                      S5-1
      any other authority in all relevant jurisdictions to be so attached, and fully set out the rights and restrictions attaching to the Shares.

1.8 All information about the Group which, if disclosed, may reasonably have been expected to affect the decision of the Investors to enter into this Agreement or cause the Investors to reduce their assessment of the value of the Group or cause it to seek additional contractual obligations, has been fully disclosed to the Investors in writing prior to the date of this Agreement.

1.9 The transactions entered into or contemplated under paragraph 2.3 are, in respect of each and every term, not, or will not be, more favourable than the terms contracted with the Investors hereunder, insofar as such terms relate to:

      1.9.1 subscription or sale price of Shares;

      1.9.2 board representation;

      1.9.3 put option;

      1.9.4 first rights of refusal;

      1.9.5 co-sale rights;

      1.9.6 drag-along rights; and

      1.9.7 representations, warranties and covenants.

1.10 The Company, the Existing Shareholder and Mr. Wang and Ms. Dong have fully disclosed all their respective legal and beneficial ownership structures (as the case may be) to the Investors and/or their professional advisors, and that there are no agreements or understandings among any of the existing legal or beneficial owners of Company or the Existing Shareholder that have not been disclosed.

1.11 Save for Ninetowns International Limited, Beijing Ninetowns Yadi Wall Paper Co., Ltd. and Beijing Ninetowns Import & Export e-Commerce Software Co., Ltd., the Company, the Existing Shareholder, Mr. Wang and Ms. Dong are not aware of any other entity, incorporated or otherwise, in any jurisdiction that uses the 'Ninetowns' and/or '([Name in Chinese])' names in its name or trading identity.

2.    SHARES

2.1 The Company has full power and authority to enter into this Agreement and perform its obligations thereunder and the directors of the Company are authorised to execute this Agreement and the Company does not require the consent thereto of any party, and in particular, the Company shall at all material times have sufficient authorized but unissued share capital for the Company to perform its obligations under this Agreement and the issue of the Subscription Shares shall be duly authorized. The entering into of this Agreement shall constitute valid, binding and enforceable obligations of the Company.

2.2 All necessary consents, authorizations and approvals of any governmental agency or body required for or in connection with this Agreement have been properly obtained by the respective Group Company, and the performance of the terms hereof shall not breach the conditions of any such consents, authorizations and approvals.

2.3 Other than in implementation of the Group Reorganisation, the issue of 195,000 and no more than 117,000 Shares respectively to Ever Praise Holdings Limited and The Applied Research Council, and the transfer of, in aggregate, 780,000 Shares to Titan I Venture Capital Co., Ltd., Titan II Venture Capital Co., Ltd. CFM Investments Limited-CFM Greater China Fund, MMFI Capi

                                      S5-2

      Venture Investments Limited and UOB Venture (Shenzhen) Limited (including the relevant provisions regarding the various price adjustment mechanisms as are contained in the respective agreements for the sale and purchase of Shares between the purchasers and the Existing Shareholder (provided always that the Existing Shareholder shall not reduce its shareholding in the Company at any time to below 60%)), there is no agreement or commitment outstanding which calls for the transfer, allotment or issue of, or accords to any person the right to call for the transfer, allotment or issue of any, shares and/or equity interests in or debentures of any Group Company save for this Agreement, the Shareholders' Agreement (when executed), the Put Option and the Share Charge(s) thereunder.

2.4 The Subscription Shares shall be issued and allotted in accordance with the Constitution of the Company and in compliance with all relevant laws.

2.5 The Shares to be issued to the Investors under this Agreement shall, when issued, represent 9.69% of the issued share capital of the Company as enlarged by completion of the issue thereof and the transactions entered into or contemplated under paragraph 2.3 hereof.

2.6 There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Shares or any part of the issued or unissued share capital of any Group Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing which has not been waived in its entirety or satisfied in full.

2.7 All issued shares in the capital of the Company have been duly issued and allotted credited as fully paid up.

3.    REGULATORY COMPLIANCE

3.1 Each Group Company has been validly incorporated, established or registered pursuant to the laws of its country(ies) of incorporation, establishment or registration, all legal and procedural requirements and all other formalities concerning the said incorporation, establishment or registration have been duly and properly complied with, and each Group Company is in good standing.

3.2 All corporate or other documents required to be filed or registered in respect of each Group Company with the authorities in the relevant place of incorporation of such Group Company have been duly filed.

3.3 The statutory books of each Group Company are up to date and have been properly written up and the minute books of directors' meetings and of shareholders' meetings respectively contain full and accurate records of all matters required to be dealt with therein. No Group Company has received any application or request for rectification of any of its registers of directors or shareholders and compliance has been made with all other legal requirements concerning each Group Company and all issues of shares, debentures or other securities thereof.

3.4 Each Group Company and its directors (in their capacity as such) has complied with all legislation and obtained all necessary licenses, consents and other permissions and approvals relevant to the business of the Group Company whether in the country, territory or state in which it is incorporated, established and/or registered or elsewhere (including, but without limitation, legislation relating to companies and securities, real property, Taxation and prevention of corruption) and each Group Company and its directors (in their capacity as such) have complied with all legal requirements existing as of the date hereof in relation to any transactions to which it was or is a party.

3.5 All licenses, consents and other permissions and approvals required for or in connection with the carrying on of the business now being carried on by each Group Company have been fully disclosed to the Investors and/or their professional advisors, are not subject to onerous conditions,

                                      S5-3
      are in full force and effect and have been duly complied with and there is no circumstance which might invalidate any licence, consent, permission or approval or render it liable to forfeiture or modification or affect its renewal.

3.6 Apart from the transactions referred to in paragraph 2.3 hereof, there is no option, convertible security or other agreements outstanding (save this Agreement and the Put Option thereunder) which accord to any person the right to subscribe for, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any Shares or over any part of the issued or unissued share capital of the Company and there is no agreement or commitment to give or create any of the foregoing and there is no claim by any person to be entitled to any of the foregoing.

3.7 None of the Group Companies have ever reduced, repaid, redeemed or purchased any of its share capital without duly complying with all the relevant legal or regulatory requirements.

3.8 The copies of the constituent documents of each Group Company supplied to the Investors and/or their professional advisors are accurate and complete in all respects and have attached to them copies of all resolutions and agreements which are required to be so attached. Each Group Company has complied with its constituent documents in all respects, has full power, authority and legal right to own its assets and carry on its business and none of the activities, agreements, commitments or rights of each Group Company is ultra vires or unauthorised.

4.    ACCOUNTS

4.1 Each of the Accounts on the date ("RELEVANT DATE") they were prepared and completed:

      4.1.1 were true and accurate in all material respects;

      4.1.2 gave in all material respects a true and fair view of the state of affairs and financial positions of the Group at the Relevant Date and of the Group's results for the financial period ended on that date and no event has occurred that has resulted in the results of the Group in respect of the period covered by the Accounts being abnormally high or low;

      4.1.3 included all the assets of the Group as at the Relevant Date with an amount indicated for each asset and the rate of depreciation adopted therein is sufficient for each of the fixed assets of the Group to be written down to nil by the end of their estimated lives;

      4.1.4 were not adversely affected by any unusual, exceptional, extraordinary or non-recurring items which were not expressly disclosed as such in the Accounts;

      4.1.5 were prepared in accordance with all applicable laws, including, without limitation, the Inland Revenue Ordinance, Cap.112 and the Companies Ordinance, Cap.32 of the laws of Hong Kong, and with generally accepted accounting principles, standards and practices in Hong Kong (including all applicable Statements of Standard Accounting Practice) at the time they were prepared and on a consistent basis with the financial statements of the Group for the immediately preceding financial year;

      4.1.6 correctly make or include full provision for any bad and doubtful debts and all established liabilities, make proper and adequate provision for (or contain a note in accordance with good accounting practice in respect of) all deferred, disputed or contingent liabilities (whether liquidated or unliquidated) and all capital commitments of the Group as at the Relevant Date and the reserves and provisions (if any) made therein for all Taxation relating to any period on or before the Relevant Date are proper and adequate;

                                      S5-4

      4.1.7 the method of valuing development costs and work in progress adopted in the Accounts and the basis of depreciation adopted in respect of fixed assets are the same in each of the Accounts; and

      4.1.8 contain full provision for the diminution in value of the Group's properties and assets.

4.2 The accounting and other books and records of each Group Company are in its possession, have been properly written up and accurately present and reflect in accordance with generally accepted accounting principles and standards all the transactions entered into by each such Group Company or to which each such Group Company has been a party and there are at the date hereof no material inaccuracies or discrepancies of any kind contained or reflected in any of the said books and records, and that at the date hereof they give and reflect a true and fair view of the financial, trading and contractual position of each such Group Company and of its fixed and current and contingent assets and liabilities and debtors and creditors.

4.3 The Group does not have any borrowings as of the date of this Agreement or at the Completion Date.

4.4 Having regard to the existing facilities available to it, each Group Company has sufficient working capital with which to carry on its business, in its present form and at its present level of turnover, for the period of 12 months following Completion and for the purposes of performing all orders and obligations placed with or undertaken by it before Completion.

4.5 None of the Group Companies have any present intention to discontinue or write down investments in any other business other than those disclosed in the Accounts nor is any such write down, in the reasonable opinion of the directors of the Company, required.

4.6 The accounting books and records of each Group Company have been properly written up and present a true and fair view of all the transactions to which that Group Company has been a party and there are at the date hereof no material inaccuracies or discrepancies of any kind contained or reflected in the said books and records.

5.    ASSETS

5.1 All assets of the Group owned by any Group Company (including, without limitation all assets referred to in the Accounts):

      5.1.1 are legally and beneficially owned free from any mortgage, charge, lien or other encumbrance by the relevant Group Company;

      5.1.2 are in the possession or under the control of the relevant Group Company which has good and marketable title thereto; and

      5.1.3 are not subject to any hire purchase, leasing arrangements or other arrangements of a similar nature except in the ordinary course of business.

5.2 All assets owned by the Group are in good repair and capable of being used for the purposes for which they were designed, acquired or are used by the Group and have throughout their period of ownership by the Group been properly maintained and serviced.

5.3 All title deeds and all other documents necessary to prove title or contractual rights relating to the assets or contractual rights of the Group (including any properties owned by the Group) are in the possession of the Group.

                                      S5-5

6.    TAXATION

6.1 Each Group Company has complied with all relevant legal requirements relating to registration or notification for Taxation purposes.

6.2   Each Group Company has:

      6.2.1 paid or accounted for all Taxation (if any) due to be paid or accounted for by it before the date of this Agreement; and

      6.2.2 taken all reasonable steps to obtain any repayment of, or relief from, Taxation available to it.

6.3 The returns which ought to have been made by, or in respect of, each Group Company for any Taxation purposes have been made and all such returns have been prepared on a correct and proper basis.

6.4 The provisions (if any) included in the Accounts are sufficient to cover all taxation in respect of all periods ending on or before the Relevant Date for which any Group Company was then or might at any time thereafter become or has become liable.

6.5 Since the Relevant Date, the Group has incurred no further liability or contingent liability for Taxation otherwise than as a result of activities in the ordinary course of its business.

6.6 No Group Company is or will be, after giving effect to the transactions contemplated under this Agreement, a:

      6.6.1 "controlled foreign corporation"; or

      6.6.2 "passive foreign investment company"; or

      6.6.3 "foreign personal holding company",

      within the meaning of the US Internal Revenue Code.

7.    LITIGATION

7.1 No Group Company is a party to any litigation, arbitration, mediation, prosecutions, disputes, investigations or to any other legal or contractual proceedings (together, "PROCEEDINGS") that may result, in the aggregate, in any material adverse change in the financial condition of the Group Company, and there are no facts or circumstances subsisting which might give rise to any Proceedings and there are no unfulfilled or unsatisfied judgments or court orders against any Group Company.

7.2 There are no current disputes between any Group Company and any of its respective customers, suppliers, employees or officers in relation to goods or services purchased or supplied, plant or machinery, duties or work or any loss, damage or injury resulting therefrom, which may result in any material impact on the financial condition or business of the Group.

7.3 No Group Company has committed, or is liable for, any criminal, illegal, unlawful or unauthorised act or breach of any material obligation or duty, whether imposed by or pursuant to legislation, contract or otherwise (including acts of fraud), and no claim remains outstanding against any such Group Company.

7.4 No Group Company has received notification from any governmental authority or other regulatory body that any disciplinary investigation or inquiry for misconduct or irregularity is

                                      S5-6
      being or has been conducted by any governmental authority or other regulatory body in respect of the affairs of that Group Company.

8.    TRANSACTIONS AFTER RELEVANT DATE

      Since the Relevant Date, each Group Company has carried on its business in the ordinary course so as to maintain the same as a going concern and has not:

      8.1.1 issued or repaid or agreed to issue or repay any equity interest, share or loan capital;

      8.1.2 declared, made or paid any dividends or made any other distribution out of profits, reserves or capital and no loans or loan capital has been repaid in whole or in part;

      8.1.3 engaged in, or entered into, any business activities or transactions which are either outside its ordinary course of day-to-day trading operations or which have not been entered into for full value, on normal commercial terms and on an arms length basis;

      8.1.4  depleted its assets by any unlawful act on the part of any person;

      8.1.5 undertaken or authorized any capital commitments with an aggregate value in excess of US$500,000;

      8.1.6 committed any breach which would entitle any third party (with or without the giving of notice) to call for the repayment of indebtedness prior to its normal maturity date;

      8.1.7 increased, or agreed to increase, the remuneration (including bonuses) payable to any director or employee except for their normal salary increment;

      8.1.8 realized any book debts for less than their face amount, and no indication has been received that any debt now owing to any of the members of the Group is bad or doubtful;

      8.1.9  been affected by any abnormal factor in any material respect;

      8.1.10 defaulted in any of its contractual obligations;

      8.1.11 suffered any material adverse change in its turnover or financial or trading position; or

      8.1.12 save for any obligations and/or liabilities owing to the Investors under this Agreement, incurred any indebtedness or other form of liability, whether actual, contingent or otherwise, in excess of US$500,000.

8.2 Since the Relevant Date, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Group taken as a whole.

9.    CONTRACTS AND COMMITMENTS

9.1 Other than the following material contracts (not being contracts entered into in the ordinary course of business carried on by the Group or the relevant Group Company):

      (a) a joint venture agreement entered into between Beijing Ninetowns Yadi Wall Paper Co., Ltd. ([Name in Chinese]) and New Take Limited in respect of the equity interest in Beijing New Take e-Commerce Limited;

      (b) a joint venture agreement between Beijing Ninetowns Yadi Wall Paper Co., Ltd. ([Name in Chinese]) and Shielder Limited in respect of Beijing Ninetowns Times e-Commerce Limited;

                                      S5-7

      (c) a joint venture agreement between Beijing Ninetowns Import & Export e-Commerce Software Co., Ltd. ([Name in Chinese]) and Shielder Limited in respect of Shanghai New Take Digital Technology Co., Ltd.;

      (d) a strategic partnership agreement entered into between Beijing Ninetowns Digital Technology Co., Ltd. and Ascential Software Corporation in July 2002 for a period of 18 months;

      (e) a strategic alliance agreement entered into between Beijing Ninetowns Digital Technology Co., Ltd. and Beijing Student Electronic Technologies Co., Ltd. ([Name in Chinese]) in August 2002 for a period of three years;

      (f) a strategic partnership agreement entered into between Beijing Ninetowns Digital Technology Co., Ltd. and Brio Software, Inc. in September 2002, pursuant to which the Group will offer e-government solutions to government authorities and enterprises related to international trade in the PRC based on Brio's technologies and products and Brio, in return, will provide technical and marketing support to the Group;

      (g) a co-operation agreement entered into between Beijing Ninetowns Digital Technology Co., Ltd. and Core Solutions Limited on July 2002 wherein each party appoints the other party as the sole co-operative entity for any agreed project, including but not limited to e-government applications; and

      (h) a strategic alliance agreement entered into between Beijing Ninetowns Digital Technology Co., Ltd. and Turbolinux Inc. in July 2002 for a period of three years,

      no Group Company is a party to or has any actual or contingent liability in respect of:

      9.1.1 except in the ordinary course of business, any contracts which are unusual or of a long-term nature (ie more than one year) or involving or which may involve obligations on it of a nature or magnitude calling for special mention or which cannot be fulfilled or performed profitably, or on time, or without undue or unusual expenditure of money or effort;

      9.1.2 any agreement entered into otherwise than by way of bargain, at arm's length and in the ordinary course of business;

      9.1.3 any arrangements (contractual or otherwise) which shall or may be terminated or prejudicially affected as a result of the issue of the Subscription Shares or of compliance with any other provision of this Agreement;

      9.1.4 any mortgages, debentures, charges, rights of security or third-party rights of any kind whatsoever over any of the assets of any Group Company;

      9.1.5 except for certain shareholder loan agreements, any loan agreement, overdraft facility, guarantee, indemnity or letter of credit or leasing, hiring, hire purchase, credit sale or conditional sale agreement;

      9.1.6 any agreement to factor its debts or otherwise engage in financing of a type which would not require to be shown or reflected in the accounts;

      9.1.7 any contract or commitment involving, or likely to involve, obligations or expenditure of an unusual or exceptional nature or magnitude;

                                      S5-8

      9.1.8 any agreement which materially restricts its freedom to carry on any business in any part of the world in such manner as it thinks fit or its ability to disclose or use the information in its possession;

      9.1.9 any agreement which cannot be terminated by it without payment of compensation by less than 90 days' notice, or which imposes any obligation to be performed by it more than 180 days from the date of the agreement;

      9.1.10 any agreement to which any of the Existing Shareholder or Mr. Wang or Ms. Dong or any of their respective Associates is a party and which is required to be assigned to or vested in a Group Company to enable that Group Company to carry on its business or enjoy the rights to the same extent as carried on or enjoyed prior to the date of this Agreement;

      9.1.11 (apart from the directors' service contracts and the Shareholders Agreement, when executed) any contract with any director of the Company or the Existing Shareholder; and

      9.1.12 powers of attorney or other authorities (express or implied) which are still outstanding or effective to or in favour of any person, other than an existing director or employee of a Group Company, to enter into any contract or commitment or to do anything on its behalf.

9.2 The Company is not aware of the invalidity, or of any grounds for determination, rescission, avoidance or repudiation, of any agreement to which any Group Company is a party.

9.3 In relation to all agreements to which any Group Company is a party ("BUSINESS AGREEMENT"):

      9.3.1 each Business Agreement is valid, binding and legally enforceable against the parties thereto in accordance with its terms;

      9.3.2 no party to any Business Agreement is in breach of any of the terms thereof which may have a material adverse effect on the financial condition of the relevant Group Company;

      9.3.3 all regulatory or third party approvals which are required in connection with each Business Agreement have been properly obtained; and

      9.3.4 neither the Existing Shareholder nor the Company are aware of the invalidity, or of any grounds for determination, recession, avoidance or repudiation, of any Business Agreement.

10.   EMPLOYEES

10.1 All contracts of service to which each Group Company is a party have been disclosed to the Investors and/or their professional advisors, and can be terminated by relevant Group Company (save as provided by legislation) by not more than three months' notice.

10.2  No Group Company is a party to:

      10.2.1 any loan to, or guarantee in respect of the obligations of, any past or present employee, officer or director of any Group Company;

      10.2.2 any collective bargaining or procedural or other agreement with any trade union or similar association;

      10.2.3 any agreement, arrangement or scheme (whether or not legally enforceable) for profit sharing or for the payment to employees of bonuses or incentive payments or the like,

                                      S5-9
            other than agreements providing for the payment of a bonus or incentive payment at the discretion of the Company; or

      10.2.4 any obligations (save as required under any applicable legislation) or ex-gratia arrangements to pay pensions, gratuities, retirement annuities, benefits, periodical sums or any compensation (for any reason whatsoever including unfair or wrongful dismissal) to any past or present employee or any other person.

10.3 All schemes or plans for the provisions of benefits to employees of any Group Company comply in all respects with all applicable legislation, all necessary consents and approvals in relation to such schemes and plans have been properly obtained and remain in full force and effect, each Group Company has complied fully with its obligations in respect of such scheme or plans and such schemes or plans have sufficient funds to meet all actual or contingent claims.

10.4 The Company is not under any material obligation (whether actual or contingent) to any former employee whether for breach of any contract of service, for compensation for wrongful dismissal or for unfair dismissal or for payment of any salaries, wages, pensions, gratuities, bonuses or otherwise howsoever or whatsoever and no tax, levy, contribution or payment in respect of any former employee whether to any governmental authority, pension funds, scheme or trust or otherwise howsoever or whatsoever shall be outstanding or disputed.

10.5 No director or employee of any Group Company is in material breach of any contract he or she has with that Group Company and no director of any Group Company is involved or has invested in any business which competes with any Group Company.

10.6 There is no existing or threatened or pending industrial or trade dispute involving any Group Company and any of its employees, there are no agreements or arrangements (whether oral or in writing or existing by reason of custom and practice) between any Group Company and any trade union or other employees' representatives concerning or affecting that Group Company's employees and there are no trade unions or other employees' representatives whom the Group recognises to any extent for collective bargaining purposes.

10.7 No Group Company has given notice of any redundancies or lay offs or started consultations with any independent trade union or employees' representatives regarding redundancies, lay offs or dismissals within the period of one year prior to the date hereof. No circumstances have arisen under which any Group Company is likely to be required to pay damages for wrongful dismissal, to make any statutory severance, redundancy or long service payment or to make or pay any compensation for unreasonable dismissal or to make any other payment under any employment protection legislation or to reinstate or re-engage any former employee. No circumstances have arisen under which any Group Company is likely to be required to pay damages or compensation, or suffer any penalty or be required to take corrective action or be subject to any form of discipline under any other laws conferring protection against discrimination, harassment, victimisation or vilification by reason of age, gender, family circumstances, race, religion or disability. There are no current, pending or threatened claims of any type against it by any existing or former employees.

10.8 No director or senior management member of the Group has given notice terminating his contract of employment or is under notice of dismissal and/or, so far as the Company is aware that no director or senior management member of the Group is intending to give notice terminating his contract of employment.

11.   INSOLVENCY

11.1 No order has been made or petition presented or resolution passed for the winding up of any Group Company, nor has any distress, execution or other process been levied against any Group Company or action been taken to repossess goods in the possession of any Group Company.

                                     S5-10

11.2 No steps have been taken for the appointment of an administrator or receiver, or similar or equivalent official or person in the relevant jurisdiction, of any part of any Group Company's property.

11.3 No floating charge created by any Group Company has crystallized and there are no circumstances likely to cause a floating charge to crystallize.

11.4 No Group Company is a party to any transaction which could be avoided in a winding up.

11.5 No Group Company has made or proposed any arrangement or composition with its creditors or any class of its creditors.

12.   INSURANCE

12.1 Every Group Company has effected all insurances required by law to be effected by them.

12.2 Full details of the insurance policies effected by any Group Company have been disclosed to the Investors and/or their professional advisors. All premiums due in respect of such policies of insurance have been paid in full and all the other conditions of the said policies have been performed and observed. The insurance under those insurance policies are sufficient to cover the risk anticipated for the business conducted by the relevant Group Company.

12.3 No claim is outstanding either by the insurer or the insured under any of the said policies and no claim against any Group Company by any third party is outstanding in respect of any risk covered by any of the policies or by any policy previously held by any Group Company.

12.4 All material assets of all the Group Companies of an insurable nature have at all times been and are insured in amounts to the full replacement value thereof against such risks as are in accordance with good commercial practice normally insured against. Each Group Company has at all times been adequately covered against accident, third party, public liability, product liability, and other risks normally covered by insurance and nothing has been done or omitted to be done by or on behalf of such Group Company which would make any policy of insurance void or voidable or enable the insurers to avoid the same and there is no claim outstanding under any such policy and there are no circumstances likely to give rise to such a claim or result in an increased rate of premium.

12.5 All information furnished in obtaining or renewing the insurance policies of each Group Company was correct and accurate when given and any change in that information required to be given was correctly given. No Group Company is in default under any of these policies and the copies of the policies supplied to the Investors and/or their professional advisors are true and complete.

12.6 No Group Company has suffered any uninsured losses or waived any rights of material or substantial value or allowed any insurances to lapse.

13.   PROPERTY

13.1  In this paragraph 13, unless the context otherwise requires:

      13.1.1 "LEASES" include all leases, sub-leases, tenancies, sub-tenancies licences and rights of occupation of any kind created whether by instrument or oral agreement or by conduct in respect of any leased property;

      13.1.2 "OCCUPANCY RIGHTS" include any right to use, possess or occupy any of the properties, granted by any Group Company or its predecessors in title or otherwise acquired or in the course of being acquired; and

                                     S5-11

      13.1.3 any reference to leased property shall (as appropriate) be deemed to include reference to each of them and each and every part of them.

13.2 In respect of property or leased property owned or leased by any Group Company and comprising of land, buildings and premises currently occupied or used by any Group Company or in respect of which a Group Company has any estate, interest, right or title, the relevant Group Company has:

      13.2.1 fully performed and observed all the covenants, conditions, agreements, stipulations, restrictions, contractual requirements or other obligations (whether positive or negative) of a similar nature imposed on it under the relevant documents of title and/or Leases;

      13.2.2 exclusive possession and occupation of the leased properties and there are no Occupancy Rights in favour of third parties affecting them;

      13.2.3 in its possession all documents of title and/or instruments creating the Leases of each of the leased properties, and each of those documents and/or Leases are properly completed and stamped; and

      13.2.4 effected current, valid and enforceable policies of insurance relating to the interior of such properties and/or leased properties and their respective fixtures, fittings and contents, which said policies of insurance conform in all respects with the requirements of the relevant documents of title and/or Lease and are not subject to any special or unusual terms or restrictions or to the payment of any premia in excess of the normal rate for policies of the same kind.

13.3 In respect of property or leased property disclosed to the Investors and/or their professional advisors as being owned or leased by any Group Company and comprising of land, buildings and premises currently occupied or used by any Group Company or in respect of which a Group Company has any estate, interest, right or title, the disclosed information relating to the properties and/or leased properties were and are true, correct and not misleading.

13.4 Copies of the leases of each of the leased properties, if any, have been provided to the Investors and/or their professional advisors and such copies are true and complete copies of the originals of such Leases.

13.5 The relevant Group Company has fully performed and observed all the covenants, conditions, agreements, stipulations, restrictions, contractual requirements or other obligations (whether positive or negative) of a similar nature imposed on it under the relevant Leases.

13.6 The relevant Group Company has exclusive possession and occupation of the leased properties and there are no Occupancy Rights in favour of third parties affecting them;

14.   INTELLECTUAL PROPERTY

14.1 All Intellectual Property registered in the name of any Group Company or used or required to be used by any Group Company is beneficially owned by the relevant Group Company, is unencumbered, is not subject to any agreements or licenses affecting the same and is valid and subsisting free of any licence or encumbrance in favour of a third party ("COMPANY IP").

14.2 Details of all Company IP have been disclosed to the Investors and/or their professional advisors, distinguishing in each case among rights that have been registered, rights in respect of which applications to register have been made and rights in respect of which no such registration or application has been made. The material particulars as to registration (and applications therefor) of the respective Company IP, including priority and renewal dates, have been disclosed to the Investors and/or their professional advisors. Each of those registrations is valid. None of such Company IP has been wrongfully or unlawfully acquired by a Group Company. Complete and

                                     S5-12
      accurate copies of all documentation by which the Company acquired from any third party ownership of any of such Company IP have been provided to the Investors, and no claim under any warranty contained in such documentation has been made or intimated nor are there any grounds on which any such claim could be made.

14.3 The use by the Group of Company IP does not breach the Intellectual Property rights of any third party. It is not necessary for the Group to use any Intellectual Property owned by any director, officer, employee or consultant of a Group Company (or persons the Company presently intends to hire) or the Existing Shareholder or any of their respective Associates.

14.4 All Intellectual Property created by employees of the Group during the course of employment is owned by the Group.

14.5 Since the incorporation, establishment and/or registration of each Group Company, no third party has:

      14.5.1 infringed, violated or misused any Company IP, or threatened to do so; or

      14.5.2 made, threatened or brought any notice, challenge, demand, claim or proceedings in relation to the Company IP and there are no facts or matters which might give rise to any such challenge, claim or proceedings.

14.6 No trade secrets, research records, processes, procedures, formulae, technical know-how, technology, methodologies, plans or other Confidential Information (as defined in paragraph 17.1) of the Group, that is material to the business of the Group has been disclosed to any person other than employees, representatives and agents of the Group or as required by a requirement of law.

14.7 The 'www.ninetowns.com' domain name is registered in the name of a Group Company.

15.   INFORMATION TECHNOLOGY

15.1 Each Group Company is the owner of the Information Technology used in the conduct of the business of the Group and such Information Technology is in good working order and has been properly maintained in accordance with good industry practice.

15.2 No Group Company has experienced any material disruption in or to its business or operation as a result of any failure (whether arising from any bug, virus, defect or otherwise), lack of capacity or other sub-standard performance of any Information Technology and no circumstance exists which is likely or expected to give rise to any such disruption.

15.3 None of the Group Companies have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the relevant Group Company.

15.4 Each Group Company has security procedures in place to prevent unauthorised access, amendment or damage to the Group Company's data or the data of third parties held, recorded, stored, maintained or operated by the Group Company or on behalf of the Group Company by any third party, and no unauthorised access, amendment or damage to such data has taken place since the incorporation of the Group Company.

16.   RELATED PARTY TRANSACTIONS

16.1 There is no outstanding, and there has not at any time been outstanding any, contract or arrangement to which any Group Company is a party and in which any director, shareholder,

                                     S5-13
      supervisor or officer of a Group Company is or has been interested, whether directly or indirectly through any Associates or otherwise, other than arm's length service contracts and no Group Company is a party to, or have any of its profits or financial position at any time been adversely affected by, any contract or arrangement which is not of an entirely arm's length nature; save as aforesaid and this Agreement, there are no agreements or understandings (whether legally enforceable or not) between a Group Company and any person who is a shareholder or the beneficial owner of any interest in that Group Company or any other company Controlled by any such person relating to the management of the Group Company's business or the appointment or the removal of its directors or the ownership or transfer of ownership or the letting of any of its assets or the provision of finance, goods, services or other facilities to or by the Group Company or otherwise howsoever relating to the Group Company or its affairs.

16.2 None of the directors, shareholders, supervisors or officers of any Group Company nor their respective Associates is at the date hereof either individually or collectively or with any other person or persons (including, without limitation, Beijing New Take e-Commerce Limited, Beijing Ninetowns Times e-Commerce Limited and Beijing Xinchengtong Digital Technology Co., Ltd.) engaged in any other business or concerned or interested in any way whatsoever in any other business of a similar nature to or competitive with that carried on by any Group Company.

17.   CONFIDENTIAL INFORMATION

17.1 In this paragraph 17 and paragraph 14.6 "CONFIDENTIAL INFORMATION" means all proprietary information, know-how, lists and details of customers or suppliers, trade secrets, technical processes or other confidential information belonging to the Group or to any third party.

17.2 No Group Company uses any processes or is engaged in any activities which involve the misuse of any Confidential Information belonging to any third party.

17.3 All agreements and/or arrangements under which Confidential Information belonging to any third party is made available to the Group have been disclosed to the Investors and no Group Company is in breach of any such agreement or arrangement or is aware of the existence of any circumstances under which its right to use such Confidential Information may be terminated.

17.4 No Group Company is aware of any actual or alleged misuse by any person of any of its Confidential Information. The Group has not disclosed to any person any of its Confidential Information except where such disclosure was properly made in the normal course of the Group Company's business and was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidential Information and is restrained from further disclosing it or using it other than for the purposes for which it was disclosed by the Group Company.

18.   MISCELLANEOUS

18.1  No Group Company has itself nor vicariously:

      18.1.1 committed any breach of any statutory provision, order, bye-law or regulation binding upon it or of any provision of its memorandum of association or articles of association or the constitutive documents or of any trust deed, agreement or licence to which it is a party or of any covenant, mortgage, charge or debenture given by it;

      18.1.2 entered into any transaction which is still executory and which is or may be unenforceable by reason of the transaction being voidable at the instance of any other party or ultra vires, void or illegal; or

      18.1.3 omitted to do anything required or permitted to be done by it necessary for the protection of its respective title to or for the enforcement or the preservation of any order or priority of any properties or rights owned by it.

                                     S5-14

      18.2 No one is entitled to receive from any Group Company any finder's fee brokerage or commission in connection with the issue of the Shares, except for such payments to be made to Crosby Limited by the Company.

                                     S5-15

                                   SCHEDULE 6
                             COMPLETION ARRANGEMENTS

Terms defined in the Share Subscription Agreement have the same meanings in this schedule 6.

                                     PART I

At Completion in respect of each Investor, all and not part of the following business shall be transacted:

(i)   The Investor shall deliver to the Company:

      (a) an application for such number of First Subscription Shares as is set opposite its name in column (B) of part I of schedule 3 at the First Subscription Price as is set opposite its name in column (C) of part I of schedule 3;

      (b) a banker's draft or evidence of irrevocable telegraphic/wire transfer instructions into such bank account as the Company shall inform the respective Investor prior to the Completion Date (or such other form of payment as the Company shall reasonably accept) for such amount of the First Subscription Price for the First Subscription Shares as set opposite its name in column (C) of part I of schedule 3; and

      (c) evidence of irrevocable telegraphic/wire transfer instructions into the bank account specified in paragraph 2.1 of Part II of schedule 3.

(ii) The Company and the Existing Shareholder shall deliver to the Investors documentary evidence satisfactory to the Investors that the Conditions have been duly satisfied, including, without limitation:

      (a) fixed term service contracts executed by Wai Ka Cheung, Gerry, Ng Kin Fai, Siu Sze Ho, Kenneth, Wang Shuang, Ren Xiaoguang, Wu Bolin and Dong Min;

      (b) a legal opinion from a Hong Kong law firm acceptable to the Investors;

      (c)   a legal opinion from a BVI law firm acceptable to the Investors;

      (d) a legal opinion from a Cayman Islands law firm acceptable to the Investors;

      (e)   a legal opinion from a PRC law firm acceptable to the Investors;

      (f) a certificate of compliance signed by a Company director relating to this Agreement;

      (g)   a Certificate of Good Standing relating to the Existing Shareholder;
            and

      (h) a Share Charge of 686,404 Shares executed by the Existing Shareholder to secure its obligations under clause 8 of this Agreement, together with a certified copy of the Existing Shareholder's board and shareholders' resolutions approving the same.

(iii) The Company and the Existing Shareholder shall procure a board meeting of the Company be held (or shall deliver a certified true copy of minutes of such board meeting) to approve:

      (a) the terms of, and the Company's execution of, this Agreement (together with all schedules thereto);

      (b) the issue and allotment to each of the Investors of such number of First Subscription Shares as is set opposite its name in column (B) of part I of schedule 3 at the First Subscription Price as is set opposite its name in column (C) of part I of schedule 3;

                                      S6-1

      (c) the issue of a share certificate to each of AIG Asian Opportunity Fund, L.P. and AIAB in respect of the relevant First Subscription Shares;

      (d) the registration of each of AIG Asian Opportunity Fund, L.P. and AIAB as a member of the Company and holder of the relevant First Subscription Shares credited as fully paid; and

      (e) the appointment of the relevant nominee of AOF as non-executive director of the Company.

(iv) The Company shall deliver to each of the Investors a duly sealed share certificate in respect of the relevant First Subscription Shares subscribed by the Investor credited as fully paid and, in particular, one share certificate in respect of 468,000 Shares shall be issued to AIG Asian Opportunity Fund, L.P., and one share certificate in respect of 156,000 Shares shall be issued to AIAB.

(v) The Existing Shareholder shall execute and deliver to the Investors the Tax Indemnity.

(vi) The Company shall execute the Shareholders Agreement, previously executed by all the parties thereto, except the Investors, and the Company shall deliver certified copies of resolutions of the corporate parties to the Shareholders' Agreement approving the execution thereof.

(vii) The Company shall deliver the written undertaking under seal by Mr. Wang and Ms. Dong, pursuant to clause 3.1.16 of the Agreement.

(viii) The Company shall procure that all the parties to the Agreement, save the Investors, initial each page of the engrossed copies of the Agreement (prepared by Dibb Lupton Alsop) at Completion and deliver the same to the Investors.

                                     PART II

At completion of the subscription and allotment of the Second Subscription Shares in respect of each Investor, all and not part of the following business shall be transacted:

(i)   The Investor shall:

      (a) deliver to the Company an application for such number of Second Subscription Shares as is set opposite its name in column (B) of part II of schedule 3 at the Second Subscription Price as calculated in accordance with part II of schedule 3;

      (b) sign and deliver to the Escrow Agent the joint notification, previously signed by the Company within 15 Business Days after the publication and release of the Company's consolidated audited accounts for the 2003 financial year, instructing the Escrow Agent to pay the Second Subscription Price as calculated in accordance with schedule 3.

(ii) The Company and the Existing Shareholder shall procure a board meeting of the Company be held (or shall deliver a certified true copy of minutes of such board meeting) to approve:

      (a) the issue and allotment to each of the Investors of such number of Second Subscription Shares as is set opposite its name in column (B) of part II of schedule 3 at the Second Subscription Price as calculated in accordance with part II of schedule 3;

      (b) the issue of a share certificate to each of AIG Asian Opportunity Fund, L.P. and AIAB in respect of the relevant Second Subscription Shares; and

                                      S6-2

      (c) the registration of each of AIG Asian Opportunity Fund, L.P. and AIAB as a member of the Company and holder of the relevant Second Subscription Shares credited as fully paid.

(iii) The Company shall deliver to each of the Investors a duly sealed share certificate in respect of the relevant Second Subscription Shares subscribed by the Investor credited as fully paid and, in particular, one share certificate in respect of three Shares shall be issued to AIG Asian Opportunity Fund, L.P., and one share certificate in respect of one Share shall be issued to AIAB.

                                      S6-3

                                   SCHEDULE 7
                         FORM OF SHAREHOLDERS' AGREEMENT

                          Dated ________ October 2003

                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED

                           JITTER BUG HOLDINGS LIMITED

   AIG ASIAN OPPORTUNITY G.P., L.L.C., IN ITS CAPACITY AS GENERAL PARTNER FOR
                        AIG ASIAN OPPORTUNITY FUND, L.P.

           AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED

                        THE PARTIES LISTED IN SCHEDULE 1

                                   WANG SHUANG

                                    DONG MIN

                    -----------------------------------------

                             SHAREHOLDERS' AGREEMENT

                                   CONCERNING

                             NINETOWNS DIGITAL WORLD
                             TRADE HOLDINGS LIMITED

                   -------------------------------------------

                                DIBB LUPTON ALSOP
                                    Hong Kong

                                 MML.TWL.477-005

                                      S7-1

                                      INDEX

CLAUSE                                                                      PAGE
------                                                                      ----
1.  INTERPRETATION.......................................................    1

2.  BUSINESS OF THE GROUP................................................    6

3.  BOARD CONSTITUTION AND BOARD AND SHAREHOLDERS' MEETINGS..............    6

4.  MATTERS REQUIRING CONSENT OF THE INVESTORS...........................    8

5.  UNDERTAKINGS.........................................................   10

6.  RESTRICTIVE COVENANTS................................................   11

7.  MANAGEMENT AND DIVIDEND..............................................   13

8.  IPO AND FURTHER FINANCING............................................   13

9.  NEW ISSUE AND RIGHT OF FIRST OFFER...................................   14

10. RIGHT OF FIRST REFUSAL...............................................   15

11. CO-SALE RIGHTS.......................................................   17

12. DRAG ALONG RIGHTS....................................................   18

13. ACCESS TO INFORMATION................................................   19

14. COMMENCEMENT AND TERMINATION.........................................   21

15. REPRESENTATIONS AND WARRANTIES.......................................   21

16. CONFIDENTIALITY......................................................   22

17. SEVERABILITY.........................................................   22

18. ENTIRE AGREEMENT.....................................................   23

19. CONFLICT WITH THE CONSTITUTION.......................................   23

20. APPROVAL AND CONSENT.................................................   23

21. AMENDMENTS...........................................................   23

22. FURTHER ASSURANCE....................................................   23

23. TIME OF ESSENCE AND REMEDIES AND WAIVERS.............................   23

24. ASSIGNMENT AND COUNTERPARTS..........................................   23

25. NOTICES AND OTHER COMMUNICATION......................................   24

26. RELATIONSHIP OF PARTIES..............................................   24

                                      S7-2

27. COSTS AND EXPENSES...................................................   24

28. GOVERNING LAW, JURISDICTION AND SERVICE OF PROCEEDINGS...............   24

SCHEDULE 1 ..............................................................   35

SCHEDULE 2 ..............................................................   36

SCHEDULE 3 ..............................................................   37

                                      S7-3

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND CONFIDENTIAL TERMS HAVE BEEN
OMITTED

THIS AGREEMENT is made on ________ October, 2003

BETWEEN

(1) JITTER BUG HOLDINGS LIMITED, a company established under the laws of the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("JITTER BUG");

(2) AIG ASIAN OPPORTUNITY G.P., L.L.C., IN ITS CAPACITY AS GENERAL PARTNER FOR AIG ASIAN OPPORTUNITY FUND, L.P., an exempted limited partnership formed under the laws of the Cayman Islands having its registered office c/o Maples & Calder, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("AOF");

(3) AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED, a company established under the laws of Bermuda and having its registered office at American International Building, 29 Richmond Road, Pembroke, Bermuda HM 08, Bermuda ("AIAB");

(4)   THE PARTIES LISTED IN SCHEDULE 1;

(5) NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED also known as [Name in Chinese], a company established under the laws of the Cayman Islands with limited liability and having its registered office at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies, and registered as an overseas company in Hong Kong having its principal place of business in Hong Kong at Units 2502-3 Worldwide House, 19 Des Voeux Road Central, Hong Kong ("COMPANY");

(6)   WANG SHUANG ([Name in Chinese]), of ***********************************
      ("MR. WANG"); and

(7)   DONG MIN ([Name in Chinese]), of **************************************
      ("MS. DONG").

WHEREAS

(A) The Initial Shareholders and Jitter Bug together hold the entire issued capital of the Company, particulars whereof are set forth in schedule 2.

(B) This Agreement is entered into by the parties for the purposes of regulating the business, affairs and management of the Group as from the date hereof.

NOW IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

1.1 In this Agreement, the following expressions shall, except where the context otherwise requires, have the following meanings:

      "ASSOCIATES"                    means, as to any body corporate, any of
                                      its shareholders, directors and officers, any other body corporate, unincorporated entity or person holding more than 20% of the interests therein or any other body corporate, unincorporated entity or person in which it holds more than 20% of the interests therein

                                      S7-1
                                      or, as to an individual, any of his
                                      parents, brothers, sisters, issues and
                                      spouse ("RELATIVES") and any company or
                                      trust which may be, directly or
                                      indirectly, Controlled by such individual
                                      (including any company or trust Controlled by any of his relatives);

      "BOARD" means the board of Directors for the time being of the Company;

      "BUSINESS DAY"                  means a day, excluding Saturdays, on which
                                      banks in Hong Kong are generally open for business;

      "CONFIDENTIAL INFORMATION"      means:

                                      (i)   the particulars of the Company set
                                            out in schedule 2;

                                      (ii)  trade secrets or other confidential
                                            information of any Group Company,
                                            including in particular lists or
                                            details of customers and clients of
                                            any Group Company; and/or

                                      (iii) the proprietary information,
                                            observations and data obtained by a
                                            party during the continuance of this
                                            Agreement concerning the
                                            organization, business, technology,
                                            finance, transactions or affairs of
                                            any Group Company or any other
                                            party;

      "CONSTITUTION"                  means the Memorandum and Articles of
                                      Association of the Company, as amended
                                      from time to time;

      "CONTROL", "CONTROLLED"         means, in relation to a body corporate,
      or "CONTROLLING"                the power of a person directly or
                                      indirectly to secure that the affairs of such body corporate are conducted in accordance with the wishes of that person:

                                      (i)   by means of the holding of shares or
                                            the possession of voting power
                                            (either at shareholder level or
                                            director level) in or in relation
                                            to that or any other body corporate;
                                            or

                                      (ii)  by virtue of any powers conferred by
                                            the memorandum and articles of
                                            association or by-laws or other
                                            similar documents regulating that or
                                            any other body corporate;

      "DIRECTOR"                      means any director for the time being of
                                      the Company and where applicable, any
                                      alternate director;

      "DISPOSE"                       means to make or to effect any sale,
                                      assignment, exchange, transfer, or to
                                      grant any option, right of first refusal or other right or interest whatsoever or to enter

                                      S7-2
                                      into agreement for any of the same and the expression "DISPOSAL" shall be construed accordingly;

      "ENCUMBRANCE"                   means any mortgage, charge, pledge, lien
                                      (otherwise than arising by statute or
                                      operation of law), hypothecation,
                                      equities, adverse claims, or other
                                      encumbrance, priority or security
                                      interest, over or in any property, assets or rights of whatsoever nature or interest or any agreement for any of the same;

      "FOUNDERS"                      means each or any of Jitter Bug, Mr. Wang
                                      and Ms. Dong;

      "GROUP"                         means the Company and its subsidiaries
                                      from time to time;

      "HK$"                           means Hong Kong Dollars, the lawful
                                      currency of Hong Kong;

      "GROUP COMPANY"                 means each or any of the Company and its
                                      subsidiaries;

      "GROUP REORGANISATION"          means the group reorganization involving
                                      the Company acquiring from Mr. Wang and
                                      Ms. Dong or any investment vehicle that is wholly owned, directly or indirectly, by Mr. Wang and Ms. Dong, 10% equity interests in Beijing New Take e-Commerce
                                      Limited and Beijing Ninetowns Times
                                      e-Commerce Limited currently, directly or indirectly, owned by Mr. Wang and/or Ms.
                                      Dong, in consideration of which Mr. Wang and/or Ms. Dong or any investment vehicle wholly owned, directly or indirectly, by Mr. Wang and/or Ms. Dong, will acquire interest in the Company through the issuance by the Company of Shares or securities, equity interest and/or warrants, options or loan stock convertible into Shares without further payment credited as fully paid and based on a valuation of the Shares at least equal to the entry level valuation (that is, at a pre-money valuation of US$70,500,000 and a post-money valuation of US$82,500,000) in respect of the subscription of Shares by AOF and AIAB
                                      ("REORGANISATION ISSUE");

      "HONG KONG"                     means the Hong Kong Special Administrative
                                      Region of the PRC;

      "INITIAL SHAREHOLDERS"          means the Investors and the parties listed
                                      in schedule 1;

      "INVESTOR"                      means each or either of AOF and AIAB or
                                      its respective assigns;

      "IPO" means an initial public offering of Shares or, as the case may be, the shares of the relevant entity resulting

                                      S7-3
                                      from any merger, reorganisation or other arrangements made by the Company for the purposes of a public offering;

      "PRC"                           means the People's Republic of China;

      "PRC SUBSIDIARIES"              means the subsidiaries of the Company in
                                      the PRC as at the date hereof, namely
                                      [Name in Chinese] ("BEIJING NEW TAKE
                                      E-COMMERCE LIMITED"), [Name in Chinese]
                                      ("BEIJING NINETOWNS TIMES E-COMMERCE
                                      LIMITED"), [Name in Chinese] ("BEIJING
                                      NINETOWNS DIGITAL TECHNOLOGY CO., LTD."), and [Name in Chinese] ("SHANGHAI NEW TAKE
                                      DIGITAL TECHNOLOGY CO., LTD."), [Name in
                                      Chinese] ("BEIJING NINETOWNS PORTS
                                      SOFTWARE AND TECHNOLOGY CO., LTD."),
                                      particulars of which are set out in
                                      schedule 3;

      "QUALIFIED IPO"                 means an underwritten IPO on the main
                                      board of the Hong Kong Stock Exchange
                                      covering the offer and sale of Shares
                                      under aforesaid IPO to the public at a
                                      price per share that will generate:

                                      (i)   an absolute return of at least 35%
                                            if the Qualified IPO occurs within
                                            one calendar year of the Completion
                                            Date (as defined in the Subscription
                                            Agreement); or

                                      (ii)  an internal return rate of at least
                                            35% per annum from the Completion
                                            Date,

                                      in US$ terms (net of withholding tax but including dividend received) on the Subscription Price per Share paid by the Investors (as adjusted for any share splits, dividends, combinations, recapitalisations and the like), or a similar IPO on a recognised stock exchange not within the Hong Kong provided that such offering in terms of price, offering proceeds and regulatory approvals is reasonably equivalent to the aforesaid IPO in Hong Kong;

      "RMB" means Renminbi, the lawful currency of the PRC;

      "SHARES"                        means any issued shares of the Company;

      "SHAREHOLDERS"                  means any or all of those persons at any
                                      time holding any Shares;

      "SUBSCRIPTION AGREEMENT"        means the share subscription agreement
                                      dated 9 October, 2003 and made between the Company, the Founders and the Investors;

                                      S7-4

      "SUBSCRIPTION PRICE"            means the subscription price for Shares
                                      subscribed for and allotted, and paid by the Investors to the Company, in accordance with the Subscription
                                      Agreement;

      "SUBSIDIARY BOARDS"             means the boards of directors for the time
                                      being of the subsidiaries of the Company and a "SUBSIDIARY BOARD" means any of them; and

      "US$" means United States dollars, the lawful currency of the United States of America.

1.2   In this Agreement:

      1.2.1 references to recitals, clauses and schedules are references to the recitals to and clauses of, and the schedules to, this Agreement;

      1.2.2 references to any statutory provision or any rule or regulation (whether or not having the force of law) shall be construed as references to the same as amended, varied, modified, consolidated or re-enacted from time to time and to any subordinate legislation made under such statutory provision;

      1.2.3  references to parties are to parties of this Agreement;

      1.2.4 words importing the singular include the plural and vice versa, words importing one gender include every gender;

      1.2.5 references to a "COMPANY" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

      1.2.6 the terms "SUBSIDIARY" and "HOLDING COMPANY" shall bear the same meanings as are ascribed to them by section 2 of the Companies Ordinance, Cap. 32 of the Laws of Hong Kong at the date hereof;

      1.2.7 references to a "PERSON" or "IT" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

      1.2.8 references to writing shall include any mode of reproducing words in a legible and non-transitory form;

      1.2.9  references to times of the day are to Hong Kong time;

      1.2.10 headings to clauses and schedules are for convenience of reference only and shall not affect the interpretation of this Agreement;

      1.2.11 the schedules shall form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the schedules;

      1.2.12 references to payments of money stated in RMB and to be paid in US$ shall be converted at the rate of RMB8.3:US$1, and references to payments of money stated in HK$ and to be paid in US$ shall be converted at the rate of HK$7.8:US$1.

                                      S7-5

1.3 The expression "SHAREHOLDERS" shall, where the context permits, include their respective successors, assigns and personal representative (where applicable).

2.    BUSINESS OF THE GROUP

2.1 The Group shall not conduct any business or activity other than their existing business as a software provider in digital (electronic) B2G transactions for import/export purposes, principally engaged in the design, research, development, sales and distribution of a series of standardized software products in compliance with the formalities of the PRC's State Import and Export Commodity Inspection and Quarantine Bureau and the provision of digital solutions to other governmental bodies including, but not limited to, the Customs General Administration of the PRC.

2.2 Any annual business plan, or amendment to an approved business plan prepared by or for the Company requiring the approval of the Investors shall be carried out by the Company on a best endeavours basis.

3.    BOARD CONSTITUTION AND BOARD AND SHAREHOLDERS' MEETINGS

3.1 The number of persons comprising the Board shall be nine, one of whom will be appointed by AOF pursuant to clause 3.2. No change in the Board constitution involving an increase or decrease of more than two Directors shall be made without the prior written consent of the Investors.

3.2 From the date hereof, AOF shall be entitled, by written notice to the Company, to nominate and appoint one person to the Board as a non-executive Director. AOF shall be entitled, by written notice to the Company to remove the Director nominated by it and nominate and appoint another person in his place. AOF shall be responsible for, and hold harmless the Company against, any claim made by the Director that is nominated and subsequently removed by AOF for wrongful dismissal, compensation for loss of office and all outstanding fees or remuneration arising out of such removal.

3.3 The Board shall convene a meeting at least once for each quarter of a year. The Company shall reimburse to each Director reasonable travelling expenses incurred by him for attending meetings of the Board.

3.4 In relation to meetings of the Board, a Director shall be given not less than 10 Business Days' written notice of meetings, but any meeting held without 10 Business Days' written notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting waive notice of the meeting in writing, and for this purpose, the presence of a Director at a meeting shall be deemed to constitute a waiver on his part in respect of such meeting. A Director may attend meetings of the Board in person, by telephone or by any other electronic means whereby all the Directors attending a meeting are able to contemporaneously communicate with each other and listen to all deliberations. The quorum of any meeting of the Board shall be three Directors present in person by telephone or by electronic means, which must include the Director nominated by AOF pursuant to clause 3.2.

3.5 The Board shall give not less than 14 Business Days' notice of meetings of Shareholders to those persons whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting. The quorum for any meeting of the Shareholders shall be three Shareholders present in person or by proxy and must include at least one of the Investors.

                                      S7-6

3.6 Except as specifically provided herein or by applicable laws but otherwise subject to clause 4, the management and control of each Group Company shall be exercised by the Board and the Subsidiary Boards who shall be responsible for the determination of the Group Company's overall policies and objects. Notwithstanding anything to the contrary contained in the Constitution or as provided by applicable law, none of the Group Companies may, without the prior resolution of the Board:

      3.6.1 make any acquisition of or material investment in, or disposition of any interest in, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture, trust, business trust or other business entity which involves a consideration paid to or received by a Group Company in excess of US$1,000,000 ("OTHER ENTITY");

      3.6.2 merge, consolidate or combine any Group Company into or with any Other Entity which involves a consideration paid or received by a Group Company in excess of US$1,000,000;

      3.6.3 create or allow to be created any fixed or floating charge, lien (other than a lien arising by operation of law) or other Encumbrance over the whole or any part of the undertaking, property or assets of the Group, except for the purpose of securing the indebtedness of the Group to its bankers for sums borrowed in the ordinary and proper course of business;

      3.6.4 give any bond, guarantee, indemnity or suretyship to secure the liabilities or obligations of any person other than a Group Company and in furtherance of the Group's business interests;

      3.6.5 acquire, sell or dispose of any asset or assets (including interests in any Group Company and Associates) unless such acquisition, sale or disposition is made in accordance with the business plan adopted pursuant to clause 4.1.13 or the value thereof, when aggregated with that of all other such acquisition, sale or disposition made in any 12 month period, is less than the amount of US$1,000,000;

      3.6.6 the creation of, in respect of any member of the Group, any borrowings in respect of a single transaction or a series of related transactions resulting in a net debt equity ratio of 40% or more of the Group;

      3.6.7 enter into or vary any contract or transaction or assume any liability which is outside the ordinary course of the business or not on arm's length terms or not at market value or which is long-term, unusual or onerous;

      3.6.8 make any investment in securities, shares or other equity interest in any company or in any business;

      3.6.9 take any interest (whether freehold, leasehold or otherwise) in or licence over any real property;

      3.6.10 enter into any transaction or arrangement (including the acquisition or disposal of assets or engagement of any service) with any Shareholder or any Associates of a Shareholder for the payment of any fee, charge or other sum to any such person at the request of a Group Company;

      3.6.11 enter into any Director's service agreements or other arrangements (except for the existing arrangements illustrated in a pro-forma service agreement set out in schedule 4), or replace or vary any Director's service agreements or other arrangements by any Group

                                      S7-7

             Company to provide for remuneration (including, without limitation, salary, bonus and other benefits) and/or the payment of any monetary sum to the Directors (other than those nominated by any of the Investors) which would have the effect of increasing such remuneration or payment;

      3.6.12 remove any Director (other than those nominated by any of the Investors, in which case the removal shall be effected pursuant to clause 3.2);

      3.6.13 establish or vary the powers delegated to any committee of the Board for managing the affairs of the Company or any Group Company;

      3.6.14 adopt or make any change in a financial year or appoint or change its auditors;

      3.6.15 appoint the chief executive officer or the financial officer of the Group;

      3.6.16 introduce, or modify, any management incentive schemes, share options and compensation plans that would involve any grant or issue (or agreement to grant or issue) of any option, warrant or similar rights for shares in any Group Company (including Shares) to employees and/or directors of any Group Company; or

      3.6.17 to the extent not otherwise covered by any of the other provisions of this clause 3.6, take any of the actions described in clause 4.

4.    MATTERS REQUIRING CONSENT OF THE INVESTORS

4.1 Notwithstanding anything to the contrary contained in this Agreement or the Constitution or any applicable law, the Shareholders and the Company shall each take all steps necessary to ensure that none of the Group Companies shall carry out any of the following actions, and no affirmative Board or Shareholder's resolution shall be adopted to approve or carry out the same, unless the Director appointed by AOF has or the Investors have, as the case may be, voted in the affirmative of such action:

      4.1.1 any amendment, modification or change of any rights, preferences, privileges, liabilities or powers of, or any restrictions provided for the benefit of, the Shares;

      4.1.2 any action that authorises, creates or issues Shares of any class having preferences superior to or on a parity with the Shares, whether in terms of voting rights or of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or distribution of the Company;

      4.1.3 any new issue or new allotment of any shares, securities or equity interest in any Group Company that would dilute the respective percentage ownership of any shareholder, other than the allotment of no more than 117,000 Shares to The Applied Research Council contemplated at the date hereof;

      4.1.4 any issue or grant of any warrants, options or similar rights conferring on any person a right to acquire any shares, securities or equity interest in any Group Company, other than the Reorganisation Issue and the allotment of Shares to The Applied Research Council referred to in clause 4.1.3;

      4.1.5 any action that reclassifies or converts any issued or outstanding shares of the Company into shares having preferences superior to or on a parity with the preference or priority of the Shares, whether in terms of voting rights or of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or distribution of the Company;

                                      S7-8

      4.1.6 any amendment, modification or change of the Constitution, this Agreement and/or the memorandum or articles of association or other similar documents of any of the Group Companies;

      4.1.7 any merger, sale or consolidation of the Company with one or more corporations as a result of which the shareholders of the company after such merger, sale or consolidation will not hold securities representing a majority of the voting power of the outstanding securities of the surviving or resulting company;

      4.1.8 the sale or Disposal of or creation of any Encumbrance over all or substantially all of the assets of any Group Company;

      4.1.9 the commencement of liquidation, dissolution, winding up or termination of any Group Company or any merger (or any other transaction of a similar nature or having a similar economic effect) or amalgamation of any Group Company with any other entity;

      4.1.10 any change in the business scope, nature and/or activities of any Group Company as set out in clause 2;

      4.1.11 any increase in or reduction of the authorised, issued or registered capital (as the case may be) of any Group Company or any sale, Disposal or the creation of any Encumbrance in respect of any equity interest in any Group Company, other than the Reorganisation Issue and the allotment of Shares to The Applied Research Council referred to in clause 4.1.3;

      4.1.12 any creation, grant or issue of (or agreement to create, grant or issue) any option, warrant or similar rights for shares in any Group Company (including Shares) to employees and/or directors of any Group Company, other than the grant of any option, warrant or similar rights for Shares not exceeding 10% of the aggregate issued share capital of the Company as enlarged by the allotment of Shares to The Applied Research Council referred to in clause 4.1.3.

      4.1.13 the approval of the annual business plan and/or budget for the Group (including the development of such plans) or a material change to a business plan and/or budget previously approved;

      4.1.14 any merger, acquisition or disposition of any assets or interests whereby the consideration paid or received by a Group Company exceeds US$1,000,000;

      4.1.15 enter into or amendment of any contracts for employment which will result in such employee receiving in excess of US$100,000 per annum by way of salary and benefits;

      4.1.16 borrow any amount, or incur any indebtedness or liability otherwise than in the ordinary course of business, or borrow any amount or incur any indebtedness or liability in the ordinary course of business in excess of an amount of US$2,000,000 in a single transaction or a series of related transactions, or on an accumulated basis commencing from the date hereof;

      4.1.17 grant any guarantee by the Company;

      4.1.18 grant any loan by the Company in aggregate in excess of US$500,000;

      4.1.19 declare or distribute any dividends, or amend the dividend policy of the Company;

                                      S7-9

      4.1.20 enter into any affiliate or related party transaction (as defined in the Hong Kong Statements of Standard Accounting Practice) in the aggregate amount of over US$300,000;

      4.1.21 entering into any swap, forward, futures or option transaction that is speculative in nature;

      4.1.22 initiate and/or settle any material litigation in the amount over US$1,000,000;

      4.1.23 appoint and/or change the Company auditors;

      4.1.24 form any subsidiary(ies), joint ventures and partnerships requiring a capital investment by the Group in excess of US$1,000,000;

      4.1.25 expand into new businesses (unless such expansions have previously been approved in an annual business plan previously approved by the Investors);

      4.1.26 change the size of the Board by more than two board seats after the appointment of a non-executive Director representing AOF;

      4.1.27 incur capital expenditure (outside the scope of approved annual budget) in excess of 10% of the approved annual budget;

      4.1.28 appoint or remove any of the chief executive officer, the chief operating officer and/or the chief financial officer; and/or

      4.1.29 adopt and/or amend or terminate the standard or current employment contracts or benefit plans for directors, president, senior vice president, vice president, financial controller, deputy financial controller, general manager and deputy general manager of the Company (including accepting the resignation of such personnel).

5.    UNDERTAKINGS

5.1 For the purpose of assuring to the Initial Shareholders the full benefit of the business and goodwill of the Group and as part of the inducement to the Investors to enter into the Subscription Agreement, the following undertakings are hereby given to the Initial Shareholders.

5.2 The Company undertakes that, and Jitter Bug shall procure that, the Company shall not:

      5.2.1 prior to the Group Reorganisation, reduce its beneficial interest (whether direct or indirect) in any PRC Subsidiary (other than in respect of Shanghai New Take Digital Technology Co., Ltd. in which the Company holds a 81% shareholding) to below 90% (and in the case of Shanghai New Take Digital Technology Co., Ltd., to below 81%) of the registered capital ([Name in Chinese]) of such PRC Subsidiary; and

      5.2.2 after the Group Reorganisation, reduce its beneficial interest (whether direct or indirect) in any PRC Subsidiary to below 100% of the registered capital ([Name in Chinese]) of such PRC Subsidiary, other than in respect of Shanghai New Take Digital Technology Co., Ltd. in which the Company shall not reduce its beneficial interest (whether direct or indirect) to below 90% of the registered capital ([Name in Chinese])

                                     S7-10

5.3 Mr. Wang and Ms. Dong jointly and severally undertake that, for the period commencing from the date hereof and expiring on:

      5.3.1 the date one year from a Qualified IPO; or

      5.3.2 such date as the Investors shall hold less than 312,002 Shares,

            whichever shall occur the latest, they shall not reduce their existing equity interests, whether direct or indirect, in the registered capital ([Name in Chinese]) of any PRC Subsidiaries in which they hold equity interests at the date hereof, save for the purpose and only to the extent of the Group Reorganisation, and they shall not, after the Group Reorganisation or during such time as they hold direct or indirect equity interest in the Company, whichever is the earlier, at any time reduce their direct or indirect equity interests in the Company.

5.4 The following parties may not sell, transfer or otherwise Dispose of the following direct or indirect interests:

      5.4.1 Jitter Bug, in respect of Shares; and

      5.4.2 Mr. Wang and Ms. Dong, in respect of their direct or indirect equity interests in any PRC Subsidiaries at the date hereof, or, at any time they have a direct or indirect interest in Shares, Shares and any security interest acquired through the Reorganisation Issue, prior to the expiration of a period of six months commencing from the date on which the period in which the Initial Shareholders cannot sell, transfer or otherwise Dispose of their Shares referred to in clause 5.5 expires, and provided that the period in which the Founders are restricted shall not be, in any event, less than six months from an IPO.

5.5 As from the date of an IPO, the Initial Shareholders may not sell, transfer or otherwise Dispose of their Shares prior to the expiration of a period of six months after an IPO if it is a condition or requirement for the IPO that the Investors do not sell, transfer or otherwise Dispose of their Shares prior to the expiration of a period of six months after the IPO.

5.6 Each of the Founders hereby agree and shall procure that the Company or any company at least 90% controlled by it shall be the exclusive entity to hold all international trade-related e-government software, and to conduct all activities and businesses related thereto. All new projects shall be considered first by the Company irrespective of the source and in the event that the Company decides against participation, the project may be considered by a Group Company but the project may not be taken up or injected into a Group Company on terms more favorable than those first previously offered to the Company.

5.7 The Company shall forthwith use their best endeavours to register the 'Ninetowns [Name in Chinese] name and logo as a trade and/or service mark in all jurisdictions with all relevant regulatory authorities in respect of the business carried on by the Group.

5.8 The Founders and the Company hereby undertake that they shall use their best endeavours to procure that the Group Reorganisation shall take place prior to an IPO.

5.9   This clause 5 shall survive termination of this Agreement.

6.    RESTRICTIVE COVENANTS

6.1 For the purpose of assuring to the Investors the full benefit of the business and goodwill of the Group and as part of the inducement to the Investors entering into the Subscription Agreement,

                                     S7-11
      each of the Founders hereby undertakes to the Company and to each of the Investors that, during the Relevant Period and for such period as will expire on the later of either (i) two years from the last day of the Relevant Period in respect of a Founder, or (ii) such date after the Relevant Period at which the Investors hold Shares representing less than 5% of the share capital of the Company at the date hereof (save that any reduction in Shares held by the Investors below the aforesaid 5% threshold as a direct result of the Investors being required to participate in a Drag Along Sale, that is initiated by other Initial Shareholders, shall be ignored and the Investors' shareholding shall be deemed to be 5% for the purposes of this clause after such Drag Along Sale) ("RESTRICTION PERIOD"), neither it/he nor any of its/his Associates will, whether directly or indirectly and either alone or in conjunction with, or on behalf of, any other person, firm or company and whether as principal, shareholder, director, employee, agent, consultant, partner or otherwise:

      6.1.1 be concerned with, engaged or interested in any business in any manner, directly or indirectly, which is in direct competition with the business carried on by any Group Company in Hong Kong or in the PRC or anywhere in the world ("TERRITORY") at any time during the Restriction Period;

      6.1.2 canvass, solicit or approach or cause to be canvassed, solicited or approached, any person in any manner in the Territory for orders or accept, receive or process any orders from any person who is or has been during the Restriction Period a customer or client of any Group Company where the orders relate to goods and/or services which are competitive with or of the type supplied by any Group Company at any time during the Relevant Period or the Restriction Period; or

      6.1.3 solicit or entice away, or endeavour to solicit or entice away, any employee or officer of any Group Company.

6.2 For the purpose of assuring to the Initial Shareholders the full benefit of the business and goodwill of the Group and as part of the inducement to the Initial Shareholders investing in the Group, each of Mr. Wang and Ms. Dong hereby undertakes and warrants (as the case may be) to the Company and each of the Initial Shareholders that:

      6.2.1 the current scope of business of Beijing Ninetowns Yadi Wall Paper Co., Ltd. is not, and will not be expanded into any business that would be, in direct competition with the business carried on by the Group (from time to time);

      6.2.2 the current scope of business of Beijing Ninetowns Import & Export e-Commerce Software Co., Ltd. is not, and will not be expanded into any business that would be, in direct competition with the business carried on by the Group (from time to time);

      6.2.3 the current scope of business of Beijing Xinchengtong Digital Technology Co., Ltd. is not, and will not be expanded into any business that would be, in direct competition with the business carried on by the Group (from time to time);

      6.2.4 in the event that the Group wishes to expand into a new line of business from the date hereof that would being it in competition with the business carried on by any of the entities referred to in clauses 6.2.1 to 6.2.3, procure that such entity(ies) will all such necessary acts and execute all documents to remove itself or themselves from being in direct competition with the Group.

6.3 Each undertaking in clauses 6.1 and 6.2 shall be treated as independent of the other undertakings so that, if any of them is held to be invalid or unenforceable for any reason, the remaining undertakings shall be valid to the extent that they are not affected.

                                     S7-12

6.4 Each Founder hereby expressly acknowledges and declares that it/he has duly considered the undertakings set out in clauses 6.1 and 6.2, so far as they apply to them, and considers that they are reasonable in the circumstances, and warrants and undertakes to each of the Investors that it/he shall not challenge or query the validity and enforceability of these undertakings.

6.5 Each of the undertakings set out in clauses 6.1 and 6.2 is for the benefit of each Investor separately, and any of the Investors may enforce such undertakings independently regardless of whether the other Shareholders are or intend to enforce such undertakings or have given or intend to give any waiver in relation thereof.

6.6 For the purposes of this clause 6, "RELEVANT PERIOD" means, in relation to Jitter Bug, the period during which it has any direct or indirect interest (legal or beneficial) in the issued share capital of any of the Group Companies, and in relation to Mr. Wang and Ms. Dong, the period during which he/she is a shareholder, Director, employee and/or has any direct or indirect interest (legal or beneficial) in the issued share capital of any of the Group Companies.

6.7 For the avoidance of doubt, this clause 6 shall survive termination of this Agreement.

7.    MANAGEMENT AND DIVIDEND

7.1 Save as otherwise provided in this Agreement or agreed between the parties, the Shareholders shall, and shall procure the Directors nominated by them to, exercise their powers and control in relation to the Group Companies so as to ensure that each of the Group Companies shall:

      7.1.1 carry on and conduct business and affairs in a proper and efficient manner and for its own benefit;

      7.1.2 transact its business on arm's length terms or on terms not less favourable than arm's length terms;

      7.1.3 keep proper books of account and therein make true and complete entries of all its dealings and transactions of and in relation to its business; and

      7.1.4 conduct its business in accordance with all applicable legal requirements, including the obtaining of all necessary licences, consents and approvals.

7.2 Subject to the circumstances prevailing at the relevant time including, in particular, the working capital requirements and the maintenance of relevant reserves of the Company (including, without limitation and share premium account), the Company shall distribute by way of dividend in accordance with the Constitution and subject to the terms of this Agreement in respect of each financial year such of its profits as are then lawfully available for distribution as shall be resolved by the Board.

8.    IPO AND FURTHER FINANCING

8.1 It is the parties' intention that the Company will use its best endeavors to complete a Qualified IPO no later than 31 December 2004. The parties hereto agree to cooperate in good faith to give effect to such Qualified IPO. In particular, Mr. Wang and Ms. Dong will agree to change the names of Beijing Ninetowns Yadi Wall Paper Co., Ltd. and/or Beijing Ninetowns Import & Export e-Commerce Software Co., Ltd., or any other entities using the 'Ninetowns [Name in Chinese] name in which they have any direct or indirect interest at the time of application for an IPO, to delete the word and/or characters 'Ninetowns [Name in Chinese] if not to do so would hinder the Company's application for an IPO.

                                     S7-13

8.2 The Shareholders are not under any obligation to provide any further funding to any of the Group Companies.

9.    NEW ISSUE AND RIGHT OF FIRST OFFER

9.1 Subject always to the Company having first obtained the consent of the Investors pursuant to clause 4.1.3 (other than the Reorganisation Issue and the allotment of Shares to The Applied Research Council referred to in clause 4.1.3), and except as provided in clauses 9.1.1 and 9.1.2 below, namely:

      9.1.1 securities issued in consideration of the acquisition by the Company of another corporation by merger or purchase of substantially all its assets; or

      9.1.2 securities issued pursuant to the consent in writing of all Shareholders for the time being,

      the Company shall not authorise, create or issue any Shares or securities of any class and will not authorise, issue or grant any options, warrants, conversion rights or other rights to purchase or acquire any Shares or securities of any class without first offering to the other Shareholders the right of first offer described in this clause 9.

9.2 Subject to clause 9.1, each Shareholder shall have a right of first offer to purchase and subscribe for an amount of Shares or securities (or any options, warrants, conversion rights or other rights to purchase or acquire Shares or securities) of the Company of any class or kind which the Company proposes to issue ("PRE-EMPTIVE SECURITIES") sufficient to maintain such Shareholder's proportionate beneficial ownership interest in the Company (on an as-converted, fully diluted basis).

9.3 If the Company wishes to issue any Pre-emptive Securities and after having obtained the Investors' consent by way of their affirmative vote or the affirmative vote of the AOF nominated Director at the relevant meeting, it shall prior to such issue give the Shareholders written notice of the proposed issue. The notice shall set forth the terms and conditions of the proposed issue (including the number of Pre-emptive Securities to be offered and the price, if any, for which the Company proposes to offer such Pre-emptive Securities), and such notice shall constitute an offer to issue the Pre-emptive Securities to the Shareholders on such terms and conditions.

9.4 The Shareholders may accept such offer by delivering a written notice of acceptance ("ACCEPTANCE NOTICE") to the Company within 14 days after receipt of the notice of the Company of the proposed issue. Any Shareholder exercising its right of first offer shall be entitled to participate in the purchase and subscription of Pre-emptive Securities on a pro rata basis to the extent necessary to maintain such Shareholder's proportionate beneficial ownership interest in the Company (such Shareholder's "PRO RATA PORTION") (and for purposes of determining such Shareholder's Pro Rata Portion, any Shareholder shall be treated as owning that number of Shares into which any outstanding convertible shares may be converted and for which any outstanding options may be exercised). The Shareholders shall have the right of oversubscription such that if any Shareholder fails to purchase or does not accept its Pro Rata Portion, the other Shareholders shall, among them, have the right to purchase up to the balance of the Pre-emptive Securities not so purchased. The right of oversubscription may be exercised by a Shareholder by notifying the Company of its desire to purchase more than its Pro Rata Portion. If, as a result thereof, such oversubscription exceeds the total number of Pre-emptive Securities available in respect of such oversubscription privilege, the oversubscribing Shareholders shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Portion or as they may otherwise agree among themselves.

                                     S7-14

9.5 The Company shall, in writing, inform promptly each Shareholder which elects to purchase its Pro Rata Portion of Pre-emptive Securities of any other Shareholders' failure to do so.

9.6 If any Shareholder who elects to exercise its right of first offer does not complete the purchase and subscription of such Pre-emptive Securities within 14 days after delivery of its Acceptance Notice to the Company, such Shareholder shall be deemed to have withdrawn its/his offer to purchase and subscribe for such Pre-emptive Securities and the Pre-emptive Securities the subject of such withdrawn offer shall be immediately reoffered to the Shareholders (excluding the withdrawing Shareholder) in accordance with clause 9.2.

9.7 If the Company does not complete the issue of the Pre-emptive Securities within such 60 day period, the right of first offer provided in this clause 9 in respect of such Pre-emptive Securities shall be deemed to be revived and the Pre-emptive Securities shall not be offered to any person unless first reoffered to the Shareholders in accordance with clause 9.2.

9.8 Pre-emptive Securities may only be offered to third parties if the provisions of this clause 9 have been complied with and not all Pre-emptive Securities have been subscribed for by the Shareholders, in which case such available Pre-emptive Securities shall be offered to third parties on terms no more favourable than those offered to the Shareholders and such allotment shall occur no more than 30 days from the date when it was determined that all Pre-emptive Securities would not be taken by the Shareholders.

9.9 Notwithstanding anything herein contained, no Pre-emptive Securities shall be issued by the Company to any person ("NEW SHAREHOLDER") who is not already a Shareholder without the New Shareholder having executed a deed of adherence agreeing to be bound by the terms of this Agreement prior to becoming a Shareholder.

10.   RIGHT OF FIRST REFUSAL

10.1  Subject to clauses 5.3 and 5.4 and excepting any transfers of Shares:

      10.1.1 pursuant to the relevant provisions regarding the various price adjustment mechanisms as are contained in the respective agreements for the sale and purchase of Shares between the relevant Initial Shareholders and Jitter Bug (provided always that Jitter Bug may not reduce its shareholding in the Company at any time to below 60%), or

      10.1.2 to Mr. Wang and/or Ms. Dong, or any investment vehicle that is wholly owned, directly or indirectly, by Mr. Wang and Ms. Dong, pursuant to the Group Reorganisation under which the aggregate Shares to be transferred to Mr. Wang and/or Ms. Dong, or any investment vehicle that is wholly owned, directly or indirectly, by Mr. Wang and Ms. Dong, will not in aggregate exceed 10% of the issued share capital of the Company as enlarged by the allotment of Shares to The Applied Research Council referred to in clause 4.1.3, before any Shares may be sold or otherwise transferred or Disposed of by any Shareholder (other than the Initial Shareholders) (including transfer by gift, operation of law or other involuntary transfer, such as liquidation), the Initial Shareholders shall have a right of first refusal ("RIGHT OF FIRST REFUSAL") to purchase such Shares ("OFFERED SHARES") in accordance with the terms of this clause 10.

                                     S7-15

10.2 Before the transfer of any Offered Shares, the selling Shareholder (other than the Initial Shareholders) ("TRANSFEROR") shall deliver to the Company and the Initial Shareholders a written notice ("TRANSFER NOTICE") stating:

      10.2.1 the Transferor's intention to sell or otherwise transfer or Dispose of such Offered Shares;

      10.2.2 the name of each proposed purchaser or other transferee ("PROPOSED TRANSFEREE");

      10.2.3 the number of Offered Shares to be transferred to each Proposed Transferee; and

      10.2.4 the cash price and/or other consideration for which the Transferor proposes to transfer the Offered Shares (or in the event of a transfer which by its nature will not result in any cash or other consideration being paid, at the appraised value of the Offered Shares as determined by the Company's independent public accountants) ("OFFERED PRICE").

      The Transfer Notice shall constitute an irrevocable offer by the Transferor to sell the Offered Shares at the Offered Price to the Initial Shareholders.

10.3  10.3.1 Each Initial Shareholders shall have the right, upon notice to the
             Transferor at any time within 14 Business Days after receipt of the Transfer Notice ("PURCHASE RIGHT PERIOD") to purchase up to its Pro Rata Share of all or any of such Offered Shares at the Offered Price and on the same terms (or terms as similar as reasonably possible) on which the Transferor is proposing or is to Dispose of such Offered Shares, and the Transferor shall, upon receipt of the notice of purchase from the Initial Shareholder, sell such Offered Shares to the Initial Shareholder pursuant to such terms. In respect of an Initial Shareholder, his "PRO RATA SHARE" for the purposes of this clause shall mean the ratio of (i) the number of Shares held by such Initial Shareholder (as for any Shares, on an as-converted, fully diluted basis) bears to (ii) the total number of Shares (on an as-converted, fully diluted basis) held by the Initial Shareholders.

      10.3.2 The Transferor shall grant to the Initial Shareholders the right of oversubscription such that if any Initial Shareholder fails to purchase any or up to its Pro Rata Share, the other Initial Shareholders shall have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by the Initial Shareholder by notifying the Transferor of its desire to purchase more than its Pro Rata Share.

      10.3.3 Upon expiration of the Purchase Right Period, the Transferor will provide notice to the Initial Shareholders as to whether or not the Right of First Refusal has been exercised by the Initial Shareholders ("EXPIRATION NOTICE").

10.4 If any of the Offered Shares proposed in the Transfer Notice to be transferred are not purchased by the Initial Shareholders, then after the issue of the Expiration Notice and subject to the co-sale rights set forth in clause 11, the Transferor may sell or otherwise transfer or Dispose of such Offered Shares which have not been purchased to the Proposed Transferee(s) at the Offered Price or at a higher price, provided that such sale or other transfer shall be completed and consummated no sooner than five Business days and no later than 60 days after the date of the Expiration Notice and provided further that the Proposed Transferee(s) executes a deed of adherence confirming that the provisions of this Agreement shall continue to apply to the Proposed Transferee(s) and to the Offered Shares that are transferred to such Proposed Transferee(s). If the Offered Shares described in the Transfer Notice are not transferred to the Proposed Transferee(s) within such 60 day period, the Transferor will not transfer or Dispose of any Offered Shares unless such securities are first re-offered to the Initial Shareholders in accordance with this clause 10.

                                     S7-16

11.      CO-SALE RIGHTS

11.1 Each Initial Shareholder shall have the right to participate, on a pro rata basis, in any sale or Disposal by Shareholders (other than the Initial Shareholders) to a Proposed Transferee upon the same terms and conditions as set forth in the Transfer Notice, subject to the terms and conditions set forth in this clause 11. An Initial Shareholder shall exercise its right by delivering to the Transferor, within five Business Days after receipt of the Expiration Notice, written notice of its intention to participate, specifying the number of Shares such Initial Shareholder desires to sell to the Proposed Transferee. At the closing of the transaction, such Initial Shareholder shall deliver one or more certificates representing the number of Shares which such Initial Shareholder elects to sell hereunder together with instruments of transfer and other documents necessary for transfer of such Shares to the Proposed Transferee, and the Transferor shall pay to such Initial Shareholder a pro rata amount of the purchase price received from the Proposed Transferee as corresponds to the number of Shares sold by such Initial Shareholder as a proportion of the total number of Shares sold to the Proposed Transferee. Each Initial Shareholder shall have the right to sell up to that number of Shares equal to the product of (1) the number of Offered Shares multiplied by (2) a fraction, the numerator of which is the number of Shares owned by such Initial Shareholder, and the denominator of which is the sum of (i) the number of Shares held by the Transferor after any exercise of the Right of First Refusal by the Initial Shareholders and (ii) the number of Shares held by all the Initial Shareholders electing to sell Shares pursuant to this clause. In the event that the Proposed Transferee desires to purchase a number of Shares different from the amount of the Offered Shares, the amount that the Proposed Transferee desires to purchase shall be substituted for Offered Shares in the above equation for the purpose of determining each Initial Shareholder's participation rights. If none of the Initial Shareholders elect to participate in the sale of the Offered Shares subject to the Transfer Notice, the Transferor may complete the transfer of the Offered Shares covered by the Transfer Notice in accordance with clause 10.4. Any proposed transfer on terms and conditions more favourable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any of the Offered Shares by the Transferor, shall again be subject to the co-sale rights of the Initial Shareholders and shall require compliance by the Transferor with the procedures described in this clause 11.

11.2 To the extent that any Proposed Transferee prohibits such assignment or otherwise refuses to purchase Shares from any Initial Shareholder exercising its rights of co-sale under this clause 11, the Transferor shall not sell to the Proposed Transferee any Shares unless and until, simultaneously with such sale or transfer, such Proposed Transferee shall purchase such Shares from such Initial Shareholder on the same terms and conditions specified in the Transfer Notice.

11.3 The exercise or non-exercise of the right to participate under this clause 11 with respect to a particular sale or Disposal by a Shareholder (other than the Initial Shareholders) shall not adversely affect any Initial Shareholder's right to participate in subsequent sales or Disposals by a Shareholder (other than the Initial Shareholders) pursuant to this clause 11.

11.4 Save as provided in this Agreement, Jitter Bug may not, without the prior written consent of the Investors, Dispose of its beneficial interest in Shares or shares held directly or indirectly in the share capital or equity interest of any Group Company. If a Founder is the Transferor under clause 10, clause 11.1 shall be subject to the Initial Shareholders' right to transfer or Dispose of Shares held in their respective names in priority to the Shares to be transferred or Disposed of by the Founder as Transferor and each Initial Shareholder may transfer or Dispose of up to that number of Shares equal to the sum of (1) the number of Offered Shares multiplied by (2) a fraction, the numerator of which is the number of Shares owned by such Initial Shareholder, and the denominator of which is the number of Shares held by all the Initial Shareholders electing to sell Shares pursuant to clause 11.1. Any sale, assignment or other transfer or Disposal of Offered Shares by the Founder contrary to the provisions of this Agreement hereof shall be null and void,

                                     S7-17
         and the Proposed Transferee shall not be recognised by the Company as the holder or owner of the Offered Shares purported to be sold, assigned, or transferred for any purpose (including, without limitation, voting or dividend rights), unless and until the Founder has satisfied the requirements of this Agreement with respect to such Disposal. The Founder shall provide the Company and the Investors with written evidence that such requirements have been met or waived prior to consummating any sale, assignment, transfer or other Disposal of securities, and no Shares shall be transferred on the books of the Company until such written evidence has been received by the Company and the Investors or the Disposal of the Shares is consented to by the Investors in writing.

11.5 The certificates evidencing the Shares of the Company shall bear, in addition to any other legend required under the applicable laws, the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS, INCLUDING RESTRICTIONS ON TRANSFER, AS SET FORTH IN A SHAREHOLDERS' AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE ISSUER AND CERTAIN SHAREHOLDERS OF THE ISSUER."

11.6 The legend referred to in clause 11.5 shall be removed upon termination of this Agreement.

12.      DRAG ALONG RIGHTS

12.1 If there is no Qualified IPO by 31 December 2004, Initial Shareholders singly or together representing 50% or more of the Shares held by the Initial Shareholders at the date hereof as set out in schedule 2 hereof may, at any time after 31 December 2004 and after having notified and requested the other Initial Shareholders in writing to join it/them (and other Initial Shareholders may accept such invitation within three Business days of receipt of the notice and request by way of written notice to the addressors of the notice and request) in the exercise of their Drag Along Rights, propose to sell all their Shares ("DRAG ALONG SHAREHOLDERS") to any interested buyer ("TRANSFEREE") of their choice ("DRAG ALONG SALE"). The Drag Along Shareholders may, at their option, require all the other Shareholders ("REMAINING SHAREHOLDERS") to sell such amount of their respective Shares representing at least 51% of the effective interests in the PRC Subsidiaries via the Company (comprising all the Shares held by the Drag Along Shareholders and pro-rata amounts of Shares held by the Remaining Shareholders) to the Transferee by delivering to the Company and the Remaining Shareholders written notice of their decision to compel the Remaining Shareholders to sell such amount of their respective Shares and participate in the Drag Along Sale ("DRAG ALONG NOTICE") on the same terms and conditions as the Drag Along Sale, save only the identity of the transferor. The Remaining Shareholders shall be required to participate in the Drag Along Sale on the terms and conditions set forth in the Drag Along Notice and to tender such amount of their respective Shares, as set forth below.

12.2 Where there is more than one interested buyer, the Transferee shall be the Buyer that offers the highest purchase price for Shares on terms satisfactory to the Investors.

12.3 Each of the Remaining Shareholders required to participate in the Drag Along Sale shall:

         12.3.1 against payment of the consideration for the Shares by the Transferee, deliver to the Transferee the transfer documents and certificate(s) representing such amount of their respective Shares that such Remaining Shareholder is selling in the Drag Along Sale on or before the completion of the Drag Along Sale;

         12.3.2 collect directly from the Transferee the consideration to be paid for the Shares he is selling in the Drag Along Sale; and

                                     S7-18

         12.3.3 co-operate in good faith to complete the Drag Along Sale to such Transferee hereunder.

12.4 In the event that any of the Remaining Shareholders should fail to deliver such transfer documents and certificate(s) to such Transferee, any Director is hereby authorised to execute and deliver the necessary transfer documents on that Remaining Shareholder's behalf and the Company may receive the purchase money in trust for the Remaining Shareholder (which shall be paid into a separate bank account in the Company's name) and cause the Transferee to be registered as the holder of such Shares.

12.5 The receipt by the Company of the purchase money shall be a good discharge to the Transferee (who shall not be bound to see the application thereof) and after the Transferee has been registered in purported exercise of the aforesaid powers the validity of the proceedings shall not be questioned by any person.

12.6 Any Shareholder who is the subject of a Drag Along Sale shall use all reasonable efforts to sell the respective required number of Shares in the Drag Along Sale in compliance with all applicable laws, without limitation, within 60 days from the delivery of the Drag Along Notice.

12.7 Promptly after the completion of the Drag Along Sale, the Drag Along Shareholders shall:

         12.7.1   give notice thereof to the Company, and

         12.7.2 furnish such other evidence of the completion and time of completion of such Drag Along Sale and the terms thereof as may be reasonably requested by the Company.

12.8 Each of the Remaining Shareholders represents and warrants in favour of the Transferee at the date of completion of the Drag Along Sale that:

         12.8.1 the Shares being sold by them will be free of all liens, charges and encumbrances; and

         12.8.2   they are the legal owners of such Shares,

         provided that any Remaining Shareholder who is an Initial Shareholder shall not be required to make any representation or warranty to the Transferee other than as set out in clauses 12.8.1 and 12.8.2, regardless of any requirements to the contrary stipulated in the Drag Along Notice.

12.9 There shall be no liability on the part of the Drag Along Shareholders to any of the Remaining Shareholders if the Drag Along Sale is not completed for whatever reason.

12.10 Prior to the completion of the drag Along Sale, the Transferee shall execute a deed of adherence agreeing to be bound by the terms of this Agreement.

13.      ACCESS TO INFORMATION

13.1 As from the date hereof, the Company shall and the Founders shall procure the Company to deliver to each Initial Shareholder all information and documentation (financial or otherwise) which is provided to a Director, which shall, without limitation, include the following documents:

         13.1.1 audited consolidated annual management accounts within 120 days after the end of each financial year, audited by a "Big 4" accounting firm of the Company's choice;

         13.1.2 unaudited consolidated annual management accounts of each Group Company within 45 days after the end of each financial year;

                                     S7-19

         13.1.3 annual business plan, annual budget and protected financial statements relating to each Group Company at least 30 days prior to its financial year end;

         13.1.4 monthly consolidated management accounts, including without limitation, the income statement, balance sheet and cash flow of the Company, within 20 days of the end of each month; and

         13.1.5 such other operating statistics and other trading and financial information in such form as the shareholders may require in order for them to be kept properly informed about the Company's interest and to generally protect their respective interests.

         All the financial statements referred to in clauses 13.1.1 to 13.1.5 above shall be prepared in conformance with Hong Kong accounting standards and shall include a balance sheet, profit and loss accounts, income statements and statement of cash flows and all directors' notes thereto.

13.2 Each Initial Shareholder shall have the right to discuss the business, operations and management and other matters of Group Companies with their directors, officers, employees, accountants, legal counsel and investment bankers during normal business hours.

13.3 The Company shall provide the Initial Shareholder with an opportunity to discuss and review the management accounts within 30 days of receipt by them.

13.4 Notwithstanding the consummation of an IPO, the Company shall, and the Founders shall procure that the Company will, for a period of three years following such IPO, deliver to each Investor copies of all annual, interim and/or quarterly reports to shareholders, and all other filings required to be made with the Securities and Futures Commission of Hong Kong and/or any other applicable regulatory, securities exchange or governmental authorities so long as the Investors remain as the Shareholders. This clause 13.4 shall survive the termination of this Agreement.

13.5 The Company shall retain an internationally recognized accounting firm to determine for each fiscal year of the Company whether the Company or any Group Company is a "controlled foreign corporation," a "passive foreign investment company" or a "foreign personal holding company," in each case within the meaning of the US Internal Revenue Code, and to assist the Company in satisfying the covenants contained in this clause
         13.5. Promptly after the end of each fiscal year, the Company shall provide to the Investors a written report by such accounting firm setting forth in reasonable detail such accounting firm's determination for such fiscal year. In the event that the Investors do not receive such report from the Company within 90 days from the end of a fiscal year, the Company shall be deemed to have represented to the Investors that it was not a "controlled foreign corporation", a "passive foreign investment company", or a "foreign personal holding company", in each case within the meaning of the US Internal Revenue Code, for that fiscal year.

13.6 If the Company constitutes a "passive foreign investment company" for any taxable year, the Company shall provide the Investors with any statement (including a "Passive Foreign Investment Company Annual Information Statement"), certificate or information necessary in order for the Investors or the direct or indirect investors in an Investor to timely and properly (i) make a "qualified elective fund" election, within the meaning of the US Internal Revenue Code, for the Company, and (ii) comply with the reporting requirements applicable to an investor that makes such a "qualified elective fund" election. The Company shall not elect to determine the value of its assets under the provisions of Section 1297(f)(2)(B) of the US Internal Revenue Code without the consent of the Investors.

13.7 The Company shall promptly furnish to the Investors information reasonably requested to enable the Investors or the direct or indirect investors of an Investor to comply with any tax reporting

                                     S7-20
         requirements with respect to the acquisition, ownership, or disposition of, and income attributable to, any Shares held by such Investor, including, without, limitation, such information as may be reasonably requested by any Investor to complete (or to provide information to others to complete) US federal, state or local income tax returns, including, without limitation, with respect to the status of the Company or any Group Company as a "controlled foreign corporation" a "passive foreign investment company" or a "foreign personal holding company" in each case within the meaning of the US Internal Revenue Code, or to provide information to taxing authorities or to investors in any Investor with respect to such matters. The Company hereby undertakes to keep, for so long as may be reasonably requested by the Investors, such documentation supporting such tax-related information supplied to the Investors as provided herein.

13.8 The Company shall use its best efforts to operate in a manner that prevents the Company from constituting a "controlled foreign corporation" a "passive foreign investment company" or a "foreign personal holding company" in each case within the meaning of the US Internal Revenue Code.

14.      COMMENCEMENT AND TERMINATION

14.1 This Agreement shall take effect and become legally binding on the parties immediately upon execution.

14.2 For the avoidance of doubt, the parties hereto agree to terminate this Agreement (save for such provisions thereof as are intended to continue after an IPO) on the receipt by the Company of an in-principle approval for listing or, conditional upon the listing occurring as envisaged, on such date prior to a listing as may be required by the relevant regulatory body in order to achieve the listing, by executing a termination agreement conditional upon the occurrence of the listing and to take effect from the date of the listing of the Company, and in the event of the listing not taking place by 31 December 2004, the termination agreement shall lapse and this Agreement and all the rights, obligation and provisions hereto shall continue to apply to the parties with full force and effect.

14.3 This Agreement shall terminate in relation to any Shareholder after such Shareholder shall have ceased to be a shareholder of the Company.

14.4 Termination of this Agreement shall not release any party from any liability which at the time of termination has already accrued to the other parties or any liability arising or maturing after such termination as a result of any breach, omission committed or omitted prior to such termination.

15.      REPRESENTATIONS AND WARRANTIES

15.1 Each party enters into this Agreement on the basis of, and in reliance on, the following representations and warranties made by each party:

         15.1.1 that it/he has the power and authority to enter into and perform this Agreement;

         15.1.2 this Agreement constitutes, or will constitute when executed, valid, legal and binding obligations on it/him in the terms of the agreement; and

         15.1.3 compliance with the terms of this Agreement will not breach or constitute a default under any:

                  (a) agreement or instrument to which that party is a party or by which they are bound; or

                                     S7-21

                  (b) order, judgment, decree or other restriction applicable to that party.

15.2 The Founders jointly and severally represent and warrant that immediately on signing this Agreement, the information and particulars of the shareholdings in the Company set out in schedule 2 is true and correct.

16.      CONFIDENTIALITY

16.1 Each of the Parties shall not disclose, divulge or communicate to any party that is not a party to this Agreement, nor to any other unauthorised person or use for its/his own account, or through any failure to exercise all due care and diligence cause, or permit, any unauthorised disclosure of, any Confidential Information unless and to the extent that the Company and every other party has given their prior written consent for disclosure, or may, subject to any practicable arrangements to protect confidentiality, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process or arbitration regarding any legal action, suit or proceeding arising out of or relating to this Agreement or in connecting with any proposed sale of the Party's interest in the Company.

16.2 For the purposes of this clause 16 the expression "PARTY" shall include, where such party is a corporation, all companies Controlled by, or under common Control with, that party and the employees or agents of that party and of such subsidiary or controlled companies.

16.3     This clause 16 shall not apply to disclosure by (A) the Investors to
         (i) any investor or shareholder of either of the Investors, (ii) any member of the AIG group of companies ("AIG GROUP"), (iii) any fund managed or advised by the AIG Group, (iv) any investment manager or adviser that manages or advises an AIG fund, (v) potential investors in a fund managed or advised by the AIG Group, (vi) any potential investor in the Company (whether by way of the purchase of Shares held by the Investors or the subscription of new Shares), (vii) their legal advisers, (viii) accountants or auditors or (ix) banks or other financial institutions; and (B) the professional advisers to the Company including, but not limited to, its financial advisers, legal advisers, auditors and bankers.

17.      SEVERABILITY

17.1 If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

17.2 If any provision of this Agreement is so found to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification(s) as may be necessary to make it valid and enforceable.

17.3 The parties agree, in the circumstances referred to in clause 17.1, and if clause 17.2 does not apply, to attempt to substitute for any invalid or unenforceable provision a valid and enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision. The obligations of the parties under any invalid or unenforceable provision of this Agreement shall be suspended while an attempt at such substitution is made.

                                     S7-22

18.      ENTIRE AGREEMENT

         This Agreement and, in relation to each Shareholder, the share subscription agreement between, inter alia, the Shareholder and the Company constitutes the entire agreement and understanding between the parties in connection with the subject matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and no party hereto has relied or is entitled to rely on any such proposals, representations, warranties, agreements or undertakings.

19.      CONFLICT WITH THE CONSTITUTION

         In the event of any conflict between the provisions of the Agreement and the terms of the Constitution, the provisions of this Agreement shall prevail and, if any of the parties hereto shall so require, the Constitution shall be revised so as to reflect the provisions of this Agreement.

20.      APPROVAL AND CONSENT

20.1 Where this Agreement expressly requires a party to obtain the other party's consent, the party whose consent is required may, in its absolute discretion:

         20.1.1 give any approval or consent under this Agreement conditionally or unconditionally; or

         20.1.2   withhold that approval or consent.

21.      AMENDMENTS

         This Agreement may not be modified or varied except by an instrument in writing signed by all the parties hereto or their duly authorized representative.

22.      FURTHER ASSURANCE

         Each of the parties hereto undertakes with each of the others to do all things reasonably within his power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

23.      TIME OF ESSENCE AND REMEDIES AND WAIVERS

23.1     Time shall be of the essence of this Agreement.

23.2 No delay or omission by any party in exercising any right, power or remedy provided by law or under this Agreement shall:

         23.2.1   affect that right, power or remedy; or

         23.2.2   operate as a waiver of it.

23.3 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

24.      ASSIGNMENT AND COUNTERPARTS

24.1 This Agreement shall be binding on and shall enure for the benefits of the successors and assigns of the parties hereto.

                                     S7-23

24.2 Each of the Shareholders may assign and transfer its rights, benefits and obligations of and in this Agreement, in conjunction with the transfer of its Shares, to a company which is its subsidiary or a subsidiary of the holding company of it and each Investor may assign such rights, benefits and obligations to any member of the AIG Group and/or any fund managed or advised by the AIG Group in conjunction with the transfer of its Shares. Save as aforesaid, and save as provided herein, no party hereto may assign or transfer any of his or its rights or obligations under this Agreement.

24.3 This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute one and the same instrument.

25.      NOTICES AND OTHER COMMUNICATION

         Any notice or other communication to be given under this Agreement shall be in writing and may be sent by post or delivered by hand or given by facsimile or by courier to the address or fax number from time to time designated, the initial address and fax number so designated by each party being set out in schedule 3. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject matter of this Agreement. If so delivered by hand or given by facsimile such notice or communication shall be deemed received on the date of despatch and if so sent by post (or, if sent to an address outside of Hong Kong, so sent by courier) shall be deemed received three Business Days after the date of despatch (in the case of local mail) and five Business Days after the date of despatch (in the case of overseas registered/certified mail).

26.      RELATIONSHIP OF PARTIES

         Nothing in this Agreement is intended to or shall operate to create a partnership or joint venture of any kind between the parties, or to authorise any party to act as agent for the other, and no party shall have authority to act in the name or on behalf of or otherwise to bind any other party in any way, including but not limited to the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power.

27.      COSTS AND EXPENSES

         Each party shall bear its own costs and expenses (including legal expenses) in respect of the transactions contemplated by this Agreement and all other expenses for the implementation of such transactions.

28.      GOVERNING LAW, JURISDICTION AND SERVICE OF PROCEEDINGS

28.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts in respect of this Agreement.

28.2 Nothing contained in this clause shall limit the right of any party to take any suit, action or proceedings arising under this Agreement against any of the other parties in any other court of competent jurisdiction, nor shall the taking of any suit, action or proceedings arising under this Agreement in any one or more jurisdictions preclude the taking of any suit, action or proceedings arising under this Agreement in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of that jurisdiction.

28.3 Each of the parties hereto hereby irrevocably authorizes and appoints the agent described in the second column in schedule 3 opposite its name (or such other person being resident of or

                                     S7-24
         incorporated in Hong Kong as it may by notice to the other parties substitute) to accept service of all legal process arising out of or in connection with this Agreement and service on such agent (or such substitute) shall be deemed to be service on the party concerned.

IN WITNESS whereof the parties executed this Agreement the day and year first above written.

                                     S7-25

SIGNED by                                   )
For and on behalf of                        )
Jitter Bug Holdings Limited                 )
in the presence of:                         )

                                     S7-26

SIGNED by                                   )
AIG Asian Opportunity G.P., L.L.C.          )
in its capacity as general partner for      )
AIG Asian Opportunity Fund, L.P.            )
in the presence of:                         )

SIGNED by                                   )
For and on behalf of                        )
American International Assurance            )
Company (Bermuda) Limited                   )
in the presence of:                         )

                                     S7-27

SIGNED by                                   )
For and on behalf of                        )
Ninetowns Digital World Trade               )
Holdings Limited                            )
in the presence of:                         )

SIGNED by Wang Shuang                       )
in the presence of:                         )

SIGNED by Dong Min                          )
in the presence of:                         )

                                     S7-28

SIGNED by                                   )
For and on behalf of                        )
Ever Praise Holdings Limited                )
in the presence of:                         )

                                     S7-29

SIGNED by                                   )
For and on behalf of                        )
Titan I Venture Capital Co., Ltd.           )
in the presence of:                         )

SIGNED by                                   )
For and on behalf of                        )
Titan II Venture Capital Co., Ltd.          )
in the presence of:                         )

                                     S7-30

SIGNED by                                   )
For and on behalf of                        )
CFM Investments Limited-CFM                 )
Greater China Fund                          )
in the presence of:                         )

                                     S7-31

SIGNED by                                   )
For and on behalf of                        )
China Equity Associates L.P.                )
in the presence of:                         )

                                     S7-32

SIGNED by                                   )
For and on behalf of                        )
MMFI Capi Venture Investments Limited       )
in the presence of:                         )

                                     S7-33

SIGNED by                                   )
For and on behalf of                        )
UOB Venture (Shenzhen) Limited              )
in the presence of:                         )

                                     S7-34

                                   SCHEDULE 1
                             THE OTHER SHAREHOLDERS

1. EVER PRAISE HOLDINGS LIMITED

2. TITAN I VENTURE CAPITAL CO., LTD.

3. TITAN II VENTURE CAPITAL CO., LTD.

4. CFM INVESTMENTS LIMITED-CFM GREATER CHINA FUND

5. CHINA EQUITY ASSOCIATES L.P.

6. MMFI CAPI VENTURE INVESTMENTS LIMITED

7. UOB VENTURE (SHENZHEN) LIMITED

                                     S7-35

                                   SCHEDULE 2
                   PARTICULARS OF SHAREHOLDINGS IN THE COMPANY

       SHAREHOLDERS                           NO. OF SHARES HELD            % OF SHAREHOLDING
       ------------                           ------------------            -----------------
Jitter Bug Holdings Limited                       4,720,000                       74.70

AIG Asian Opportunity Fund, L.P.                    468,000                        7.41

American International
Assurance Company (Bermuda) Limited                 156,000                        2.47

Ever Praise Holdings Limited                        195,000                        3.09

Titan I Venture Capital Co., Ltd.                    97,500                        1.54

Titan II Venture Capital Co., Ltd.                   97,500                        1.54

CFM Investments Limited-CFM
Greater China Fund                                  195,000                        3.09

China Equity Associates L.P.                        234,000                        3.70

MMFI Capi Venture
Investments Limited                                  78,000                        1.23

UOB Venture (Shenzhen) Limited                       78,000                        1.23

                                     S7-36

                                   SCHEDULE 3

          ADDRESS AND FAX NUMBERS FOR NOTIFICATION AND NAMES, ADDRESSES
              AND FAX NUMBERS OF AGENTS FOR SERVICE OF PROCEEDINGS

Name, address and fax number of party                      Name, address and fax number of the agent
(a)  Ninetowns Digital World Trade Holdings                   Li & Partners
     Limited
     Unit 2205 Worldwide House                                22/F., World Wide House
     19 Des Voeux Road Central                                Central, Hong Kong
     Hong Kong
                                                              Fax: (852) 2501 0028
     Fax number: (852) 2868 5121

(b)  Jitter Bug Holdings Limited                              Li & Partners
     P.O. Box 957                                             22/F., World Wide House
     Offshore Incorporations Centre                           Central, Hong Kong
     Road Town
     Tortola                                                  Fax: (852)2501 0028
     British Virgin Islands

     Fax number: (852) 2868-5121

(c)  AIG Asian Opportunity G.P., L.L.C., in its               AIG Global Investment Corporation (Asia) Ltd.
     capacity as general partner for AIG Asian                Suites 3601 & 10-12
     Opportunity Fund, L.P.                                   One Pacific Place
     c/o Maples & Calder                                      88 Queensway
     PO Box 309                                               Hong Kong
     Ugland House
     South Church Street                                      Fax number: (852) 2893 6606
     George Town
     Grand Cayman
     Cayman Islands

     Fax number: (1) 345 949 8080

     with a copy to:

     AIG Global Investment Corporation (Asia)
     Limited
     Suites 3601 & 10-12
     One Pacific Place
     88 Queensway
     Hong Kong

     Fax number: (852) 2893 6606

                                     S7-37

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND CONFIDENTIAL TERMS HAVE BEEN
OMITTED

(d)  American International Assurance Company                 AIG Global Investment Corporation (Asia) Ltd.
     (Bermuda) Limited                                        Suites 3601 & 10-12
     American International Building                          One Pacific Place
     29 Richmond Road                                         88 Queensway
     Pembroke                                                 Hong Kong
     Bermuda HM 08
     Bermuda                                                  Fax number: (852) 2893 6606

     Fax number: (1) 441 292 6735

     with a copy to:

     AIG Global Investment Corporation (Asia) Limited
     Suites 3601 & 10-12
     One Pacific Place
     88 Queensway
     Hong Kong

     Fax number: (852) 2893 6606

(e)  Wang Shuang                                              Li & Partners
     *************************                                22/F., World Wide House
                                                              Central, Hong Kong
     Fax number: (852) 2868-5121
                                                              Fax: (852)2501 0028

(f)  Dong Min                                                 Li & Partners
     *************************                                22/F., World Wide House
                                                              Central, Hong Kong
     Fax number: (852) 2868-5121
                                                              Fax: (852)2501 0028

(g)  Ever Praise Holdings Limited                             Li & Partners
     Room 701, Euro Trade Centre                              22/F., World Wide House
     21-23 Des Voeux Road Central                             Central, Hong Kong
     Hong Kong
                                                              Fax: (852)2501 0028
     Fax: (852) 2877-0393

(h)  Titan I Venture Capital Co., Ltd.                        Li & Partners
     10/F., 6 Tun Hwa N. Road                                 22/F., World Wide House
     Taipei                                                   Central, Hong Kong
     Taiwan
                                                              Fax: (852) 2501 0028
     Fax number:  (886-2) 2751-5416

                                     S7-38

(i)  Titan II Venture Capital Co., Ltd.                       Li & Partners
     10/F., 6 Tun Hwa N. Road                                 22/F., World Wide House
     Taipei                                                   Central, Hong Kong
     Taiwan
                                                              Fax: (852) 2501 0028
     Fax number: (886-2) 2751-5416

(j)  CFM Investments Limited-CFM Greater China Fund           Li & Partners
     3/F., 36C Bermuda House                                  22/F., World Wide House
     Dr. Roy's Drive, George TownGrand                        Central, Hong Kong
     Cayman, Cayman Islands
     British, West Indies                                     Fax: (852) 2501 0028

     Fax number: (886-2) 2751-5416

(k)  China Equity Associates L.P.                             Suez Asia Holdings (Hong Kong) Limited
     Suite 5004                                               Suite 5004
     One Exchange Square                                      One Exchange Square,
     8 Connaught Place                                        8 Connaught Place
     Central                                                  Central
     Hong Kong                                                Hong Kong

     Fax number: (852) 2119 9786                              Fax number: (852) 2119 9786

(l)  MMFI Capi Venture Investments Limited                    JAIC
     Suite 1112                                               Suite 1112
     Two Pacific Place                                        Two Pacific Place
     88 Queensway                                             88 Queensway
     Admiralty                                                Admiralty
     Hong Kong                                                Hong Kong

     Fax number: (852) 2509 3025                              Fax number: (852) 2509 3025

(l)  UOB Venture (Shenzhen) Limited                           Li & Partners
     608 St. James Court                                      22/F., World Wide House
     St. Denis Street                                         Central, Hong Kong
     Port Louis, Mauritius
                                                              Fax:  (852) 2501 0028
     Fax number: (65) 6538-2569

                                     S7-39

                                   SCHEDULE 8
 ADDRESS AND FAX NUMBERS FOR NOTIFICATION AND NAMES, ADDRESS AND FAX NUMBERS OF
                        AGENTS FOR SERVICE OF PROCEEDINGS

Name, address and fax number of party                      Name, address and fax number of the agent
(a)  Ninetowns Digital World Trade Holdings Limited           Li & Partners
     Units 2502-3 Worldwide House                             22/F., World Wide House
     19 Des Voeux Road Central                                Central, Hong Kong
     Hong Kong
                                                              Fax: (852)2501 0028
     Fax number: (852) 2868 5121

(b)  Jitter Bug Holdings Limited                              Li & Partners
     P.O. Box 957                                             22/F., World Wide House
     Offshore Incorporations Centre                           Central, Hong Kong
     Road Town
     Tortola                                                  Fax: (852)2501 0028
     British Virgin Islands

     Fax number: [FAX NUMBER]

(c)  AIG ASIAN OPPORTUNITY G.P., L.L.C., in its               AIG Global Investment Corporation (Asia) Ltd.
     capacity as general partner for AIG Asian                Suites 3601 & 10-12
     Opportunity Fund, L.P.                                   One Pacific Place
     c/o Maples & Calder                                      88 Queensway
     PO Box 309                                               Hong Kong
     Ugland House
     South Church Street                                      Fax number: (852) 2893 6606
     George Town
     Grand Cayman
     Cayman Islands

     Fax number: (1) 345 949 8080

     with a copy to:

     AIG Global Investment Corporation (Asia)
     Limited
     Suites 3601 & 10-12
     One Pacific Place
     88 Queensway
     Hong Kong

     Fax number: (852) 2893 6606

                                      S8-1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND CONFIDENTIAL TERMS HAVE BEEN
OMITTED

(d)  American International Assurance Company                 AIG Global Investment Corporation (Asia) Ltd.
     (Bermuda) Limited                                        Suites 3601 & 10-12
     American International Building                          One Pacific Place
     29 Richmond Road                                         88 Queensway
     Pembroke                                                 Hong Kong
     Bermuda HM 08
     Bermuda                                                  Fax number: (852) 2893 6606

     Fax number: (1) 441 292 6735

     with a copy to:

     AIG Global Investment Corporation (Asia)
     Limited
     Suites 3601 & 10-12
     One Pacific Place
     88 Queensway
     Hong Kong

     Fax number: (852) 2893 6606

(e)  Wang Shuang                                              Li & Partners
     ************************                                 22/F., World Wide House
                                                              Central, Hong Kong
     Fax number: [FAX NUMBER]
                                                              Fax: (852)2501 0028

(f)  Dong Min                                                 Li & Partners
     ************************                                 22/F., World Wide House
                                                              Central, Hong Kong
     Fax number: [FAX NUMBER]
                                                              Fax: (852)2501 0028

                                      S8-2

                      Dated the _____ day of ________ 2003

                           JITTER BUG HOLDINGS LIMITED

   AIG ASIAN OPPORTUNITY G.P., L.L.C., IN ITS CAPACITY AS GENERAL PARTNER FOR
                        AIG ASIAN OPPORTUNITY FUND, L.P.

           AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED

                    -----------------------------------------

                                  TAX INDEMNITY

                   -------------------------------------------

                                DIBB LUPTON ALSOP

                                    Hong Kong

                                 MML.TWL.477-005

                                      INDEX

CLAUSE                                                                                                                         PAGE
1.  INTERPRETATION............................................................................................................  1

2.  INDEMNITY AND COVENANT TO PAY.............................................................................................  2

3.  PAYMENTS..................................................................................................................  3

4.  WAIVER....................................................................................................................  3

5.  SEVERABILITY..............................................................................................................  3

6.  TIME OF ESSENCE...........................................................................................................  3

7.  ASSIGNMENT AND COUNTERPARTS...............................................................................................  3

8.  FURTHER ASSURANCE.........................................................................................................  4

9.  COSTS AND EXPENSES........................................................................................................  4

10. RIGHTS AND LIABILITIES....................................................................................................  4

11. PROCESS AGENTS............................................................................................................  4

12. GOVERNING LAW AND JURISDICTION............................................................................................  4

                                   SCHEDULE 9
                              FORM OF TAX INDEMNITY

THIS DEED is made on the _____ day of ________, 2003

BY

(1) JITTER BUG HOLDINGS LIMITED, a company established under the laws of the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("INDEMNIFIER");

IN FAVOUR OF

(2) AIG ASIAN OPPORTUNITY G.P., L.L.C., IN ITS CAPACITY AS GENERAL PARTNER FOR AIG ASIAN OPPORTUNITY FUND, L.P., an exempted limited partnership under the laws of the Cayman Islands having its registered office c/o Maples & Calder, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("AOF"); and

(3) AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED, a company established under the laws of Bermuda and having its registered office at American International Building, 29 Richmond Road, Pembroke, Bermuda HM 08, Bermuda ("AIAB").

WHEREAS

(A) By a share subscription agreement ("SUBSCRIPTION AGREEMENT") concerning Ninetowns Digital World Trade Holdings Limited ("COMPANY") dated ________ September 2003 and made, inter alia, between the parties hereto, AOF and AIAB ("INVESTORS") have agreed to subscribe for an aggregate of 624,004 Shares (as defined in the Subscription Agreement) on the terms and conditions therein contained.

(B) Pursuant to the Subscription Agreement, the Indemnifier shall deliver to each of the Investors this deed of tax indemnity ("DEED").

NOW THIS DEED WITNESSES as follows:

1.    INTERPRETATION

1.1 Words and expressions defined or used in the Subscription Agreement shall, unless the context otherwise requires, have the same meaning when used in this Deed.

1.2 In this Deed, the expression "CLAIM" includes any notice, demand, assessment, reassessment, letter or other document issued or action taken, either before or after the date hereof, by any governmental, tax, fiscal or revenue authority or official whereby, the Company or any of the Group Companies is or may be:

      1.2.1 placed under a liability to make a payment in respect of Taxation relating to any act, deed, matter or thing done or omitted to be done prior to the date hereof; or

      1.2.2 deprived of any Taxation Relief believed to be available to the Company or any of the Group Companies prior to the date hereof, whether or not the deprivation of such Taxation Relief results in any Taxation being payable by either the Company or any of the Group Companies, and in such a case, the amount of Taxation which would otherwise have been relieved, allowed or credited, or the amount of any repayment which would otherwise have been received by the Company or any of the Group

                                      S9-1

            Companies in respect of the Taxation Relief so lost shall be treated as an amount of Taxation for which a liability has arisen.

1.3   In this Deed, the expression "TAXATION RELIEF" shall include:

      1.3.1 the right to any relief, allowance or credit available to the Company or any of the other Group Companies pursuant to any legislation or otherwise for Taxation purposes, including, without limiting the generality of the foregoing, any loss carried forward, investment tax credits, tax holidays and exemptions or foreign tax credits; and

      1.3.2 the right to any refund or repayment of Taxation available to the Company or any of the Group Companies.

1.4 The provisions of clause 1 in the Subscription Agreement shall be incorporated into this Deed, mutatis mutandis.

1.5 Reference to the Indemnifier in this Deed includes each of its successors, permitted assigns and its personal representatives.

2.    INDEMNITY AND COVENANT TO PAY

2.1 The Indemnifier hereby covenants to indemnify the Investors from and to keep the Investors indemnified against all losses, damages, costs, expenses, penalties and interest paid, suffered or incurred by any or all of the Group Companies (including, but not limited to, any diminution in the value of the Shares or assets of or shares or equity interests in the Company or any of the other Group Companies, any payment made or required to be made by the Company or any of the Group Companies and any legal fees, costs and expenses incurred) as a result of or in connection with any Claim made against the Company or any of the Group Companies (collectively, "LOSSES").

2.2 To give effect to clause 2.1, the Indemnifier hereby covenants to pay to each of the Investors on demand an amount equal to the Relevant Percentage of the aggregate amount of all Losses, and the Indemnifier agrees that the said amount shall be recoverable by each of the Investors as a debt. For the purpose of this clause 2.2, "RELEVANT PERCENTAGE" means the percentage of shareholding in the issued share capital of the Company held by the Investor (as the case may be) irrespective of classes as at Completion.

2.3 For the avoidance of doubt, the indemnity given pursuant to clause 2.1 shall extend to cover all penalties, fines, interest, costs and expenses incurred in connection with any Taxation for which the Indemnifier is liable under clause 2.1.

2.4 Notwithstanding anything to the contrary in this Deed, the Indemnifier shall be under no liability under this Deed in respect of Taxation:

      2.4.1 to the extent that provision or reserve has been made for such Taxation in the Accounts; or

      2.4.2 to the extent that such Claim arises or is incurred as a result of the imposition of Taxation as a consequence of any retrospective change in the law or practice coming into force after the date hereof or to the extent such Claim arises or is increased by an increase in rates of Taxation after the date hereof with retrospective effect.

2.5 No claim under this Deed shall be made if a claim in respect thereof has been made under the Subscription Agreement and has been fully settled among the parties.

                                      S9-2

2.6   2.6.1 In the event of any Claim arising, the Indemnifier shall give or procure that notice thereof is given to each of the Investors, as soon as reasonably practicable.

      2.6.2 If, after the Indemnifier has made any payment pursuant to this Deed, any of the Group Companies shall receive a refund of all or part of the relevant Taxation, each of the Investors shall repay to the Indemnifier a sum equal to the Relevant Percentage of the sum that the Losses are reduced by as a result of such refund after deducting the aggregate of (i) any costs, charges and expenses payable or sustained or incurred by it in recovering payment hereunder and by any of the Group Companies in recovering such refund; and (ii) the amount of any additional Taxation which may be suffered or incurred by any of such Group Companies in consequence of such refund.

2.7 The Indemnifier agrees that for the purpose of this Deed, any Losses suffered by the Company and/or any Group Company shall be deemed to be Losses suffered by the Investors in their Relevant Percentage without any further proof or other formality.

3.    PAYMENTS

      All sums payable by the Indemnifier to the Investors under this Deed shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions or withholdings are required by law, the Indemnifier shall be obliged to pay to the Investors such sum as will, after such deduction or withholding has been made, leave the Investors with the same amount as they would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

4.    WAIVER

      No failure or delay by the Investors in exercising any right, power or remedy under this Deed shall operate as a waiver thereof.

5.    SEVERABILITY

      If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

6.    TIME OF ESSENCE

6.1   Time shall be of the essence of this Deed.

6.2 No time or indulgence given by any party to the other shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

7.    ASSIGNMENT AND COUNTERPARTS

7.1 This Deed shall be binding on and enure to the benefit of the parties hereto and their respective successors.

7.2 Each of the Investors may assign to any member of the AIG Group and/or any fund managed or advised by the AIG Group, its rights and benefits of the representations, warranties and undertakings contained herein (in whole but not in part). Save as aforesaid, no party hereto may assign or transfer any of his or its rights or obligations under this Deed.

7.3 This Deed may be entered into by any party by executing a counterpart hereof. All such

                                      S9-3
      counterparts when taken together shall constitute one instrument and this Deed shall only take effect upon the execution by each of the parties hereto.

8.    FURTHER ASSURANCE

      Each of the parties hereto shall, at its own expense, execute, sign, perfect, do all such further instrument, assurance, acts and things as the other party(ies) may, in his/its or their absolute discretion, require from time to time for facilitating the exercise of all powers, authorities and discretions vested in the other party(ies) and/or giving full effect to the terms and conditions of this Deed, including without limitation, ensuring that this Deed is enforceable.

9.    COSTS AND EXPENSES

      Each party shall bear its own costs and expenses in respect of the preparation and execution of this Deed.

10.   RIGHTS AND LIABILITIES

      Where any rights, powers or privileges are conferred on the Investors under this Deed, such rights, powers and privileges are for the benefit of each of the Investors separately, and any Investor may exercise and enforce such rights, powers and privileges independently regardless of whether the other Investor will or intends to exercise or enforce such rights, powers or privileges.

11.   PROCESS AGENTS

      Each of the parties hereto hereby irrevocably authorizes and appoints the agent set out below (or such other person being resident of or incorporated in Hong Kong as it may by notice to the other parties substitute) to accept service of all legal process arising out of or in connection with this Deed and service on such agent (or such substitute) shall be deemed to be service on the party concerned:

                  Party                                                     Process Agent
                                                                            Li & Partners
                                                                       22/F., World Wide House
                                                                         Central, Hong Kong

       Jitter Bug Holdings Limited                                       Fax: (852)2501 0028

                                                                AIG Global Investment Corporation (Asia)
                                                                               Limited

                                                                AIG Global Investment Corporation (Asia)
                                                                                Limited
                                                                             Suites 3601 & 10-12
   AIG ASIAN OPPORTUNITY G.P., L.L.C., in                                   One Pacific Place
its capacity as general partner for AIG Asian                                 88 Queensway
     Opportunity Fund, L.P. and American                                        Hong Kong
  International Assurance Company (Bermuda)
                   Limited                                             Fax number: (852) 2893 6606

12.   GOVERNING LAW AND JURISDICTION

      This Deed shall be governed by or construed in accordance with the laws of Hong Kong and the

                                      S9-4
      parties hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS whereof the parties hereto have caused this Deed to be duly executed.

EXECUTED as a DEED                                         )
                                                           )
For and on behalf of Jitter Bug Holdings                   )
Limited in the presence of:                                )

SIGNED by                                                  )
AIG Asian Opportunity G.P., L.L.C. in its capacity as ) general partner for AIG Asian Opportunity Fund, L.P. in )
the presence of:                                           )

SIGNED by                                                  )
                                                           )
For and on behalf of American                              )
International Assurance Company                            )
(Bermuda)Limited in the presence of:                       )

                                      S9-5

                                   SCHEDULE 10
                         USE OF PROCEEDS OF SUBSCRIPTION

The Company intends to apply the funds (the "Fund") to be raised by it from the present round of financing as follows:

1. approximately 28% of the Fund for expansion of research and development capability of the Group;

2. approximately 14% of the Fund for expansion of the marketing and technical support centers of the Group;

3. approximately 10% of the Fund for marketing and promotional activities of the Group;

4. approximately 39% of the Fund for formation of joint ventures;

5. the remaining balance for general working capital purpose.

                                     S10-1

                                   SCHEDULE 11
                              FORM OF SHARE CHARGE

THIS SHARE CHARGE is made on the                day of                      2003

BY

(1) JITTER BUG HOLDINGS LIMITED, a company established under the laws of the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands as chargor ("CHARGOR");

IN FAVOUR OF

(2) AIG ASIAN OPPORTUNITY G.P., L.L.C., in its capacity as general partner for AIG ASIAN OPPORTUNITY FUND, L.P., an exempted limited partnership formed under the laws of the Cayman Islands having its registered office c/o Maples & Calder, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("AOF"); and

(3) AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED, a company established under the laws of Bermuda and having its registered office at American International Building, 29 Richmond Road, Pembroke, Bermuda HM 08, Bermuda ("AIAB"),

      (each an "INVESTOR", and collectively the "INVESTORS").

WHEREAS

(A) NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED also known as "[Name in Chinese]", a company established under the laws of the Cayman Islands with limited liability and having its registered office at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies, and registered as an overseas company in Hong Kong having its principal place of business in Hong Kong at Units 2502-3 Worldwide House, 19 Des Voeux Road Central, Hong Kong ("COMPANY") has an authorised capital amount of HK$200,000,000 divided into 2,000,000,000 shares of par value HK$0.10 each, of which 5,500,000 Shares have been issued to the Chargor.

(B) A share subscription agreement dated [DATE] 2003 ("SHARE SUBSCRIPTION AGREEMENT") was entered into between (1) the Chargor, (2) the Company, (3) AOF, (4) AIAB, (5) Mr Wang Shuang, and (6) Ms Dong Min, whereby the Chargor agreed to charge Shares in favour of the Investors as security for the Secured Obligations.

NOW THIS CHARGE WITNESSES AS FOLLOWS

1.    DEFINITIONS AND INTERPRETATION

1.1 In this Charge, the following expressions shall have the following meanings:

"CHARGE" means this Share Charge, as the same may be amended or supplemented from time to time;

"CHARGED SHARES"            means 686,404 Shares legally and beneficially owned
                            by the Chargor;

"ENCUMBRANCE"               shall be construed as a reference to a mortgage,
                            charge,

                                     S11-1

                            pledge, lien, hypothecation, security interest, encumbrance or other security arrangement or interest or third party rights of any kind;

"EVENT OF DEFAULT"          means all and/or any of the events as particularised
                            in clause 9;

"HONG KONG"                 means the Hong Kong Special Administrative Region of
                            the PRC;

"PRC"                       means the People's Republic of China;

"PUT OPTION"                means the option granted by the Company under the
                            Share Subscription Agreement entitling the Investors
                            to sell all Shares owned by the Investors at the
                            date of the exercise of the option to the Company;

"SECURED OBLIGATIONS"       means all and any obligations and/or liabilities of
                            the Company arising under the Put Option which are
                            secured or intended to be secured by this Charge;

"SHARES"                    means issued and fully paid shares in the Company;

"HK$"                       means the lawful currency of Hong Kong; and

"US$"                       means the lawful currency of the United States of America.

1.2 The expressions "CHARGOR" and "THE INVESTORS" shall, where the context permits, include their respective successors, estates, legal or personal representatives, permitted assigns and any persons deriving title under them.

1.3 In this Charge, unless the context requires otherwise, references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Charge or the Share Subscription Agreement shall be construed as references to such document as the same may be amended or supplemented from time to time; unless otherwise stated, references to clauses and schedules are to clauses of and schedules to this Charge. Clause headings are inserted for reference only and shall be ignored in construing this Charge.

2.    CHARGE

2.1 As a continuing security for the due and punctual performance of the Secured Obligations and the due and punctual performance and observance by the Chargor of its obligations under this Charge, the Chargor hereby charges in favour of the Investors by way of first legal charge the Charged Shares and all its rights, title, benefits, and interests therein and thereto;

2.2 The Chargor hereby undertakes to deposit with AIG Global Investment Corporation (Asia) Limited (on behalf of the Investors) forthwith upon the execution of this Charge:

      2.2.1 the share certificates in respect of the Charged Shares;

      2.2.2 an instrument of transfer, a sold note and a bought note in respect of the Charged Shares duly executed by the Chargor in blank;

                                     S11-2

      2.2.3 signed but undated resolutions of all directors of the Company approving the transfer of the Charged Shares in form and substance satisfactory to the Investors;

      2.2.4 letters of authorisation duly signed by each of directors of the Company authorising the Investors to date the resolutions referred to in clause 2.2.3 above in form and substance satisfactory to the Investors; and

      2.2.5 board resolutions of the Chargor approving the execution of all documents or notices to be delivered hereunder or incidental to this Charge.

2.3 Nothing in this Charge shall be construed as placing on the Investors any obligations or liabilities whatsoever in respect of any calls, instalments or other payments relating to any of the Charged Shares or to any rights, shares or other securities accruing, offered or arising as aforesaid. The Chargor shall indemnify the Investors in full on demand in respect of all calls, instalments, or other payments relating to any of the Charged Shares and to any rights, shares and other securities accruing, offered or arising as aforesaid.

3.    RELEASE AND DISCHARGE

3.1 The Investors shall, at the request and cost of the Chargor, and in such form as the Investors may approve, release and discharge all or any of the Charged Shares:

      3.1.1 after due performance by the Company of the Secured Obligations to the satisfaction of the Investors; or

      3.1.2 against the prior substitution of the corresponding number of Shares or loan stock convertible into the same number of Shares without further payment as are comprised in the Reorganisation Issue (as defined in the Share Subscription Agreement) and charged in favour of the Investors, in form and substance satisfactory to the Investors.

4.    INCOME

4.1   The security created by this Charge shall extend to and include:

      4.1.1 all dividends, interest and other sums which are or may become payable in respect of the Charged Shares and includes:

            (i) the right to receive any and all such sums and claims in respect of any default in paying such sums; and

            (ii) all forms of remittance of such sums and interests in any bank or other account to which such sums may be paid or credited;

      4.1.2 all shares and stocks (and the dividends and interest (if any) in respect thereof), rights, monies and other property accruing or offered at any time by way of substitution, redemption, bonus, preference, option or otherwise to or in respect of any of the Charged Shares;

      4.1.3 all allotments, offers, rights, benefits, advantages and accretions at any time made arising or accruing in respect of the Charged Shares; and

      4.1.4 all further Shares issued subsequent hereto.

                                     S11-3

5.    DIVIDENDS, VOTING AND OTHER RIGHTS

5.1 Before the security hereby created has become enforceable, the Chargor may by itself or through its nominees exercise or cause to be exercised all voting rights, and all other rights and powers attaching to the Charged Shares in such manner as the Chargor thinks fit except to the extent which is contrary to the provisions hereof or which might, in the sole opinion of the Investors, prejudice the interest of the Investors under this Charge, in which event the Investors may in writing direct how such voting rights or other rights and powers attaching to the Charged Shares shall be exercised.

5.2 Before the security hereby created has become enforceable, the Chargor shall be entitled to receive from the Company all dividends, interest, shares, stocks, rights, moneys and other properties as referred to in clause 4 ("DIVIDENDS").

5.3 Upon and after the security hereby created has become enforceable, the Investors shall be entitled to receive the Dividends and to exercise all voting rights and all other rights or powers attaching to the Charged Shares in such manner as it sees fit as if it were the outright and absolute owner of the Charged Shares.

6.    CONTINUING SECURITY

6.1 This Charge shall be a continuing security and shall remain in full force and effect until:

      6.1.1 the Secured Obligations has been paid in full; and

      6.1.2 the due and punctual performance and observance in full by the Chargor of this Charge and/or the Share Subscription Agreement,

      whichever is later, notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Chargor or any other person or any intermediate settlement of account or other matter whatsoever. For the avoidance of doubt, the Chargor's liability in respect of the Secured Obligations is not limited to the Charged Shares under this Charge, and this Charge is in addition to, and independent of, any encumbrance, guarantee or other security or right or remedy now or at any time hereafter held by or available to the Investors.

7.    REPRESENTATIONS AND WARRANTIES

7.1   The Chargor hereby represents and warrants to the Investors that:

      7.1.1 the Chargor is an exempt company duly established and validly existing under the laws of the British Virgin Islands with limited liability, and duly registered as an overseas company under the laws of Hong Kong and it is a separate legal entity with perpetual corporate existence, capable of suing and being sued in its own name and has the power and capacity to own its assets and carry on its business as it is now being conducted or proposed to be conducted;

      7.1.2 the Chargor has the full power, authority and legal right to enter into and engage in the transactions contemplated by this Charge and has taken or obtained all necessary corporate and other action and consents to authorise the execution and performance of this Charge;

      7.1.3 the Chargor is fully solvent and able to pay its indebtedness as it falls due, and will not become insolvent by reason of its entering into this Charge;

      7.1.4 all authorisations and other matters, official or otherwise, required or advisable in

                                     S11-4
             connection with the entry into, performance, validity, enforceability and admissibility in evidence in the courts of Hong Kong of this Charge and the transactions contemplated hereby or referred to herein have been obtained, effected or done and are in full force and effect;

      7.1.5 this Charge constitutes legal, valid and binding obligations of the Chargor enforceable in accordance with its terms and is in proper form for its enforcement in the courts of Hong Kong;

      7.1.6 the entry into and/or performance of this Charge does not and will not contravene, conflict with or otherwise violate any (i) law or regulation to which the Chargor is subject, or (ii) any of the documents constituting the Chargor, or (iii) any agreement to which any of them is a party or which is binding on any of them or any of their assets, and does not and will not result in the creation of, or oblige any of them to create, any encumbrance over any of their assets pursuant to the provisions of any such document or agreement (save for the security created by this Charge);

      7.1.7 there are no proceedings pending before any court, tribunal, arbitrator, government agency or administrative body against or threatened against the Chargor or any of its assets which could or might result in any material adverse change in its business, assets or condition (financial or otherwise) or its ability to perform any of its obligations under this Charge;

      7.1.8  the Charged Shares have been validly issued and are fully paid up;

      7.1.9 subject only to this Charge, the Chargor is the sole beneficial owner of the Charged Shares, and has good and marketable title thereto which (subject to the Shareholders' Agreement, as defined in the Share Subscription Agreement) is capable of being transferred, without being subject to any pre-emption or other similar right or any restriction or condition whatsoever, to any party for consideration or otherwise;

      7.1.10 subject to the Shareholders' Agreement, as defined in the Share Subscription Agreement, the Chargor has not granted or agreed to grant in favour of any other person any interest in or any option or other rights in respect of any of the Charged Shares or any part thereof, and the Company has not issued, or resolved or agreed to issue, or granted to any persons any option or other right in respect of the Charged Shares;

      7.1.11 the Chargor has not assigned or charged or otherwise encumbered its right, interest, benefit or title in or to the Charged Shares or any part thereof in favour of any third party or entered into any agreement of whatsoever nature to do any of the fore-going;

      7.1.12 the Put Option is valid and subsisting and the Company has not acquired any right of set-off or counterclaim against the Chargor in respect of the Put Option or any part thereof; and

      7.1.13 save for the articles of association of the Company, Share Subscription Agreement and the Shareholders' Agreement (as defined in the Share Subscription Agreement), there is no shareholders' agreement or other similar agreement (whether in writing or otherwise, whether with or without the Company being a party thereto) between the shareholders of the Company governing the Chargor's rights and obligations a shareholder of the Company, and/or containing any restriction on their right to transfer and/or charge the Chargor's interests in the Charged Shares, and/or any other provisions similar thereto.

                                     S11-5

7.2 The Chargor further represents to and warrants with the Investors that the representations and warranties contained in clause 7.1 above will be true and accurate throughout the continuance of this Charge and for so long as the Secured Obligations or any part thereof remains unsatisfied, by reference to the facts and circumstances subsisting from time to time.

8.    UNDERTAKINGS

8.1 The Chargor undertakes to the Investors that throughout the continuance of this Charge and for so long as the Secured Obligations or any part thereof remains unfulfilled, the Chargor will not, without the prior written consent of the Investors:

      8.1.1 create or agree to create or permit to arise or subsist any encumbrance over all or any part of the Charged Shares or any interest therein or otherwise assign, deal with or dispose of all or any part of the Charged Shares;

      8.1.2 grant or agree to grant in favour of any person any interest in or any option or other rights in respect of any of the Charged Shares; or

      8.1.3 do or cause or permit to be done anything which may in any way depreciate, jeopardize, or otherwise prejudice the value of the Investors' security hereunder.

9.    EVENTS OF DEFAULT

9.1   Each of the following shall be an Event of Default:

      9.1.1 the Company defaults in the performance of the Secured Obligations, or any part thereof, after demand has been made in accordance with the terms of the Put Option;

      9.1.2 there is, on the part of the Chargor, any breach of, or failure to observe, any of the covenants, undertakings or obligations under this Charge or under the Share Subscription Agreement, or any representation, warranty or statement which is made or deemed to be made by the Chargor under or pursuant to this Charge or the Share Subscription Agreement which proves to be incorrect or misleading; or

      9.1.3 a petition is presented or an order is made or an effective resolution is passed or similar proceedings are taken for the winding up of the Chargor, save for the purposes of an amalgamation, merger or reconstruction the terms of which have previously been approved by the Investors in writing.

9.2 The Chargor shall promptly notify the Investors in writing of the occurrence of any Event of Default. For the avoidance of doubt, an Event of Default shall be deemed to have occurred upon the happening of any of the events mentioned in clause 9.1 above, irrespective of whether any notice is given by the Chargor.

10.   EFFECT OF EVENT OF DEFAULT

10.1 The security created by this Charge shall become enforceable immediately and automatically upon the occurrence of an Event of Default.

10.2 At any time after the security created by this Charge has become enforceable and without any further notice, authority or any other legal formality, the Investors may take all or any of the following actions:

      10.2.1 sell or dispose of the Charged Shares or any part thereof at such time or times and in such manner and for such consideration (whether payable or deliverable immediately

                                     S11-6
             or by instalments) as the Investors in their absolute discretion think fit (whether by private sale or otherwise) and so that the Charged Shares (or any part thereof) may be sold (i) subject to any conditions which the Investors may think fit to impose, (ii) to any person (including any person connected with the Chargor or the Investors), and (iii) at any price which the Investors may in their absolute discretion, consider to be the best obtainable in the circumstances taking into account the nature of the Company;

      10.2.2 themselves or by their respective nominees exercise at their discretion all voting rights in respect of the Charged Shares or any of them and exercise at their discretion all other powers and rights incidental to the Charged Shares as if they were the outright and absolute owners thereof, for so long as the Investors deem appropriate;

      10.2.3 become entitled to receive the Dividends;

      10.2.4 complete and date the instrument of transfer, the sold note and a bought note, and/or the undated resolutions delivered pursuant to clause 2.2 and/or all other incidental documents previously delivered to the Investors; and/or

      10.2.5 apply any moneys received under or pursuant to this Charge in or towards satisfaction of the Secured Obligations in such manner as the Investors thinks fit provided that the Chargor shall be entitled to the residue of such moneys (if any) which remains after the full discharge of the Secured Obligations.

10.3 The Investors are hereby authorised to give a good discharge for any moneys received by them pursuant to the exercise of the power of sale described in clause 10.2 above and a purchaser shall not be bound to enquire whether the power of sale has arisen as herein provided nor be concerned with the manner of application of the proceeds of sale.

10.4 The Chargor hereby waives any right which it or its nominee may have under the memorandum and articles of association of the Company or otherwise to purchase the Charged Shares or any part thereof in the event that they are sold by the Investors pursuant to the power of sale conferred on the Investors by clause 10.2 above.

10.5 The Chargor shall have no claim against the Investors in respect of any loss arising out of any such sale or any postponement thereof howsoever caused and whether or not a better price could or might have been obtained upon the sale of the Charged Shares or any part thereof by deferring or advancing the date of such sale or otherwise howsoever.

10.6 The Chargor undertakes and agrees with the Investors that any dividends, interest, repayment principal or other payments which may be received or receivable or have been received by the Investors or by any nominees of the Investors in respect of the Charged Shares or any part thereof may be applied by the Investors as though they were proceeds of sale hereunder.

11.   COSTS, CHARGES AND EXPENSES

11.1 The Chargor shall from time to time forthwith on demand pay to or reimburse the Investors for:

      11.1.1 all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by the Investors in exercising any of their rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing their rights and powers hereunder or in defending any claims brought against them in respect of this Charge (whether or not the Chargor is party to such proceedings or in anyway interested directly or indirectly

                                     S11-7
             in the outcome of such proceedings) or in releasing, discharging or re-assigning this Charge upon satisfaction of the Secured Obligations hereby secured; and

      11.1.2 all stamp duties and other duties and levies (if any) from time to time payable in this Charge and any other instrument which may, at any time, be executed pursuant to the terms of this Charge;

      and, until payment of the same in full, all such costs, charges and expenses shall be secured by this Charge.

12.   INDEMNITY

      The Chargor shall indemnify the Investors, and keep the Investors indemnified and held harmless against all losses, liabilities, damages, costs and expenses incurred by them in the execution or performance of the terms and conditions hereof and against all actions, proceedings, claims, demands, costs, charges and expenses which may be incurred, sustained or arise in respect of the non-performance or non-observance of any of the undertakings and agreements on the part of the Chargor herein contained or in respect of any matter or thing done or omitted relating in any way whatsoever to the Charged Shares.

13.   FURTHER ASSURANCE

13.1 The Chargor shall at any time and from time to time (whether before or after the security hereby created shall have become enforceable) execute such further legal or other mortgages, charges or assignments and do all such transfers, assurances, acts and things as the Investors may require over or in respect of the Charged Shares to secure all monies, obligations and liabilities hereby secured or for the purposes of perfecting and completing any assignment of the Investors' rights, benefits or obligations hereunder and the Chargor shall also give all notices, orders and directions which the Investors may require.

13.2 Without limiting the foregoing, the Chargor agrees from time to time to execute and sign and/or to procure its nominees to execute and sign, all transfers, powers of attorney, proxies and other documents which the Investors may require for perfecting the Investors' title to the Charged Shares or for vesting or enabling them to vest the same in themselves, their nominees or in any purchaser including, without limitation, procuring to be duly passed such resolutions by the directors of the Company and such resolutions in an extraordinary general meeting of the Company as the Investors shall require for the purposes of approving and passing for registration any transfers of any of the Charged Shares or for such other purposes as the Investors shall from time to time require and the Chargor is legally able to do.

13.3 The Chargor will do or procure to be done everything which the Investors may from time to time require to be done for the purpose of exercising or enforcing the Investors' rights hereunder and will allow the name of the Chargor to be used as and when required by the Investors for that purpose.

14.   POWER OF ATTORNEY

      The Chargor irrevocably appoints the Investors by way of security to be its attorneys (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which the Investors shall think proper or expedient for effecting full compliance with, and performance of any obligations imposed on the Chargor hereunder or for exercising any of the powers hereby conferred or for giving to the Investors the full benefit of this security and so that the appointment hereby made shall operate to confer on the Investors authority to do on behalf of the Chargor anything which it can lawfully do by an attorney. The Chargor

                                     S11-8
      ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorneys or substitute may execute or do.

15.   WAIVER AND SEVERABILITY

      No failure or delay by the Investors in exercising any right, power or remedy hereunder or under the Share Subscription Agreement or this Charge shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein and therein provided are cumulative and do not exclude any other rights, powers and remedies provided by law. If at any time any provision of this Charge is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Charge, shall not be affected or impaired thereby.

16.   MISCELLANEOUS

16.1 The liabilities and obligations of the Chargor under this Charge shall remain in force notwithstanding any act, omission, event or circumstance whatsoever, until full satisfaction of the Secured Obligations.

16.2 Without limiting clause 16.1 above, neither the liability of the Chargor nor the validity or enforceability of this Charge shall be prejudiced, affected or discharged by:

      16.2.1 the granting of any time or indulgence to the Chargor or any other person;

      16.2.2 any variation or modification of any of this Charge and/or the Share Subscription Agreement or any other document referred to therein;

      16.2.3 the invalidity or unenforceability of any obligation or liability of the Chargor under this Charge and/or the Share Subscription Agreement to which all or any of them are party;

      16.2.4 any invalidity or irregularity in the execution of this Charge or the Share Subscription Agreement;

      16.2.5 any deficiency in the powers of the Chargor or any other party to enter into or perform any of its obligations under this Charge and/or the Share Subscription Agreement to which it is a party or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Chargor or any other party thereto;

      16.2.6 the bankruptcy, insolvency or liquidation or death, incapacity, disability or limitation or any change in the constitution or status of the Chargor;

      16.2.7 the Share Subscription Agreement, encumbrance, charge, guarantee or other security or right or remedy being or becoming held by or available to the Investors or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by the Investors at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy the Investors may now or hereafter have from or against any other person;

      16.2.8 any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Chargor or any other person or any compromise, arrangement or settlement with any of the same; and/or

                                     S11-9

      16.2.9 any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Charge or the liability of the Chargor hereunder.

16.3 This Charge may be enforced without the Investors first having recourse to any other security or rights or taking any other steps or proceedings against the Chargor or any other person whatsoever or, if the Investors in their absolute discretion deem fit, may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities hereby secured.

16.4 Notwithstanding any discharge, release or settlement from time to time between the Investors and the Chargor, if any security, disposition or payment granted or made to the Investors in respect of the Secured Obligations by the Chargor or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Investors shall be entitled hereafter to enforce this Charge as if no such discharge, release or settlement had occurred.

16.5 The obligations, responsibility and liability on the part of the Chargor under this Charge shall be personal to that Chargor and shall not be affected, diminished or prejudiced by the release, discharge, surrender, variation, substitution or dissipation of all or any part of the Charged Shares or any other security.

16.6 Any amendment or waiver of any provision of this Charge and any waiver of any default under this Charge shall only be effective if made in writing and signed by the Investors.

17.   ASSIGNMENT

17.1 The Chargor may not assign or transfer any of its rights or obligations hereunder.

17.2 Each of the Investors may assign and/or transfer or grant participation in all or any part of its rights and/or obligations under this Charge and make all necessary disclosures as it may, in its absolute discretion, deem appropriate.

18.   NOTICES

18.1 Each notice, demand or other communication to be given or made hereunder shall, unless otherwise provided herein, be given or made in writing and delivered or sent by personal delivery or by first class airmail, postage prepaid to the relevant party at its address set out below, or by facsimile sent to the facsimile number set out below (or such other address, facsimile or telex number as the addressee has by three days' prior written notice specified to the other parties):

To the Chargor:

                                                   Address:  Li & Partners
                                                   22/F., World Wide House
                                                   Central, Hong Kong

          Facsimile Number :                       (852) 2501 0028

To AOF:

          Address:                                 AIG Asian Opportunity Fund, L.P.
                                                   c/o Maples & Calder

                                S11-10

                                                   PO Box 309
                                                   Ugland House
                                                   South Church Street
                                                   George Town
                                                   Grand Cayman
                                                   Cayman Islands

          Facsimile Number :                       (1) 345 949 8080

          With a copy to:                          AIG Global Investment Corporation (Asia) Limited

          Address:                                 Suites 3601 & 10-12
                                                   One Pacific Place
                                                   88 Queensway
                                                   Hong Kong

          Facsimile Number :                       (852) 2893 6606

To AIAB

          Address:                                 American International Assurance Company
                                                   (Bermuda) Limited
                                                   American International Building
                                                   29 Richmond Road
                                                   Pembroke
                                                   Bermuda HM 08
                                                   Bermuda

          Facsimile Number :                       (1) 441 292 6735

          With a copy to:                          AIG Global Investment Corporation (Asia) Limited

          Address:                                 Suites 3601 & 10-12
                                                   One Pacific Place
                                                   88 Queensway
                                                   Hong Kong

          Facsimile Number :                       (852) 2893 6606

18.2 Any notice, demand or other communication so addressed to the relevant party shall be deemed to be validly given, (a) if delivered personally, at the time of such delivery, (b) if given or made by letter, two days after posting and it shall be sufficient to prove that such notice, demand or other communication was properly addressed, stamped and posted, and (c) if given or made by facsimile, at the time of despatch (with full transmission report); provided however that any notice, demand or other communication to be given by the Chargor to the Investors shall only be effective upon actual receipt thereof by the Investors.

18.3 Each notice, demand or other communication given or made by any party to another in relation to this Charge, and any other documents or instruments required to be delivered by one party to another hereunder, shall be in the English language.

19.   GOVERNING LAW AND JURISDICTION

19.1 This Charge shall be governed by and construed in all respects in accordance with the laws of Hong Kong, and the Chargor hereby irrevocably submits to the non-exclusive jurisdiction of

                                     S11-11
      the Hong Kong courts.

19.2 The submission by the Chargor to the jurisdiction of the Hong Kong courts shall not preclude or limit in any way the right of the Investors to take proceedings against all or the Chargor in any other courts having, claiming or accepting jurisdiction over them or any of their respective assets, nor shall the taking of proceedings in any one or more jurisdiction(s) preclude the taking of proceedings in any other jurisdiction(s), whether concurrently or not.

IN WITNESS whereof this Charge has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

                                     S11-12

THE CHARGOR:

SEALED with the Common Seal of                                )
JITTER BUG HOLDINGS LIMITED and                               )
SIGNED by                                                     )
in the presence of:                                           )

THE INVESTORS:

SIGNED by                                                     )
AIG Asian Opportunity G.P., L.L.C.                            )
in its capacity as general partner for                        )
AIG ASIAN OPPORTUNITY FUND, L.P.                              )
in the presence of:                                           )

SIGNED by                                                     )
for and on behalf of                                          )
AMERICAN INTERNATIONAL                                        )
ASSURANCE COMPANY (BERMUDA)                                   )
LIMITED in the presence of:                                   )

                                     S11-13

                             DATE           2003

                           JITTER BUG HOLDINGS LIMITED
                                 AS THE CHARGOR

                                  IN FAVOUR OF

   AIG ASIAN OPPORTUNITY G.P., L.L.C., IN ITS CAPACITY AS GENERAL PARTNER FOR
                        AIG ASIAN OPPORTUNITY FUND, L.P.

                                       AND

                        AMERICAN INTERNATIONAL ASSURANCE
                            COMPANY (BERMUDA) LIMITED

                                  SHARE CHARGE

                             IN RESPECT OF SHARES IN
                             NINETOWNS DIGITAL WORLD
                             TRADE HOLDINGS LIMITED

                                DIBB LUPTON ALSOP
                                    Hong Kong

                              Ref.: MML.TWL.477-005

                                     S11-14

                                TABLE OF CONTENTS

CLAUSE                                                                                               PAGE
1.      DEFINITIONS AND INTERPRETATION ...........................................................    1
2.      CHARGE ...................................................................................    2
3.      RELEASE AND DISCHARGE ....................................................................    3
4.      INCOME ...................................................................................    3
5.      DIVIDENDS, VOTING AND OTHER RIGHTS .......................................................    4
6.      CONTINUING SECURITY ......................................................................    4
7.      REPRESENTATIONS AND WARRANTIES ...........................................................    4
8.      UNDERTAKINGS .............................................................................    6
9.      EVENTS OF DEFAULT ........................................................................    6
10.     EFFECT OF EVENT OF DEFAULT ...............................................................    6
11.     COSTS, CHARGES AND EXPENSES ..............................................................    7
12.     INDEMNITY ................................................................................    8
13.     FURTHER ASSURANCE ........................................................................    8
14.     POWER OF ATTORNEY ........................................................................    8
15.     WAIVER AND SEVERABILITY ..................................................................    9
16.     MISCELLANEOUS ............................................................................    9
17.     ASSIGNMENT ...............................................................................   10
18.     NOTICES ..................................................................................   10
19.     GOVERNING LAW AND JURISDICTION ...........................................................   11

                                     S11-15